                                            Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-06489


                         THE MAJESTIC STAR CASINO, LLC
                               OFFER TO EXCHANGE

    12 3/4% SENIOR EXCHANGE SECURED NOTES DUE 2003, WITH CONTINGENT INTEREST
                              FOR ALL OUTSTANDING
        12 3/4% SENIOR SECURED NOTES DUE 2003, WITH CONTINGENT INTEREST

                               THE EXCHANGE OFFER
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                      ON NOVEMBER 8, 1996, UNLESS EXTENDED

    The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal", together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $105,000,000 of its 12 3/4% Senior Exchange Secured Notes Due 2003, with Contingent Interest (the "Senior Exchange Notes") for up to an aggregate principal amount of $105,000,000 of its outstanding 12 3/4% Senior Secured Notes Due 2003, with Contingent Interest (the "Senior Notes"). The terms of the Senior Exchange Notes are substantially identical in all material respects to those of the Senior Notes, except for certain transfer restrictions and registration rights relating to the Senior Notes. The Senior Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Senior Notes. The Senior Exchange Notes and the Senior Notes are sometimes referred to collectively as the "Notes".

    The Company will accept for exchange of any and all Senior Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on November 8, 1996, unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be extended to a date later than November 18, 1996. Tenders of Senior Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Senior Notes with respect to the Exchange Offer, the Company will promptly return the Senior Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Senior Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Senior Notes may be tendered only in integral multiples of $1,000.

    Fixed interest is payable on the Senior Exchange Notes at the rate of 12 3/4% per annum, semi-annually on May 15 and November 15 of each year commencing November 15, 1996. Contingent Interest (as defined herein) is payable on the Senior Exchange Notes, on each such interest payment date, in an aggregate amount equal to 5.0% of the Company's Consolidated Cash Flow (as defined herein) for the six month period ending on March 31 or September 30 (each, a "Semiannual Period") most recently completed prior to such interest payment date, up to a limit of $60.0 million of the Company's Consolidated Cash Flow during any two consecutive Semiannual Periods; provided that no Contingent Interest shall be payable with respect to any period prior to the first day of the operation of the Majestic Star Casino. The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due subject to certain conditions described herein. See "Description of Senior Notes -- Principal, Maturity and Interest."

    The Senior Exchange Notes will not be redeemable prior to May 15, 2000, except as otherwise required by the Indiana Gaming Commission or any other governmental authority or as otherwise permitted out of funds then remaining in the Interest Reserve Account (as defined herein) after May 15, 1997 and prior to May 15, 1998. On and after May 15, 2000, the Senior Exchange Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Senior Notes -- Optional Redemption." Upon a Change in Control (as defined herein), subject to certain limitations, the Company shall be required to offer to repurchase the Senior Exchange Notes owned by each holder of Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Senior Notes -- Repurchase at the Option of Holders -- Change of Control." The Company may not have sufficient funds available to purchase all of the outstanding Senior Exchange Notes were they to be tendered in response to an offer made as a result of a Change of Control.
                                                   (Continued on following page)
                           -------------------------
 SEE "RISK FACTORS" ON PAGE 12 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD
                BE CONSIDERED BY PARTICIPANTS IN EXCHANGE OFFER.
                           -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                 The date of this Prospectus is October 4, 1996

(Continued from front cover)

    The Senior Exchange Notes will be senior secured obligations of the Company and will rank pari passu in right of payment with any existing and future senior indebtedness of the Company and will rank senior to all existing and future subordinated indebtedness of the Company. As of July 31, 1996, the Company had $5.8 million of equipment financing which rank pari passu in right of payment with the Senior Exchange Notes. In addition, to the extent that any Senior Notes remaining outstanding after the Exchange Offer, such Senior Notes will rank pari passu in right of payment with the Senior Exchange Notes. The Senior Exchange Notes will be secured by, among other things, (i) a pledge of the Company's 50% membership interest in the Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company, (ii) a pledge of the 85% direct membership interest in the Company of Barden Development, Inc., the principal member of the Company,
(iii) a collateral assignment of the Company's interest in the Berthing Agreement (as defined herein) and (iv) a pledge of all funds in the Cash Collateral Accounts (as defined herein) into which the proceeds from the offering of Senior Notes, for which the Senior Exchange Notes are to be exchanged, were deposited pending their use. Upon delivery of the Permanent Vessel to the Company, the Senior Exchange Notes will be secured by a duly perfected first preferred ship mortgage on such Permanent Vessel. See "Description of Senior Notes -- Security."

    The Senior Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 22, 1996 (the "Registration Rights Agreement") by and between the Company and Wasserstein Perella Securities, Inc., as the initial purchaser (the "Initial Purchaser"), with respect to the initial sale of the Senior Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") contained in certain no-action requests from third parties unrelated to the Company, the Senior Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Notes may be offered for resale, resold and otherwise transferred by respective holder thereof (other than any such holder which is an "affiliate") of the Company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, of 1933, as amended (the "Securities Act"), provided that the Senior Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Senior Exchange Notes and is not engaged in and does not intend to engage in a distribution of the Senior Exchange Notes. Each broker-dealer that receives Senior Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Senior Exchange Notes received in exchange for Senior Notes if such Senior Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 365 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NOTES.

    Prior to the Exchange Offer, there has been no public market for the Senior Exchange Notes. The Senior Notes are not, and the Senior Exchange Notes are not expected to be, listed on any securities exchange or authorized for trading on the Nasdaq Stock Market. There can be no assurances as to the liquidity of any markets that may develop for the Senior Exchange Notes, the ability of holders to sell the Senior Exchange Notes, or the price at which holders would be able to sell the Senior Exchange Notes. Future trading prices of the Senior Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Senior Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Senior Exchange Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchaser has advised the Company that it currently intends to make a market in the Senior Exchange Notes offered hereby. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice.

    The Senior Notes were initially purchased by accredited investors and "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act). The Senior Notes purchased by qualified institutional buyers were initially represented by a single global note in fully registered form (the "Global Senior Note"), registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The Senior Exchange Notes exchanged for Senior Notes represented by the Global Senior Note will be represented by a single global note in fully registered form (the "Global Senior Exchange Note") registered in the name of the nominee of DTC. The Global Senior Exchange Note will be exchangeable for Senior Exchange Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The Senior Exchange Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such Senior Exchange Notes will therefore settle in immediately available funds. See "Description of Senior Exchange Notes -- Form, Denomination and Book-Entry Procedures."

    The Company will not receive any proceeds from the Exchange Offer. See "Use of Proceeds". The Company has agreed to pay the expenses incident to the Exchange Offer.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Senior Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon consummation of the Exchange Offer, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and are available electronically through the Commission's web site located at http://www.sec.gov. Copies of such material may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Indenture provides that, following the filing date of this Registration Statement and for so long as any of the Senior Exchange Notes are outstanding, the Company will file with the Commission the periodic reports required to be filed with the Commission under the Exchange Act, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act. The Company will also, within 15 days of filing each such report with the Commission, provide the Trustee and the Holders of the Senior Exchange Notes with annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is prohibited by the Exchange Act, the Company will also provide copies of such reports to holders of the Senior Exchange Notes upon written request.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Prospectus. See "Risk Factors" on page 12 for a discussion of certain factors which should be considered by prospective participants in the Exchange Offer. All references in this Prospectus to the "Gaming Complex" shall mean the Majestic Star Casino together with the Pavilion (as defined herein) and other support facilities for the Majestic Star Casino. All references in this Prospectus to the "Buffington Harbor Facility" shall mean the Gaming Complex together with the riverboat casino owned and operated by the Joint Venture Partner. Other terms not defined in this Prospectus Summary shall have the meanings set forth elsewhere in this Prospectus.

                                  THE COMPANY

     The Company owns and operates the Majestic Star casino (the "Majestic Star Casino"), a riverboat gaming facility located at Buffington Harbor in Gary, Indiana, approximately 23 miles southeast of downtown Chicago, pursuant to a riverboat gaming license granted to the Company by the Indiana Gaming Commission (the "IGC"). The Majestic Star Casino commenced operations in June 1996 and contains approximately 26,000 square feet of gaming space with approximately 924 slot machines and 50 table games. In addition to its approximately 1,300 gaming positions, the Majestic Star Casino offers customers on-board food, beverage and bar facilities. The Company has chartered the vessel on which the Majestic Star Casino currently operates (the "Chartered Vessel") and intends to construct a permanent vessel (the "Permanent Vessel") containing approximately 40,000 square feet of gaming space with 1,800 to 2,000 gaming positions to replace the Chartered Vessel. The Company will construct the Permanent Vessel with a portion of the proceeds from the offering of Senior Notes made in May 1996 (the "Senior Note Offering"). The Company currently expects that it will take delivery of the Permanent Vessel in the second half of 1997. The Majestic Star Casino is conveniently located at the interchange of U.S. 12 and Indiana State Highway 912 and is easily accessible to gaming customers in the Chicago metropolitan area, Indianapolis, South Bend and Fort Wayne, Indiana, and Kalamazoo and Grand Rapids, Michigan by major state and federal highways.

     The Company and Trump Indiana, Inc. (the "Joint Venture Partner"), an indirect subsidiary of Trump Hotels and Casino Resorts, Inc., each own fifty-percent of Buffington Harbor Riverboats, L.L.C. (the "BHR Joint Venture") which was formed for the purpose of jointly developing and operating the common areas of the Gaming Complex. The Gaming Complex includes a two-level, 90,000 square foot pavilion (the "Pavilion") containing a 360 seat buffet, a 100 seat steakhouse restaurant, several bars and lounges and areas for staging and ticketing. The Pavilion features granite floors, unique metallic finishes, two large fountains and a variety of lighting effects. The Company believes the Pavilion's amenities will help attract customers to the Majestic Star Casino. The Buffington Harbor Facility is situated on an approximately one-hundred acre site, contains 3,200 parking spaces and offers valet parking and convenient bus loading and unloading facilities.

     The Company and its Joint Venture Partner each operates its own riverboat casino at the Gaming Complex. Currently, as a result of notice given by the IGC, the Company and the Joint Venture Partner conduct gaming operations through simulated cruises whereby the riverboat casinos remained docked. During simulated cruises, the IGC has authorized the Company to permit entrance to the casino during thirty-minute periods, commencing at scheduled times, and to permit unlimited egress. The Company and the Joint Venture Partner operate these simulated cruises on a staggered schedule. Management expects the staggered schedule to appeal to customers because it will reduce waiting times to board a casino. Management expects the Buffington Harbor Facility to be the only site in northern Indiana which will offer a staggered schedule and that the staggered schedule will be an advantage for the casinos at the Buffington Harbor Facility over other northern Indiana casinos. The Majestic Star Casino and the Joint Venture Partner's riverboat together offer customers a total of approximately 3,400 gaming positions, which management believes is significantly more gaming positions than will exist at any other site in northern Indiana and is approximately three times the number of gaming positions allowed at any individual Illinois gaming site, each of which is currently limited by Illinois gaming laws to 1,200 gaming positions.

     The Company expects its target market to consist primarily of drive-in, middle market customers residing within a 150-mile radius of the Majestic Star Casino, which includes the Chicago metropolitan area, the third most populated metropolitan area in the United States. Approximately 12.4 and 7.4 million adults reside within 150 and 100 miles, respectively, of the Majestic Star Casino. There can be no assurance that the Company will be able to consistently attract customers from its targeted 150-mile radius.

     The market area within 150 miles of the Majestic Star Casino has one of the highest ratios of adults to gaming positions of any drive-in gaming market in the United States. Based on the 12,600 gaming positions projected for the northern Indiana and Chicago area markets, including the five casinos expected to be opened in northern Indiana, there will be one gaming position for every 984 adults. By comparison, the Atlantic City market has one gaming position for every 703 adults. The Company believes that it is well positioned to capitalize on the lower density of gaming positions in its market area relative to population. The relative proximity of large population centers to Gary, Indiana, compares favorably to the population centers around Atlantic City. For example, downtown Chicago is only 23 miles from the Majestic Star Casino while Philadelphia and New York City are approximately 60 and 120 miles, respectively, from Atlantic City.

     The Company believes that revenues reported by the riverboat casinos currently operating in northern Illinois indicate that the Chicago area gaming market is underserved. Revenues for 1995 indicate that the four gaming companies operating seven riverboat casinos in the Chicago area generated an average win per slot per day of $364 and an average win per table per day of $3,050, which surpass the Atlantic City market's performance of average win per slot per day by over 50% and average win per table per day by over 25% for the same period.

     The Company was formed in December 1993 for the purpose of developing, owning and operating the Majestic Star Casino. See "Business -- Don H. Barden -- Development and Business Experience" and "Business -- Background." The principal executive offices of the Company are located at One Buffington Drive, Gary, Indiana, 46406-3000, and its telephone number is 219-977-7777.

                               THE EXCHANGE OFFER

THE SENIOR EXCHANGE NOTES.....   The forms and terms of the Senior Exchange
                                 Notes are substantially identical in all material respects to the terms of the Senior
                                 Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Senior Notes and except for certain liquidated damages provisions relating to the Senior Notes described below under "--
                                 Terms of Senior Exchange Notes."

THE EXCHANGE OFFER............   The Company is offering to exchange up to
                                 $105,000,000 aggregate principal amount of
                                 12 3/4% Senior Exchange Secured Notes due 2003, with Contingent Interest (the "Senior Exchange
                                 Notes") for up to $105,000,000 aggregate principal amount of its outstanding 12 3/4%
                                 Senior Secured Notes due 2003, with Contingent
                                 Interest (the "Senior Notes"). Senior Notes may be exchanged only in integral multiples of $1,000.

EXPIRATION DATE; WITHDRAWAL OF
TENDER........................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on November 8, 1996 or such later date and time to which it is extended by the Company. The tender of Senior Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any
                                 Senior Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

CERTAIN CONDITIONS TO THE
EXCHANGE OFFER................   The Exchange Offer is subject to certain
                                 customary conditions, including, the
                                 institution of any action or proceeding which might materially impair the ability of the Company to proceed with the Exchange Offer, changes in statutory or other law which could impair the Company's ability to proceed with the Exchange Offer or the failure to obtain a governmental approval which the Company may deem necessary to consummate the Exchange
                                 Offer. Such conditions may be waived by the Company. See "The Exchange Offer -- Certain
                                 Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING
SENIOR NOTES..................   Each holder of Senior Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Senior
                                 Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) any Senior Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Senior Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

INTEREST ON THE SENIOR
EXCHANGE NOTES................   12 3/4% per annum, payable semi-annually in
                                 arrears.

                                 Contingent Interest is payable on the Senior
                                 Exchange Notes, on each interest payment date, in an aggregate amount equal to 5.0% of the Company's Consolidated Cash Flow for the six-month period (a "Semiannual Period") most recently completed prior to such interest payment date, up to a limit of $60.0 million of the Company's Consolidated Cash Flow during any two consecutive Semiannual Periods; provided that no Contingent Interest shall be payable with respect to any period prior to June 7, 1996, the first day the Majestic Star Casino commenced operations. Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of the Company, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (ii) the principal amount of the Senior Exchange Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in any Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of Senior Exchange Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. The payment of Contingent Interest is subject to certain restrictions set forth herein. See "Description of Senior Notes -- Principal, Maturity and Interest."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   Any beneficial owner whose Senior Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Senior Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Senior Notes, either make appropriate arrangements to register ownership of the Senior Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date.

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Notes who wish to tender their
                                 Senior Notes and whose Senior Notes are not immediately available or who cannot deliver their Senior Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Senior
                                 Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

REGISTRATION OBLIGATIONS......   The Company has agreed to use its best efforts
                                 to consummate no later than November 18, 1996 the registered Exchange Offer pursuant to which holders of the Senior Notes will be offered an opportunity to exchange their Senior Notes for the Senior Exchange Notes which will be issued without legends restricting the transfer thereof. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or in certain limited circumstances, the Company has agreed to file a shelf registration statement covering resales of the Senior Notes and to use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, keep such shelf registration statement effective until the earlier of three years after following the date of original issuance of the Senior Notes and such time as all the Senior Exchange Notes have been sold thereunder or are otherwise no longer restricted securities.

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS................   For a discussion of certain federal income tax
                                 considerations relating to the exchange of the Senior Exchange Notes for the Senior Notes, see
                                 "Material Federal Income Tax Considerations."

USE OF PROCEEDS...............   There will no proceeds to the Company from the
                                 exchange of Notes pursuant to the Exchange
                                 Offer.

EXCHANGE AGENT................   IBJ Schroder Bank & Trust Company is the
                                 Exchange Agent. The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent."

                         TERMS OF SENIOR EXCHANGE NOTES

     The Exchange Offer applies to up to $105.0 million aggregate principal amount of the Company's Senior Notes. The Senior Exchange Notes will be obligations of the Company evidencing the same debt as the Senior Notes and will be entitled to the benefits of the same Indenture. To the extent that any Senior Notes remain outstanding after the Exchange Offer, the Senior Notes will rank pari passu in right of payment with the Senior Exchange Notes. See "Description of Senior Notes." The form and terms of the Senior Exchange Notes are the same as the form and terms of the Senior Notes in all material respects except that the Senior Exchange Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to liquidated damages applicable to the Senior Notes. See "Description of Senior Notes."

SECURITIES OFFERED............   $105,000,000 in aggregate principal amount of
                                 Senior Exchange Secured Notes (the "Senior
                                 Exchange Notes").

MATURITY......................   May 15, 2003.

INTEREST PAYMENT DATES........   May 15 and November 15, commencing November 15,
                                 1996.

FIXED INTEREST................   12 3/4% per annum, payable semi-annually in
                                 arrears.

CONTINGENT INTEREST...........   Contingent Interest is payable on the Senior
                                 Exchange Notes, on each interest payment date, in an aggregate amount equal to 5.0% of the Company's Consolidated Cash Flow for the
                                 Semiannual Period most recently completed prior to such interest payment date, up to a limit of $60.0 million of the Company's Consolidated
                                 Cash Flow during any two consecutive Semiannual
                                 Periods; provided that no Contingent Interest shall be payable with respect to any period prior to June 7, 1996, the first day the Majestic Star Casino commenced operations.
                                 Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of the Company, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's
                                 Adjusted Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (ii) the principal amount of the Senior Exchange Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent
                                 Interest payable in any Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of Senior Exchange
                                 Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. The payment of Contingent Interest is subject to certain restrictions set forth herein. See "Description of Senior Notes -- Principal, Maturity and
                                 Interest."

MANDATORY REDEMPTION..........   None.

OPTIONAL REDEMPTION...........   The Senior Exchange Notes will not be
                                 redeemable at the option of the Company prior to May 15, 2000, except (i) as otherwise required by a Gaming Regulatory Authority or
                                 (ii) as otherwise permitted out of funds then remaining in the Interest Reserve Account after May 15, 1997 and prior to May 15, 1998. See
                                 "Description of Senior Notes -- Optional
                                 Redemption." On and
                                 after May 15, 2000, the Senior Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, through the redemption date.

SECURITY......................   The Senior Exchange Notes will be secured by,
                                 among other things, (i) a pledge of the
                                 Company's 50% membership interest in the BHR
                                 Joint Venture, (ii) a pledge of the 85% direct membership interest in the Company of Barden
                                 Development, Inc. ("BDI" or the "Manager"), the principal member and the manager of the Company, (iii) a collateral assignment of the Company's interest in the Berthing Agreement,
                                 (iv) a pledge of all funds in the Cash
                                 Collateral Accounts into which the proceeds from the Senior Note Offering were placed pending their use, (v) a first lien on certain other assets now owned or hereafter acquired by the Company after the issuance of Senior
                                 Exchange Notes contemplated hereby, including, but not limited to, a first preferred ship mortgage upon completion of construction of the Permanent Vessel and (vi) a collateral assignment of the Company's rights to the service mark "Majestic Star Casino." See
                                 "Description of Senior Notes -- Security."
                                 Certain limitations on the enforcement of remedies may make less effective the rights of the holders of the Senior Notes in the event of a default thereunder. See "Risk Factors --
                                 Ability to Realize on Note Collateral."

RANKING.......................   The Senior Exchange Notes will be senior
                                 obligations of the Company and will rank pari passu in right of payment with all other senior indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. See "Description of Senior Notes
                                 -- Ranking and Security."

CHANGE OF CONTROL.............   Upon a Change of Control, subject to certain
                                 limitations, the Company shall be required to offer to repurchase the Senior Exchange Notes owned by each holder at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.
                                 There can be no assurance that the Company will have sufficient funds available at the time of the occurrence of a Change of Control to make any required repurchase. As of the date hereof, the Company had no other indebtedness which contain similar change of control provisions or any cross-default provisions which would trigger a Change of Control Offer. In the event that any Senior Notes remain outstanding after the Exchange Offer, such Senior Notes contain identical Change of Control provisions. See
                                 "Description of Senior Notes -- Repurchase at the Option of Holders -- Change of Control."

OTHER OFFERS TO PURCHASE......   Under certain circumstances, the Company may be
                                 required to make an offer to purchase
                                 outstanding Senior Exchange Notes following certain asset sales. In addition, the Company may be required to purchase outstanding Senior
                                 Exchange Notes following certain events of loss, failure to complete construction of the Gaming Complex by December 31, 1996 or upon the failure of the Company to take delivery of the Permanent Vessel by June 30, 1998. There can be no assurance that the Company will have sufficient funds available at the time of the occurrence of any of these circumstances to make any required repurchase. See

                                 "Description of Senior Notes -- Repurchase at the Option of Holders."

COVENANTS.....................   The Indenture contains restrictions on, among
                                 other things, the making of certain
                                 distributions and payments, the incurrence of liens, incurrence of additional Indebtedness and the issuance of Disqualified Capital Stock, asset sales, the leasing and dedication of property, the taking of certain actions in the Company's capacity as a member of the BHR Joint
                                 Venture, transactions with affiliates, mergers and consolidation or the transfer of all or substantially all of the Company's assets and business activities. See "Description of Senior
                                 Notes -- Certain Covenants."

CASH COLLATERAL AND
DISBURSEMENT AGREEMENT........   The net proceeds from the Senior Note Offering
                                 were placed by the Company into the Cash
                                 Collateral Accounts. Pending disbursement of the funds, pursuant to the terms of the Cash
                                 Collateral and Disbursement Agreement, the funds in the Cash Collateral Accounts will be invested in Cash Equivalents. NBD Bank will serve as Disbursement Agent under the Cash
                                 Collateral and Disbursement Agreement. See
                                 "Description of Senior Notes -- Cash Collateral and Disbursement Agreement."

COMPLETION RESERVE ACCOUNT....   $10.8 million of the net proceeds from the
                                 Senior Note Offering, placed by the Company in the Cash Collateral Accounts, was placed in a Completion Reserve Account. The Disbursement
                                 Agent will authorize the disbursement of funds from the Completion Reserve Account only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions include that $5.0 million of the funds in such account will be released to BDI as partial repayment of the Note to Principal Member if (i) the Majestic Star Casino has been Operating for 90 days, (ii) the Company's Fixed Charge Coverage
                                 Ratio as calculated on the last day of such 90-day period or on the last day of any fiscal quarter thereafter is greater than 2.5 to 1, provided that Cash Equivalents (other than Cash
                                 Equivalents then remaining in the Cash
                                 Collateral Accounts) available to the Company on any such date of calculation exceed $5.0 million, (iii) guaranteed maximum price construction contracts to construct and deliver the Permanent Vessel to the Company in Gary, Indiana by September 30, 1997 have been entered into, and (iv) no Event of Default exists or is continuing under the Indenture at any such date of calculation. Any funds in the Completion
                                 Reserve Account shall be released to BDI upon Delivery of the Permanent Vessel.

INTEREST RESERVE ACCOUNT......   Of the net proceeds from the Senior Note
                                 Offering, placed by the Company in the Cash
                                 Collateral Accounts, $12.9 million was placed in the Interest Reserve Account. Funds from the Interest Reserve Account will be disbursed by the Disbursement Agent, if necessary, to fund the first two scheduled payments of Fixed
                                 Interest with respect to the Senior Exchange
                                 Notes. See "Description of Senior Notes -- Cash
                                 Collateral and Disbursement Agreement."

USE OF PROCEEDS...............   The Company will not receive any proceeds from
                                 the Exchange Offer. See "Use of Proceeds."

REGISTRATION RIGHTS AGREEMENT
AND EXCHANGE OFFER............   Holders of Senior Exchange Notes are not
                                 entitled to any exchange rights with respect to the Senior Exchange Notes. Holders of Senior
                                 Notes are entitled to certain exchange rights under the terms of the Registration Rights
                                 Agreement. Pursuant to the Registration Rights
                                 Agreement, the Company agreed to file with the Commission (and use its reasonable best efforts to cause to become effective) a registration statement with respect to an issue of senior secured notes of the Company registered under the Securities Act that are substantially identical in all material respects to the Senior Notes and, upon becoming effective, to offer the holders of the Senior Notes the opportunity to exchange their Senior Notes for a like principal amount of Senior Exchange
                                 Notes. This Exchange Offer is intended to satisfy such obligation. Once the Exchange
                                 Offer is consummated, the Company will have no further obligations to register any of the Senior Notes, not tendered, except pursuant to a shelf registration statement to be filed under certain limited circumstances. Such a shelf registration statement, if filed, will cover resales of the Senior Notes and the Company will use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, keep such shelf registration statement effective until the earlier of three years after following the date of original issuance of the Senior Notes and such time as all the Senior Exchange Notes have been sold thereunder or are otherwise no longer restricted securities. See "Senior Notes --
                                 Registration Rights."

                                  RISK FACTORS

     An investment in the Senior Exchange Notes involves a high degree of risk. Prior to making an investment in the securities, prospective investors should carefully consider the following risk factors, in addition to the other information set forth elsewhere in this Prospectus.

RISK OF NEW VENTURE

     The Company is a start-up development company formed in December 1993. The Company commenced operations in June 1996 and has a limited history of operations. Prior to the Majestic Star Casino, the Company has never been involved in developing, constructing or operating a riverboat casino project. The Company's management has only limited experience developing and operating a project of the anticipated size and complexity of the Gaming Complex.

     The operation of the Majestic Star Casino by the Company is contingent upon the hiring and training of sufficient personnel and the maintenance of all regulatory licenses, permits, allocations and authorizations, including without limitation, the necessary riverboat gaming license. The failure by the Company or the BHR Joint Venture to maintain such approvals could result in the closing of the Majestic Star Casino. In addition, if the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives to fund its operations, such as obtaining additional financing (to the extent permitted by the Indenture), reducing or delaying planned capital expenditures, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms or on a timely basis. Further, any resort to alternative sources of funds could impair the Company's financial position and reduce its future cash flow.

     The Company's operations are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company. No assurances can be given that the Company will be able to pay the principal of and interest on the Senior Exchange Notes.

RISKS OF NEW CONSTRUCTION

     Construction projects, like the Gaming Complex, entail significant risks, including shortages of materials or labor, unforeseen engineering, environmental and/or geological problems and work stoppages. Inability to procure construction equipment, staffing problems or difficulties in obtaining any of the requisite licenses, permits, allocations and authorizations from regulatory authorities could increase the total cost of the project or could delay or prevent the construction or opening of the remaining part of the Gaming Complex or otherwise affect the design and features of the Gaming Complex. Although most of the construction contracts relating to the Gaming Complex are at fixed prices, such contracts are subject to cost increases as a result of changes in the scope of work. If the construction cost to the BHR Joint Venture exceeds current projections, the Company and the Joint Venture Partner will be required to make additional contributions to the BHR Joint Venture. There can be no assurance that either the Company or the Joint Venture Partner will be able to satisfy any requirements for additional contributions.

     The anticipated costs for the Majestic Star Casino are based on budgets, concept design documents and schedule estimates prepared by the Company with the assistance of the contractors described herein. See "Business -- Design and Construction." There is no assurance that construction costs for the Gaming Complex will not exceed budgeted amounts. Failure to complete the Gaming Complex on schedule or within the budget may have a material adverse effect on the results of operations and financial condition of the Company.

     The BHR Joint Venture is currently negotiating the terms of several agreements with certain railroad companies which have rights-of-way on or adjacent to the Buffington Harbor Facility. These agreements will provide for the relocation of certain railroad spurs and the clarification of the BHR Joint Venture's rights-of-way across certain property owned by one such railroad. In the event that the BHR Joint Venture is unable to finalize such agreements, the BHR Joint Venture's alternatives for configuration and construction of a new harbor to replace the existing harbor may be limited, which could have a material adverse effect on the Company.

HIGH LEVERAGE; ABILITY TO SERVICE DEBT

     Upon completion of this Exchange Offer, the Company will continue to have substantial indebtedness, consisting of $105.0 million of Senior Exchange Notes offered hereby and approximately $6.0 million of equipment financing. In addition, under the terms of the Indenture, the Company may, subject to certain limitations, incur additional Indebtedness (as defined herein) for working capital and other purposes. This high level of indebtedness poses a substantial risk to the holders of the Senior Exchange Notes, including the risk that the Company might not generate sufficient cash flow to service debt and the risk that the Company would have limited financial capacity to respond to market conditions, extraordinary or unanticipated capital needs, shortfalls in projected cash flow from operations or other changes. The Company's ability to meet its debt service requirements will be entirely dependent upon the future performance of the Majestic Star Casino, which is subject to financial, economic, political, competitive, regulatory and other factors, many of which are beyond the Company's control. These uncertainties are compounded by the fact that the Majestic Star Casino has only recently commenced operations and has only limited operating results to report. While the Company expects that its operating cash flow will be sufficient to cover its expenses, including interest costs, the Company can make no assurances with respect thereto.

RISK IN REFINANCING AND REPAYMENT OF INDEBTEDNESS; NEED FOR ADDITIONAL FINANCING

     The ability of the Company to repay the Senior Exchange Notes when due will depend upon the ability of the Company to generate cash from operations sufficient for such purpose or to refinance such indebtedness on or before the date on which it becomes due. Management currently anticipates being able to generate sufficient cash flow from operations to repay the Senior Exchange Notes when due. However, there is no assurance that such cash flow will be generated and, accordingly, the repayment of the Senior Exchange Notes could depend primarily upon the ability to refinance the Senior Exchange Notes when due. The future operating performance and the ability to refinance the Senior Exchange Notes will be subject to the then prevailing economic conditions, industry conditions and numerous other financial, business and other factors, many of which are beyond the control of the Company. There can be no assurance that the future operating performance of the Company will be sufficient to meet these repayment obligations or that the general state of the economy, the state of the capital markets generally or the receptiveness of the capital markets to the gaming industry and to the Company will be conducive to refinancing the Senior Exchange Notes. In the event that the Company is unable to refinance the Senior Exchange Notes when due, the Company would be materially and adversely affected.

     The Company has obtained an aggregate of approximately $6.3 million of equipment financing in connection with the acquisition of slot machines and related equipment for the Majestic Star Casino. Based on competitive pressures and market conditions, the Company or the BHR Joint Venture may determine that additional entertainment and other facilities are necessary, which may require the incurrence of additional financing. The failure of the Company to obtain all or a significant portion of such additional financing could have a material adverse effect on the Company.

RISK ASSOCIATED WITH CONSTRUCTION OF THE PERMANENT VESSEL; PREFERRED MARITIME LIENS

     The anticipated cost of constructing a Permanent Vessel is based on estimates prepared by the Company. The Company has entered into agreements for design and engineering services, and is completing arrangements for a contract to construct the Permanent Vessel. There can be no assurance that the Company will be able to construct a Permanent Vessel by the second half of 1997. The Indenture requires the Company to take delivery of the Permanent Vessel by June 30, 1998. If the anticipated cost of the Permanent Vessel exceeds funds available to the Company, construction of the Permanent Vessel would not be feasible without additional financing. In addition, the transition of the Company's operations from the Chartered Vessel to the Permanent Vessel could disrupt or temporarily shut-down the Company's operations and during such disruption or shut-down the Company would lose revenue.

     Under the provisions of Title 46 of the U.S. Code, the design and construction of a Permanent Vessel are subject to regulation and approval by the Coast Guard. As a condition to issuing such approval, the Coast Guard could require, among other things, changes in the design and construction of the Permanent Vessel which could materially increase the cost of construction and/or materially delay the completion of construction. Furthermore, maritime construction is susceptible to adverse weather and water conditions and water traffic which could delay testing or delivery of the Permanent Vessel in addition to ordinary construction risks, such as work stoppages, labor and material shortages, and unanticipated cost increases, which could have a material adverse effect on the Company to complete construction on schedule or within the projected cost. Failure to construct a Permanent Vessel within budget or on schedule could have a material adverse effect on the Company. See "Risk of New Construction."

     A first preferred ship mortgage will be filed upon completion of construction of the Permanent Vessel on behalf of the Trustee for the ratable benefit of the holders of the Senior Exchange Notes. Certain maritime liens are defined by federal statute to constitute "preferred maritime liens." In the event of foreclosure of the first preferred ship mortgage relating to the Permanent Vessel, preferred maritime liens would have priority over the lien of the first preferred ship mortgage. Under federal law, a tort claim against a vessel or the furnishing of services or materials to a vessel generally gives rise to a maritime lien against the vessel. Except for preferred ship mortgages, there is no requirement that maritime liens be recorded. Maritime liens may be enforced by the commencement of an action in a United States District Court which could result in the seizure of the vessel and, if the lien is not bonded or otherwise disposed of, sale of the vessel.

ABILITY TO REALIZE ON NOTE COLLATERAL

     The Senior Exchange Notes will be secured by, among other things, (i) a pledge of the Company's 50% membership interest in the Joint Venture, (ii) a pledge of BDI's 85% direct membership interest in the Company; (iii) a collateral assignment of the Company's interest in the Berthing Agreement and
(iv) a pledge of all funds in the Cash Collateral Accounts into which the proceeds from the Senior Note Offering were deposited pending their use. The Senior Exchange Notes will not be secured by the Company's riverboat gaming license nor any assets of the BHR Joint Venture, including any real property or leasehold interests in the Gaming Complex. In addition, the Senior Exchange Notes will not be secured by a first preferred ship mortgage on the Chartered Vessel. If an event of default occurs with respect to the Senior Exchange Notes, whether prior to or after completion of construction, there can be no assurance that the liquidation of the collateral securing the Senior Exchange Notes would produce proceeds in an amount sufficient to pay the principal of or accrued and unpaid interest, if any, on the Senior Exchange Notes.

     In the event of an event of default by the Company under the Indenture, before the Trustee or the holders of the Senior Exchange Notes can foreclose or take possession of certain of the pledged assets, the Trustee or such holders may have to file applications with the IGC and be investigated and licensed by the IGC. This process could substantially delay or impair the ability of the Trustee or any holder of the Senior Exchange Notes to foreclose on the note collateral. Moreover, no assurance can be given that either the Trustee or any holder of the Senior Exchange Notes will be found suitable by the IGC. Additionally, the Trustee and the holders of the Senior Exchange Notes may be prohibited from taking possession of that portion of the collateral that constitutes gaming equipment and machinery by applicable state and federal law. Upon an event of default by the Company under the Indenture, before the Trustee or holders of the Senior Exchange Notes can take possession of or sell any collateral constituting security for the Senior Exchange Notes, the Trustee or such holders, in addition to complying with applicable state gaming laws, will have to comply with all applicable state judicial or non-judicial foreclosure and sale laws. Such laws may include cure provisions, mandatory sale notice provisions, manner of sale provisions and redemption period provisions. Such provisions may significantly increase the time associated with taking possession or the sale of any collateral. Failure to comply with any applicable provision could void the foreclosure on or sale of such collateral. In addition, licensing requirements may limit the number of potential bidders in a foreclosure sale, may delay the sale and may adversely affect the sale price of the Company's assets.

JOINT VENTURE WITH TRUMP INDIANA, INC.

     The Company formed the BHR Joint Venture with the Joint Venture Partner to jointly develop and operate the common areas of the Gaming Complex. See "Material Agreements -- Joint Venture Agreement." Completion of the Gaming Complex is dependent on the ability of the BHR Joint Venture and its members to obtain their requisite licenses and approvals and to fund their respective financial obligations under the Joint Venture Agreement. If the Joint Venture Partner is unable to satisfy its joint venture obligations, the Company may be required to satisfy such obligations, alter its current plans for the Majestic Star Casino or risk failure of the BHR Joint Venture, each of which could adversely affect the Company.

     The operations of the BHR Joint Venture and the Company is dependent upon the financial condition of the Joint Venture Partner. The bankruptcy or insolvency of the Joint Venture Partner or any default by the Joint Venture Partner on its indebtedness could result in disruption of the operations of the BHR Joint Venture or the Company or otherwise could have a material adverse effect on the BHR Joint Venture or the Company.

     The operations of the BHR Joint Venture also depend on the ability of the Company and the Joint Venture Partner to reach agreement on and to fund the day-to-day operations of the Gaming Complex on a continuing basis. Although the Joint Venture Agreement provides for arbitration to resolve certain disputes arising thereunder, there is no assurance that such mechanism will apply to all material disputes, will be administered in a timely manner or in a manner that is beneficial to the Company. Further, the interest of the Joint Venture Partner could, in certain circumstances, conflict with the interest of the Company. See "Material Agreements -- Joint Venture Agreement."

LOSS OF THE MAJESTIC STAR CASINO

     The Company's revenues will be generated solely by gaming operations conducted at the Majestic Star Casino. The Chartered Vessel (or, upon construction, the Permanent Vessel) could be lost from service for a variety of reasons, including casualty, forces of nature, mechanical failure or extended or extraordinary maintenance or inspection. In addition, Coast Guard regulations will require a hull inspection for the vessel at five-year intervals. To comply with this inspection requirement, the vessel must be taken to a Coast Guard approved dry docking facility. The loss of the vessel from service or the inability to use a dockside facility could have a material adverse effect on the Company's financial results.

RISK ASSOCIATED WITH HARBOR LEASE

     The BHR Joint Venture is leasing the harbor and certain other property on which the Buffington Harbor Facility is located from Lehigh Portland Cement Company ("Lehigh Cement") pursuant to a Harbor Lease Agreement dated as of June 29, 1995 (the "Harbor Lease"). The initial term of the Harbor Lease expires on December 29, 1997. During such initial term, the Harbor Lease requires the BHR Joint Venture to attempt to obtain permits for construction of, and to construct, a new harbor to replace the existing harbor. The lease term will be extended if the BHR Joint Venture successfully obtains the permits to build the new harbor or if the BHR Joint Venture, upon a requisite showing of due diligence (as determined by Lehigh Cement), has failed to obtain the permits. If the BHR Joint Venture does not procure the permits, as a result of failing to use due diligence in seeking the same, Lehigh Cement is not obligated to extend the term of the Harbor Lease and the Majestic Star Casino would not have a harbor from which to conduct its business after December 29, 1997. There is no assurance that the BHR Joint Venture will be able to satisfy the conditions to its right to extend the Harbor Lease, and if the term of the Harbor Lease is extended, Lehigh is not obligated to extend the lease beyond the year 2005. Furthermore, even if the BHR Joint Venture is able to extend the Harbor Lease and procure the required permits, the possibility exists that the costs associated with the construction of the new harbor improvements would be more than the Joint Venture Partner or the Company would be able to pay. See "Material Agreements -- Harbor Lease Agreement."

     At such time as the BHR Joint Venture must construct the new harbor, the BHR Joint Venture and/or the Company may also have to construct new land-based facilities to support the new harbor. Furthermore, in connection with constructing new land-based facilities, or in the event of a termination of the Harbor Lease, the BHR Joint Venture will need to remove (or possibly relocate or reconfigure) the part of the Pavilion located on the leased property. Such construction could entail significant risks, including shortages of materials or labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and nonavailability of construction equipment, and could disrupt the Company's operations.

RELIANCE ON SINGLE MARKET AND OPERATION

     The Company does not intend to have operations other than the Majestic Star Casino and therefore will be entirely dependent upon the Majestic Star Casino for its revenues. Because the Company will be entirely dependent on a single gaming site for its revenues, it will consequently be subject to greater risks than a more diversified gaming operation, including, but not limited to, risks related to local economic and competitive conditions, changes in local governmental regulations and natural and other disasters. Any decline in the number of residents in the Company's gaming market, a downturn in the overall economy of the Company's gaming market, changes in regulation, an increase in competition, or other factors affecting the Company's market could have a material adverse effect on the Company. See "Business -- The Chicago Area and Northern Indiana Riverboat Casino Markets."

TAXATION AND REGULATION BY GAMING AND OTHER GOVERNMENTAL AUTHORITIES

     The Company is subject to various governmental rules and regulations with respect to the operation of a passenger vessel and a gaming casino, including regulations relating to the Company's maintenance of its riverboat gaming license. In addition, the Company's agreements require the Company to invest significant amounts in the Gaming Complex, and in certain economic development projects, to pay certain revenue sharing fees based on percentages of gaming revenues to the City of Gary, Indiana, and to post a $12.5 million bond, letter of credit or other form of guaranty (the "IGC Bond") to guarantee the Company's performance of certain of its obligations to the City of Gary and the State of Indiana. In May 1996, the Company was named as a defendant in a class action lawsuit in which the plaintiffs seek, among other remedies, an injunction against the issuance of a riverboat gaming license to the Company. On July 11, 1996, the court granted a motion filed by the defendants and the lawsuit was dismissed with prejudice. The Company believes that the plaintiffs may have filed an appeal of the dismissal. See "Business -- Litigation." On June 3, 1996, the Company received a riverboat gaming license. The riverboat gaming license is for an initial term of five years and renewable annually thereafter. See "Regulation -- Federal Law" and "Material Agreements -- Agreement with City of Gary, Indiana."

     An admission tax of $3.00 for each person admitted to the Majestic Star Casino will be imposed upon the gaming operation. An additional twenty percent tax will be imposed on the "adjusted gross receipts" received from the Company's gaming operations, which are defined under the Indiana gambling laws as the total of all cash and property (including checks received by the licensee whether or not collected) received, less the total of all cash paid out as winnings to patrons and uncollected gaming receivables (not to exceed two percent). The Company is required to remit the admission and wagering taxes before the close of business on the day following the day on which the taxes were incurred. Riverboat casinos in the State of Indiana are also subject to property taxes. A significant increase in the Company's property or other tax rates could materially adversely affect the Company. See "Regulation -- State of Indiana."

FAILURE TO CONDUCT ACTUAL CRUISES ON LAKE MICHIGAN

     The Company is subject to regulation with respect to the cruising of vessels on Lake Michigan, and, in June 1996, the U.S. Department of Justice informed the State of Indiana that federal law prohibited all gaming vessels from cruising on Lake Michigan. The Company is currently conducting operations through simulated cruises which permit entrance to the casino during thirty-minute periods, commencing at scheduled times, and unlimited egress. The Company is unable to determine if the failure to conduct actual cruises on Lake Michigan will have a material adverse effect on the Company.

RISK OF ADVERSE TAX TREATMENT

     The Senior Exchange Notes provide for payment of both fixed interest and contingent interest, which is based on a percentage of the Company's consolidated cash flow following commencement of operations. The Senior Exchange Notes and the Indenture have legal and other economic terms typically contained in instruments evidencing indebtedness and are intended to create a debtor-creditor relationship between the Company and the holders of the Senior Exchange Notes. The Company intends to treat the Senior Exchange Notes as indebtedness for Federal income tax purposes. Such treatment, however, is not binding on the Internal Revenue Service (or the courts), and there can be no assurance that the Internal Revenue Service will not assert that the Senior Exchange Notes should be recharacterized, in whole or in part, as equity of the Company for Federal income tax purposes. If the Internal Revenue Service were successful in such an assertion, (i) the Company would be unable to deduct all or a portion of the interest on the Senior Exchange Notes and (ii) the Company would likely not be treated as a "pass-through" entity for federal income tax purposes, with the result that it would be subject to an entity level tax the same as if it were a C-corporation. The combination of these factors could have a material adverse effect on the Company's after-tax cash flow. Moreover, such a recharacterization would cause all or a portion of the interest payments on the Senior Exchange Notes to be taxable either as dividends received from an entity taxable as a C-corporation or as a distributable share of a partnership's profits. In either case, such treatment could adversely affect the timing, character and amount of income includible in a Senior Exchange Note holder's income.

COMPETITION

     The Company's operations are subject to intense competition from other gaming operations. The Company believes it competes primarily with riverboats and other casinos in the northern Indiana and Chicago areas and, to a lesser extent, throughout the Great Lakes region. In addition to competing with the Joint Venture Partner's riverboat located at the Buffington Harbor Facility, the Company competes directly with a riverboat casino operating in Hammond, Indiana, riverboat casinos to be opened at each of East Chicago, and Michigan City, Indiana, and the gaming companies operating riverboat casinos in Elgin and Aurora, Illinois and the two gaming companies operating riverboat casinos in Joliet, Illinois, as well as any future casinos in the Chicago and northern Indiana areas. Although the Company believes that there is sufficient demand in its market area to support the Company's operations, there can be no assurance to that effect. There can also be no assurance that either Indiana or Illinois will not authorize additional gaming licenses, including additional licenses for the Chicago metropolitan area.

     In recent years, legislation has been introduced on numerous occasions to provide for land-based casinos in Chicago and to expand riverboat gaming in Illinois, including to authorize additional operators or to authorize existing operators to move to new sites in the Chicago area and by otherwise to modify existing regulations to decrease or eliminate certain restrictions, such as limitations on the number of gaming positions. To date, no such legislation has been enacted. The Company is unable to predict whether any such legislation, in Illinois or elsewhere, will be enacted or whether, if passed, it would have a material adverse impact on the Company's operations.

     The Company also expects future competition from a federally recognized Indian tribe which is negotiating with various cities in southwestern Michigan and/or Indiana to develop land-based casinos.

     Many of the Company's competitors, including its Joint Venture Partner and the casino to be owned and operated by Showboat Marina Casino Partnership in East Chicago, Indiana, will have larger and, prior to the completion of construction of the Permanent Vessel, more modern casino vessels. In addition, many of the Company's competitors will have greater gaming industry experience and financial resources. The Company believes that its ability to successfully compete in the riverboat gaming industry will be primarily based on the quality and location of its gaming facilities, the effectiveness of its marketing efforts and its overall level of customer service and satisfaction. See "Business -- Competition."

NEW GAMING JURISDICTION

     Although the Company's market includes the existing Chicago metropolitan area, the existence of riverboat casinos located and operating in northern Indiana is new. Accordingly, the number of customers, the propensity of these customers to wager, and the amount of revenues realized cannot be predicted with any degree of certainty. There can be no assurance that the Company will be able to operate the Majestic Star Casino in a profitable manner.

SEASONALITY

     Because of the climate in the Chicago metropolitan and northern Indiana areas, the Company anticipates that the operations of the Majestic Star Casino will be seasonal with stronger results expected during the period from May through September. Accordingly, the Company's results of operations are likely to fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters.

RELIANCE ON KEY AND EXPERIENCED PERSONNEL

     The Company's ability to proceed with the project is largely dependent upon the efforts of officers of the Manager, including Don H. Barden, Chairman and President of the Manager, Thomas C. Bonner, Executive Vice President of the Manager, Paul W. Sykes, Vice President of the Manager and the Company's General Manager, Michael E. Kelly, Vice President and Chief Financial Officer of the Manager and Thomas P. Burke, Assistant General Manager of the Company. The Company has entered into three-year employment agreements with each of Messrs. Bonner and Sykes and into a two-year employment agreement with Mr. Kelly. The unavailability or loss of any of these key employees would adversely affect the Company's operations unless appropriate replacements could be promptly found. The Company does not maintain, and has no current intention to obtain, key-man life insurance on any of its key personnel.

     The Company and the BHR Joint Venture will be required to engage additional management and staff in connection with operating the Majestic Star Casino and the Gaming Complex, respectively. While the Company believes that it and the BHR Joint Venture will be able to attract qualified personnel, a shortage of experienced labor exists in the gaming industry which could make it difficult and expensive to attract and retain additional qualified employees. The Company has developed and is implementing training programs for its employees. However, hiring and training of such personnel will be done at a time when other major new facilities may be approaching completion and also recruiting new employees. No assurance can be given that the necessary employees will be available to the Company or to the BHR Joint Venture.

MARITIME AND WEATHER CONSIDERATIONS

     The Majestic Star Casino operates on the Chartered Vessel or the Permanent Vessel. These vessels will operate on Lake Michigan and require, among other things, Coast Guard hull inspections at five year intervals. The Majestic Star Casino will be exposed to marine hazards such as unpredictable currents, winds, storms or other weather conditions. Gaming activities and revenues could also be adversely affected by severe weather conditions, including high water levels, high wave action or rough water conditions, which could make the vessel more difficult or impossible to operate, or could result in a prolonged or total loss of the vessel, either of which could have a material adverse effect on the Company. Although the Company expects to maintain insurance against casualty losses resulting from severe weather, such coverage may not adequately compensate the Company for losses, including loss of profits, resulting from severe weather.

     Under the provisions of Title 46 of the U.S. Code, the design, construction and operation of the Majestic Star Casino are subject to regulation and approval by the Coast Guard. The Majestic Star Casino must obtain and maintain the required certification in order to continue gaming operations. The Company has received a temporary certificate of inspection from the Coast Guard which requires modification of certain equipment and fixtures before permanent certification is granted for the Chartered Vessel. All shipboard personnel employed on Coast Guard regulated vessels, including those not involved with the actual operation of the vessel, such as dealers, service and security personnel, may be subject to certain federal regulations relating to maritime activity which, among other things, exempts those employees from state limits on workers' compensation awards. The Company expects that it will have adequate insurance to cover employee claims.

ENVIRONMENTAL RISKS

     The Buffington Harbor Facility is located in an area on Lake Michigan known as Buffington Harbor. Buffington Harbor has previously been the site of industrial operations and activities, which prior operations or activities may have resulted in pollution or contamination of the environment. As an owner and operator of the Majestic Star Casino and a member of the BHR Joint Venture, the Company could be held liable under certain legal theories for the costs of addressing any pollution or contamination, as well as certain damages resulting from such pollution or contamination. The results set forth in Phase I and Phase II environmental reports regarding the Buffington Harbor Facility identified asbestos and occasional contaminated soils, which were remedied by the Company. However, there can be no assurance that further development of the Buffington Harbor Facility will not identify any pollution or contamination, the remediation of which could have a material adverse impact on the Joint Venture and the Company. Further, neither the Company nor the BHR Joint Venture is entitled to indemnification from any prior owners or operators of the Buffington Harbor Facility site with respect to environmental matters.

     In addition, there can be no assurance that the operation of the Chartered Vessel or the Permanent Vessel will not result in the discharge of oil, sewage or other materials into the waters of Lake Michigan causing the Company to violate environmental or other laws.

CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON TRADING MARKET FOR SENIOR NOTES

     Holders of Senior Notes who do not exchange their Senior Notes for Senior Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Notes as set forth in the legend thereon as a consequence of the issuance of the Senior Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation by the Company to file a shelf registration statement covering resales of Senior Notes in certain limited circumstances, the Company does not intend to register the Senior Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Senior Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Senior Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Senior Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Senior Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Senior Notes. See "The Exchange Offer" and "Senior Notes -- Registration Rights."

LIMITED PUBLIC MARKET FOR THE NOTES

     The Senior Exchange Notes constitute a new issue of securities, have no established trading market and may not be widely distributed. The Initial Purchaser has informed the Company that it currently intends to make a market in the Senior Exchange Notes as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so and may discontinue market making at any time without notice. Accordingly, there can be no assurance that a trading market for the Senior Exchange Notes will develop. If a market does develop, the price of such securities may fluctuate and liquidity may be limited. If a market for such securities does not develop, purchasers may be unable to resell such securities for an extended period of time. Future trading prices of such securities will depend upon many factors, including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities which is subject to various pressures, including, but not limited to, fluctuating interest rates. In addition, the market for "high yield" securities (of which the Senior Exchange Notes may be deemed a part) has been characterized by certain periods of relative instability and illiquidity, and no assurance can be given as to the status of the market for "high yield" securities in the future. The Company does not intend to list the Senior Exchange Notes on a national securities exchange nor to apply for trading of the Senior Exchange Notes on the Nasdaq Stock Market.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Pursuant to the Registration Rights Agreement, the Company agreed (i) to file a registration statement with respect to a registered offer to exchange the Senior Notes for the Senior Exchange Notes, which will have with terms substantially identical in all material respects to the Senior Notes (except that the Senior Exchange Notes will not contain terms with respect to transfer restrictions) within 45 days after the date of original issuance of the Senior Notes and (ii) to use reasonable best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time but in any event no later than 120 days after the filing with the Commission. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Senior Notes notify the Company that they are prohibited by law or Commission policy from participating in the Exchange Offer, or subject to certain other restrictions the Company will use its reasonable best efforts to cause to become effective the shelf registration statement with respect to the resale of the Senior Notes and to keep the shelf registration statement effective until the earlier of three years following the date of original issue and such time as all the Senior Notes have been sold thereunder or are otherwise not restricted securities. See "Senior Notes -- Registration Rights."

     Each holder of the Senior Notes who wishes to exchange such Senior Notes for Senior Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Senior Exchange Notes, and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. See "Senior Notes -- Registration Rights."

RESALE OF SENIOR EXCHANGE NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, Senior Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Senior Exchange Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Senior Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the information required by the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of Senior Exchange Notes only as specifically set forth herein. Each broker-dealer that receives Senior Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Senior Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Senior Exchange Notes in exchange for each $1,000 principal amount of outstanding Senior Notes surrendered pursuant to the Exchange Offer. Senior Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Senior Exchange Notes will be the substantially identical in all material respects to as the form and terms of the Senior Notes except the Senior Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Senior Exchange Notes will evidence the same debt as the Senior Notes. The Senior Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Senior Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Notes being tendered for exchange.

     As of the date of this Prospectus, $105,000,000 aggregate principal amount of the Senior Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Senior Notes. There will be no fixed record date for determining registered holders of Senior Notes entitled to participate in the Exchange Offer.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Senior Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     The Company shall be deemed to have accepted for exchange properly tendered Senior Notes when, as and if, the Company shall have given written notice thereof to the Exchange Agent and complied with the provisions of Section 6 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Senior Exchange Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Senior Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer."

     Holders who tender Senior Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Senior Notes pursuant to the Exchange Offer. The Company will pay all charges and expense, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE, EXTENSIONS; AMENDMENTS

     The term "Expiration Date," shall mean 5:00 p.m., New York City time on November 8, 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by written notice, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, and will mail to the registered holders of Senior Notes an announcement thereof.

     The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Senior Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders of Senior Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Senior Notes of such amendment and the Company will extend the Exchange Offer as necessary to provide the holders with a period of five to ten business days, after such amendment, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE SENIOR EXCHANGE NOTES

     Each Senior Exchange Note bears interest at the rate of 12 3/4% per annum of the principal amount then outstanding (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of such Senior Exchange Note. Installments of Fixed Interest become due and payable semi-annually in arrears on each May 15 and November 15 of each year to the holders of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest become due and payable with respect to any principal amount of the Senior Exchange Notes that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Exchange Notes. Fixed Interest on the Senior Exchange Notes will be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest is or will be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, the Senior Exchange Notes will bear Contingent Interest, from the Commencement Date to the date of payment of the Senior Exchange Notes. See "Description of Senior Notes -- Principal, Maturity and Interest." Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holders of record at the close of business on the preceding May 1 or November 1; provided that no Contingent Interest is payable with respect to any period prior to the Commencement Date and that such installment of Contingent Interest is not permitted to be deferred on such date. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Senior Exchange Notes that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Exchange Notes.

     The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (b) the principal amount of the Senior Exchange Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). See "Description of Senior Notes -- Principal, Maturity and Interest." Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Senior Exchange Notes (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus one percent (1%) per annum.

     Each installment of Contingent Interest is calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been paid or provided for or through which Contingent Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semiannual Period if the corresponding principal amount of the Senior Exchange Notes has not become due and payable or (b) the date of payment if the corresponding principal amount of the Senior Exchange Notes has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, interest will accrue daily on the principal amount of each Senior Exchange Note outstanding during such period as follows: (i) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such

Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the Commencement Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any Senior Exchange Notes for, any Senior Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Senior Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer, or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer, or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Senior Notes, by giving written notice of such extension to the holders thereof. During any such extensions, all Senior Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Senior Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Senior Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under "-- Certain Conditions to the Exchange Offer." The Company will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Senior Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Senior Notes tendered, and no Senior Exchange Notes will be issued in exchange for any such Senior Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

     Only a holder of Senior Notes may tender such Senior Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either
(i) Senior Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Senior Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust

Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SENIOR NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SENIOR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Senior Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Senior Notes, either make appropriate arrangements to register ownership of the Senior Notes in such owner's name or obtain a properly completed bond power from the registered holder of Senior Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Senior Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Senior Notes listed therein, such Senior Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Senior Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Senior Notes or bond powers are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Senior Notes and withdrawal of tendered Senior Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Senior Notes not properly tendered or any Senior Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Senior Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Senior Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Senior Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Senior Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of Senior Exchange Notes for Senior Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Notes or a timely Book-Entry Confirmation of such Senior Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Senior Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Senior Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Senior Notes by causing the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "The Exchange
Offer -- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Senior Notes and (i) whose Senior Notes are not immediately available or (ii) who cannot deliver their Senior Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Senior Notes and the principal amount of Senior Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Senior Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Senior Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Senior Notes may be drawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Senior Notes to be withdrawn, identify the Senior Notes to be withdrawn (including the principal amount of such Senior Notes), and (where certificates for Senior Notes have been transmitted) specify the name in which such Senior Notes were registered, if different from that of the withdrawing holder. If certificates for Senior Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Senior Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Senior Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Senior Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Senior Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Senior Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Senior Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Senior Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Senior Notes" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, request for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       By Overnight Courier or Hand Delivery:                           By Mail:
----------------------------------------------------   -------------------------------------------
         IBJ Schroder Bank & Trust Company                  IBJ Schroder Bank & Trust Company
                  One State Street                                     P.O. Box 84
              New York, New York 10004                            Bowling Green Station
 Attention: Securities Processing Window Subcellar            New York, New York 10274-0084
                        One                            Attention: Reorganization Operations Dept.
                                          By Facsimile:
                                IBJ Schroder Bank & Trust Company
                            Attention: Reorganization Operations Dept.
                                          (212) 858-2611
                                 (For Eligible Institutions Only)

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $99,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Senior Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TRANSFER TAXES

     Holders who tender their Senior Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Senior Exchange Notes in the name of, or request that Senior Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Senior Notes who do not exchange their Senior Notes for Senior Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Notes, as set forth in the legend thereon as a consequence of the issuance of the Senior Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Senior Notes under the Securities Act. Based on interpretations by the staff of the Commission, Senior Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the Senior Exchange Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Senior Exchange Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Senior Exchange Notes may not be offered or sold unless they have been registered or complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Senior Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to consummate the Exchange Offer.

                                USE OF PROCEEDS

USE OF PROCEEDS OF SENIOR EXCHANGE NOTES

     This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Senior Exchange Notes offered hereby. In consideration for issuing the Senior Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, Senior Notes in like principal amount. The form and terms of the Senior Exchange Notes are substantially identical in all material respects to the form and terms of the Senior Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Senior Notes surrendered in exchange for the Senior Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Senior Exchange Notes will not result in any increase in the outstanding debt of the Company.

USE OF PROCEEDS OF SENIOR NOTES

     The net proceeds from the Senior Note Offering will be, or have been, used, among other things, to finance the development, construction, equipping and opening of the Majestic Star Casino and the Gaming Complex and to finance the construction of the Permanent Vessel. The net proceeds from the Senior Note Offering were placed in the Cash Collateral Accounts and were invested in Cash Equivalents, or disbursed of such funds in accordance with the Cash Collateral and Disbursement Agreement. The portion of the net proceeds designated for the repayment of the Note to Principal Member was placed in the Completion Reserve Account and invested in Cash Equivalents. Upon satisfaction of certain conditions, $5.0 million in the Completion Reserve Account will be disbursed to repay a portion of the Note to Principal Member. Any funds remaining in the Completion Reserve Account will be disbursed to repay the Note to Principal Member upon delivery of the Permanent Vessel to the Company, in accordance with the Cash Collateral and Disbursement Agreement. Subject to certain limitations, qualifications and exceptions, such funds will be made available to the Company for the payment of costs owing prior to completion of the Majestic Star Casino project and the delivery of the Permanent Vessel if funds in the other Cash Collateral Accounts are insufficient to cover such costs. See "Description of Senior Notes -- Cash Collateral and Disbursement Agreement."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996 and as adjusted for the Company as of such date to give effect to the Exchange Offer. This table should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                JUNE 30, 1996
                                                                            ---------------------
                                                                            ACTUAL    AS ADJUSTED
                                                                            ------    -----------
                                                                                 (UNAUDITED)
                                                                                (IN MILLIONS)
Cash and cash equivalents................................................   $  8.1          $8.1
Restricted cash..........................................................     70.8         70.8
                                                                            ------       ------
     Total unrestricted and restricted cash and cash equivalents.........     78.9         78.9
                                                                            ======       ======
Long-term debt (includes current maturities)
  Senior Notes...........................................................    105.0           --
  Senior Exchange Notes..................................................       --        105.0
  Equipment financing....................................................      5.9          5.9
  Note to Principal Member...............................................     10.8         10.8
                                                                            ------       ------
     Total long-term debt................................................    121.7        121.7
                                                                            ------       ------
Members' equity..........................................................     19.3         19.3
                                                                            ------       ------
     Total capitalization................................................   $141.0      $ 141.0
                                                                            ======       ======

                            SELECTED FINANCIAL DATA

     The Company was organized on December 8, 1993 for the purpose of developing and operating the Majestic Star Casino and holds a riverboat gaming license granted by the IGC. The selected audited financial data presented below for the period from December 8, 1993 to December 31, 1995 and the selected unaudited financial data for the period from January 1, 1996 to June 30, 1996 have been derived from financial statements of the Company. This information is qualified in its entirety by, and should be read in conjunction with, Management's Discussion and Analysis of Financial Condition and Results of Operations, the Financial Statements and notes thereto, and other financial information included elsewhere in this Prospectus. Until commencement of operations in June 1996, the Company was in the development stage and had capitalized all pre-opening, licensing and organizational costs. The Company commenced operations in June 1996 and, accordingly, the Company has a limited history of operating results. Balance sheet and operating data for the dates and periods prior to January 1, 1995 were immaterial and therefore are not separately included in the presentation.





                                                                   FOR THE PERIOD        FOR THE PERIOD
                                                                      BEGINNING             BEGINNING
                                                                  DECEMBER 8, 1993       JANUARY 1, 1996
                                                                     AND ENDING            AND ENDING
                                                                  DECEMBER 31, 1995       JUNE 30, 1996
                                                                  -----------------      ---------------
                                                                    (IN MILLIONS)         (IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues.....................................................            --(1)            $ 5.6
  Pre-opening costs............................................            --                 4.6
  Operating income (loss)......................................            --                (3.7)
  Interest income..............................................           0.4                 0.2
  Interest expense.............................................           0.2                 0.9
  Net income (loss)............................................           0.2                (5.0)
  Ratio of earnings to fixed charges...........................            --                  --(2)


                                                                AT DECEMBER 31, 1995     AT JUNE 30, 1996
                                                                --------------------     ----------------
                                                                   (IN MILLIONS)          (IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash equivalents..................................          $  8.4               $  8.1
  Investment in Buffington Harbor Riverboats, L.L.C..........            21.8                 40.2
  Property and equipment -- net..............................             0.1                 16.1
  Deferred expenses..........................................             4.4                  5.3
  Restricted cash............................................              --                 70.8
  Other assets...............................................              --                  4.2
  Deferred financing costs...................................              --                  3.7
  Total assets...............................................            35.1                148.6
  Current liabilities........................................             0.1                  9.7
  Long-term debt, net of current maturities..................              --                119.6
  Total liabilities..........................................             0.1                129.3
  Members' equity............................................            35.0                 19.3

-------------------------
(1) The Company was in the development stage and, accordingly, had no operating revenues during this period.

(2) This ratio is less than one-to-one coverage. The Company's earnings are inadequate to cover fixed charges and the amount of the coverage deficiency is $4,060,376.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the Company's Financial Statements, the notes thereto, and certain other financial information included elsewhere in this Prospectus.

OVERVIEW

     The Company was formed in December 1993, as an Indiana limited liability company. On December 9, 1994, the IGC granted the Company a Certificate of Suitability for the Company's riverboat gaming facility at Buffington Harbor, Gary, Indiana. On June 3, 1996, the IGC granted the Company a five year gaming license.

     The Company had its first revenue operating day at Buffington Harbor on June 7, 1996. In accordance with the standard procedures of the Commission, the Company did not operate for approximately three days beginning June 8, 1996, during which time the Commission performed standard compliance testing of the Company's internal accounting and administrative controls. Upon successful completion of the compliance testing, the Company commenced regular operations on June 11, 1996.

     The Company's operations are conducted on the Chartered Vessel which is chartered pursuant to a 5 year lease and contains approximately 26,000 square feet of gaming space and approximately 924 slot machines and 50 table games. The Company is in the process of finalizing the design of, and selecting a shipyard to build, the Permanent Vessel to replace the Chartered Vessel. The Company expects to take delivery of the Permanent Vessel in the second half of 1997.

     The Company and its Joint Venture Partner formed the BHR Joint Venture to own and operate certain common facilities such as the guest pavilion, vessel berths, parking lots and other infrastructure. The Company and the Joint Venture Partner each have a fifty-percent ownership interest in BHR Joint Venture. Major portions of BHR Joint Venture's facilities have been completed, with certain portions, including additional lighting, landscaping, and a railroad transfer building scheduled for completion in the near future. In addition, the BHR Joint Venture plans to increase parking and to add another restaurant.

RESULTS OF OPERATIONS

     Prior to the commencement of operations in June 1996, the Company was in the development stage and capitalized costs associated with obtaining the license to operate a riverboat casino. The capitalized costs consist primarily of development obligation payments, vessel design costs, financing and commitment fees, gaming application fees and other pre-opening costs. Pre-opening costs of approximately $4,587,000 were charged to operations in June 1996. Operations for the six months ended June 30, 1996 reflect operations conducted during June 1996 by the Company at the Buffington Harbor Facility. Because of the Company's limited operating history and the lack of any comparable period, the following discussion will only focus on certain events and trends that affected the Company's revenues, costs and expenses during the six months ended June 30, 1996.

SIX MONTHS ENDED JUNE 30, 1996

     During the six month period ended June 30, 1996, the Company operated the casino for twenty-one days and generated revenues of approximately $5,587,000. Casino revenues during this period totaled approximately $5,479,000 of which slot machines accounted for approximately $4,048,000 (74%) and table games accounted for approximately $1,431,000 (26%). The average win per slot machine per day was $209 and the average win per table game per day was $1,363.

     Food and beverage revenue for the twenty-one days of casino operations during the six month period ended June 30, 1996 totaled approximately $91,000 and other revenue, consisting primarily of commission income, totaled approximately $17,000.

     For the six months ended June 30, 1996, casino expenses totaled approximately $985,000. Gaming and admission taxes based upon adjusted gross receipts, as defined by Indiana gaming laws and a passenger count, as determined by the Commission's regulations, of 180,994 totaled approximately $1,639,000 for the six month period ended June 30, 1996. The gaming tax is calculated at 20% of adjusted gross receipts and the admissions tax is $3 per state passenger count. The average daily win per state passenger count was approximately $30 and the average daily win per patron was approximately $51.

     The Company charged to operations approximately $4,587,000 of pre-opening expenses in June. These costs had previously been deferred.

     Depreciation and amortization, interest expense (net of capitalized interest) and other non-gaming expenses, for the reported period, were approximately $340,000, $929,000 and $1,745,000 respectively. Interest expense includes accrued but unpaid contingent interest of approximately $72,000.

     The Company's loss in its investment in the BHR Joint Venture was $582,860 for the period.

     As a result of the foregoing, loss from operations for the reported period was approximately $3,709,000. The net loss was approximately $4,989,000.

     EBITDA or "earnings before interest, income taxes, depreciation and amortization," is a supplemental financial measurement used by the Company in the evaluation of its gaming business. EBITDA during the 21 days of casino operations for the six month period ended June 30, 1996 was approximately $1,218,000 (excluding pre-opening costs and before loss on the investment in the BHR Joint Venture) and represented 22% of net revenues. EBITDA should only be viewed in conjunction with all of the Company's financial data and its financial statements appearing elsewhere herein, and should not be construed as an alternative either to income from operations as an indicator of the Company's operating performance or to cash flows from operating activities as a measure of liquidity.

     Because the Company has operated its casino only for 21 days, management believes that it is too early to determine whether the operating results for the period ended June 30, 1996 provide any discernible trends.

     Future operating results will be subject to significant business, economic, regulatory and competitive uncertainties and contingencies, including new and existing casino operations, many of which are beyond the control of the Company. While the Company believes that the Majestic Star Casino will be able to attract a sufficient number of customers and generate a sufficient amount of revenue to meet its debt obligations, as they become due, there can be no assurance with respect thereto.

LIQUIDITY AND CAPITAL RESOURCES

     Through June 30, 1996, the principal expenditures were as follows: $41 million invested in BHR Joint Venture, $16 million expended on property, equipment and leasehold interests, $5 million paid to the City of Gary, and $5 million incurred on pre-opening, licensing and organizational costs. BHR Joint Venture owns and operates the berthing facility for the Company's casino vessel, the guest pavilion and associated infrastructure. Property, equipment and leasehold interests primarily consist of slot machines and associated equipment and leasehold improvements to the Chartered Vessel.

     The Company has committed under the terms of the Senior Notes to purchase the Permanent Vessel to replace the Chartered Vessel no later than June 30, 1998. The Company expects the delivery of the Permanent Vessel by the second half of 1997. No firm contracts have been entered into for the construction of the Permanent Vessel; however, management believes that the cost, excluding additional gaming related equipment, will be approximately $40 million.

     As discussed below, the Company, to date, has met its capital requirements through capital contributions and loans.

     Capital contributions through June 30, 1996 were approximately $24 million, compared to approximately $35 million through December 31, 1995. This reduction is due to the Company's reassessment of its capital structure, which resulted, on March 31, 1996, in approximately $11 million of capital contributions to the Company being converted into the Note from Principal Member.

     At June 30, 1996, loans included $105 million of Senior Notes, $11 million borrowed from BDI and $6 million of secured equipment financing. The Company borrowed an additional $18 million from BDI in April and May of 1996 which was repaid in May of 1996 from the proceeds of the Senior Notes. At June 30, 1996, approximately $70 million of the proceeds from the Senior Notes were held in escrow for future cash requirements of the Company and were allocated as follows: $40 million for the Permanent Vessel, $13 million as an interest reserve, $11 million designated to repay the loan due to BDI and the remainder as a contingency reserve. The portion designated for the repayment of the loan due to BDI cannot be paid to BDI until certain conditions, primarily the completion of the BHR Joint Venture's facilities and the Permanent Vessel, are met. Until repaid, these funds are available, subject to certain limitations and qualifications, to the Company for completion of the BHR Joint Venture's facilities and the Permanent Vessel.

     If the Company is determined to be in default under its agreements with the holders of the Senior Notes, any portion of the proceeds from the Senior Notes held in escrow may no longer be available to the Company and the Senior Notes may be accelerated, either of which could materially adversely affect the Company.

     Since June 30, 1996, enhancements to BHR Joint Venture's facilities and cost overruns required the Company to commit to invest an additional $4.3 million in BHR Joint Venture. This commitment was met from the contingency reserve escrow associated with the Senior Notes. The Company anticipates that further investment in BHR Joint Venture, currently estimated not to exceed $2 million, may be required in 1996 for BHR Joint Venture's facilities. The Company expects to fund such further investment from working capital, from operations and/or from the funds designated for the repayment of the note due to BDI.

     Under the terms of the lease relating to the harbor on which the Chartered Vessel is docked, BHR Joint Venture may be required within two years to construct new harbor, berthing and guest facilities for the Company's casino vessel. The level of expenditures required for such new facilities cannot be accurately estimated at this time.

     Under the terms of its development agreement with the City, the Company committed to make development expenditures of $116 million for its casino and associated infrastructure in the City over the next five years. Through June 30, 1996, the Company has met or accrued a significant portion of these commitments including as follows: $41 million investment in BHR Joint Venture, $20 million agreed to value of the Chartered Vessel, $5 million of economic development obligation payments to the City, $16 million of gaming equipment and other property and other expenditures of $5 million prior to opening. The two principal components of the remaining commitment are as follows: (1) $10 million for off-site development in the City by 1998/1999 with the particular project(s) to be agreed to by the City and (2) $12 million to be expended over the five years following the June 1996 opening of the casino for enhancements to the Company's operations at Buffington Harbor and/or to BHR Joint Venture's facilities.

     Based upon the Company's anticipated future operations, management believes that available cash flow from the casino's future operations and certain equipment financing, together with the proceeds from the Senior Notes, will be adequate to meet the Company's anticipated future requirements for working capital, the remaining development obligations to the City, capital expenditures and scheduled payments of interest and principal on the Senior Notes and other permitted indebtedness for fiscal 1996. No assurance can be given, however, that operating cash flow will be sufficient for such purposes. The Company intends to establish working capital reserves to provide for anticipated short-term liquidity needs. The Company will seek, if necessary and to the extent permitted under the Indenture, additional financing through borrowings and debt or equity financing. There can be no assurance that additional financing, if needed, will be available to the Company, or that, if available, the financing will be on terms favorable to the Company. There is no assurance that the Company's estimate of its reasonable anticipated liquidity needs is accurate or that unforeseen events will not occur, resulting in the need to raise additional funds.

SEASONALITY

     Because operations commenced in June 1996, the Company has a limited history of operating results. The Company anticipates that activity at the Majestic Star Casino will be affected by weather conditions, with stronger results expected from May through September. Accordingly, the Company's results of operations may fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters. See "Risk Factors -- Seasonality."

                                    BUSINESS

OVERVIEW AND PROPERTY

     The Company operates the Majestic Star Casino, a riverboat gaming facility located at Buffington Harbor in Gary, Indiana, approximately 23 miles southeast of downtown Chicago pursuant to a riverboat gaming license granted to it by the IGC. Buffington Harbor is located at the interchange of U.S. 12 and Indiana State Highway 912, a divided freeway which connects Interstate Highways 90 and 80/94. The Majestic Star Casino's convenient location at Buffington Harbor provides customers easy and direct access to and from major state and federal highways.

     The Majestic Star Casino commenced operations in June 1996 and will operate on the Chartered Vessel until the Permanent Vessel is delivered. The Majestic Star Casino is part of the Gaming Complex which is being developed at Buffington Harbor. The Company and its Joint Venture Partner formed the BHR Joint Venture to jointly develop and operate the common areas of the Gaming Complex. The Gaming Complex includes the land-based Pavilion which will contain, in its common areas, restaurants, cocktail lounges, a gift shop, a ticketing area for each casino and offices. The Company believes that the Pavilion's amenities will help attract customers to the Majestic Star Casino. The Company and its Joint Venture Partner each operates its own riverboat casino at the Gaming Complex on a staggered schedule which will reduce waiting times to board a casino.

     The Majestic Star Casino on the Chartered Vessel contains approximately 26,000 square feet of gaming space on four levels, with 924 slot machines and 50 table games. The Majestic Star Casino is certified to accommodate 1,700 passengers and 200 employees and crew members and also contains food, beverage and bar facilities. The casino area of the Chartered Vessel contains a large two-story atrium which has been added to enhance the casino's atmosphere and which, with the casino's conveniently placed elevators and stairwells, is expected to encourage traffic flow to other levels of the casino. The Company will emphasize a high level of customer service to enhance its customers' gaming experience and to complement the Majestic Star Casino's amenities. The Chartered Vessel was originally designed as an ocean-going vessel and is, therefore, expected to provide a smooth and comfortable ride to customers during cruises on Lake Michigan, if permitted in the future, and while dockside. Management believes that providing superior customer service, on-board food, beverage and bar facilities, state-of-the-art gaming equipment and the comfortable design of the Majestic Star Casino should attract patrons to the Majestic Star Casino and create customer loyalty.

     In October 1995, the Company engaged a naval architect to begin design work on the Permanent Vessel. The Company anticipates that the Permanent Vessel will be designed to be a state-of-the-art gaming vessel containing approximately 40,000 square feet of gaming space on three levels with 1,800 to 2,000 gaming positions. The Company expects that the Permanent Vessel will be designed to allow maximum visibility and mobility throughout the casino and will contain escalators and elevators to move customers between gaming levels. The Company estimates that the Permanent Vessel will cost approximately $40.0 million and can be designed, engineered and constructed so that it can be delivered to Buffington Harbor during the second half of 1997.

     The Buffington Harbor Facility is situated on an approximately one-hundred acre site containing approximately 3,200 surface parking spaces. The Buffington Harbor Facility also offers valet parking and convenient bus loading and unloading adjacent to the porte cochere of the Pavilion. The 90,000 square foot Pavilion, which includes the entry barge to the casinos, consists of two levels containing a 360 seat buffet, a 100 seat steakhouse restaurant, several bars and lounges, a gift shop and areas for staging, ticketing and other customer services. The Pavilion features granite floors, unique metallic finishes, and a variety of special lighting effects.

     The Majestic Star Casino is be permitted, by law, to operate 24-hours per day, 365 days per year. However, on June 3, 1996, the IGC stipulated that the Company and the Joint Venture Partner would operate a maximum of 22 hours per day, with no gaming being conducted during the hours of 5:00 a.m. and 6:30 a.m. The Company believes that the IGC will re-consider expanding the Company's hours of operations at some time in the near future. The Majestic Star Casino will be able to extend credit to its customers and customers will not be subject to any legally imposed loss or wagering limits. Indiana law requires the Majestic Star Casino to cruise on the open waters of Lake Michigan; however gaming is permitted if weather or other conditions, as determined by the captain of vessel, require the vessel to remain dockside. In June 1996, the Company was informed by the IGC, that due to the interpretation by the United States Department of Justice of applicable federal law, all gaming vessels, including the Chartered Vessel, will not cruise on Lake Michigan. Accordingly, the Company and its Joint Venture Partner are conducting simulated cruises dockside on a staggered entry schedule. These simulated cruises permit entrance to the casinos only during certain thirty-minute periods which commence at such times as stated on the schedule and which allow for unlimited egress. The Company has successfully completed high wave testing to confirm that the Majestic Star Casino will provide a safe and comfortable environment to the Company's customers in the event that as the Chartered Vessel is permitted to cruise on Lake Michigan. See "Regulation -- Federal Law."

     The Company and the Joint Venture Partner will operate their riverboat casinos on a staggered schedule. Management expects the staggered entry schedule to appeal to customers because it will reduce waiting times to board a casino. Management expects the Buffington Harbor Facility to be the only site in northern Indiana which will offer a staggered schedule and that such schedule will be an advantage for casinos at the Buffington Harbor Facility over other northern Indiana casinos. The Majestic Star Casino and the Joint Venture Partner's riverboat together will offer customers at the Buffington Harbor Facility a total of approximately 3,400 gaming positions initially and approximately 4,000 gaming positions upon the opening of the Permanent Vessel, which management believes is significantly more gaming positions than will exist at any other site in northern Indiana and is approximately three times the number of gaming positions allowed at any individual Illinois gaming site, each of which is currently limited by Illinois gaming laws to 1,200 gaming positions.

     The Company also expects that a riverboat casino owned and operated by the Showboat Marina Casino Partnership ("Showboat") will be opened in close proximity to the Majestic Star Casino in East Chicago, Indiana, in 1997. The Company believes that the opening of this third gaming facility will create a "gaming corridor" which will contain a greater concentration of gaming positions than currently exists in the Illinois market or is expected to exist in the northern Indiana market. Management believes that within the "gaming corridor", customers will be attracted to the Buffington Harbor Facility because of the availability of 3,400 gaming positions.

THE CHICAGO AREA AND NORTHERN INDIANA RIVERBOAT CASINO MARKETS

     The Chicago metropolitan area is the third most populated metropolitan region in the United States. Approximately 12.4 million adults reside within a 150-mile radius of the Buffington Harbor Facility, of which approximately 7.4 million adults reside within a 100-mile radius of the Buffington Harbor Facility. The Chicago downtown area is 23 miles from the Buffington Harbor Facility, as compared to approximately 40 miles from each of the existing riverboat gaming companies in Aurora and Elgin and the two riverboat gaming companies in Joliet, Illinois. Other major cities within a 150-mile radius of the Buffington Harbor Facility include Indianapolis, South Bend and Fort Wayne, Indiana, and Kalamazoo and Grand Rapids, Michigan.

     The market area within 150 miles of the Majestic Star Casino has one of the highest ratios of adults to gaming positions of any drive-in gaming market in the United States. Based on the 12,600 gaming positions projected for the northern Indiana and Chicago area market, including the five casinos planned for northern Indiana, there will be one gaming position for every 984 adults. By contrast, the Atlantic City market has one gaming position for every 703 adults. In addition, the Company believes that it is well positioned to capitalize on the lower density of gaming positions in its market area relative to population. The relative proximity of large population centers to Gary, Indiana, compares favorably to the population centers around Atlantic City. For example, downtown Chicago is only 23 miles from the Majestic Star Casino while Philadelphia and New York City are approximately 60 and 120 miles, respectively, from Atlantic City.

     The Company believes that revenues reported by the riverboat casinos currently operating in northern Illinois indicate that the Chicago gaming area market is underserved. Revenues for 1995 indicate that the four gaming companies operating seven riverboat casinos in the Chicago area generated an average win per slot per day of $364 and an average win per table per day of $3,050, which surpass the Atlantic City market's performance of average win per slot per day by over 50% and average win per table per day by over 25% for the same period.

     The following table compares the demographic and certain key operating statistics of the Chicago area gaming market to other major day-trip gaming markets for the twelve months ended December 31, 1995.

                                                NUMBER    NUMBER      ADULT POP.        WIN/       WIN/
                                                  OF        OF            TO            SLOT/     TABLE/
              METROPOLITAN AREA                 SLOTS     TABLES    POSITIONS(1)(2)    DAY(1)     DAY(1)
---------------------------------------------   ------    ------    ---------------    -------    ------
Chicago, Illinois............................   3,875       230          2,468         $   364    $3,050
Foxwoods, Connecticut........................   3,920        -- (3)         --(3)          408        --(3)
Lake Charles, Louisiana......................   4,487       216            876             212     1,324
Atlantic City, New Jersey....................   28,916    1,336            703             247     2,436
Bossier/Shreveport, Louisiana................   2,933       168            477             292     2,190
Biloxi, Mississippi..........................   8,672       419            321             107       912
New Orleans, Louisiana.......................   4,255       218            575             124     1,151

-------------------------
(1) Data represent the Company's estimates based on publicly available tax and gaming information and published industry reports.

(2) Based on the adult population within the 150 mile radius of the stated metropolitan area.

(3) Data are not publicly available.

MARKETING STRATEGY

     The Company expects to compete effectively with existing Chicago area and proposed northern Indiana casinos due to (i) the staggered entry schedule at the Buffington Harbor Facility which will reduce waiting times between cruises; (ii) the existence of significantly more gaming positions at the Buffington Harbor Facility than at any one location proposed for northern Indiana or existing in the Chicago area, which are currently limited by Illinois gaming law to 1,200 gaming positions; (iii) direct access to the Buffington Harbor Facility from major state and federal highways; and (iv) abundant surface parking. The unique attributes of the Buffington Harbor Facility will be featured in the Company's marketing and promotional materials, which will be primarily directed toward the drive-in, middle market customers who the Company believes constitute a majority of casino patrons in the Company's market area.

     Through the use of a systematic marketing program, the Company will encourage initial and repeat visits to the Majestic Star Casino. The Company's marketing programs will consist of a variety of advertising, direct mail and promotional programs which are expected to promote awareness of the Majestic Star Casino at Buffington Harbor. In addition to the Company's marketing plans, the Company and its Joint Venture Partner may develop joint programs to promote the Buffington Harbor Facility and its attributes, such as the presence of two casinos at one site containing over 3,400 combined gaming positions and its easily accessible location.

     The Company's marketing program includes:

          Slot Club: The Company has established the Club M-Star slot club through which participating customers can earn points, based on their level of slot play, that may be redeemed for prizes, which may include cash, complimentary food and beverages, merchandise and transportation to and from the Majestic Star Casino. Through the use of a computerized tracking system, Club M-Star will enable the Company to maintain a comprehensive database of the gaming levels, duration of play, preferences of, and other information about its patrons and tailor marketing programs to encourage repeat visits by these customers.

          Direct Mail: In order to develop and maintain high levels of patronage, the Company will utilize a direct mail, quick response program whereby qualified customers receive promotional literature within several days of a visit. Such mailings will be devised to generate and build customer loyalty and to encourage frequent visits. Other periodic mailings will be designed to generate and maintain high customer awareness of the name "Majestic Star."

          Food and Beverage: The Buffington Buffet, will be located in the Pavilion, features a 360-seat buffet offering a diversified selection of hot and cold entrees at competitive prices. The Harbor Steakhouse, also located in the Pavilion, and seats for 100 persons. The Harbor Steakhouse is intended to offer patrons a full-service, up-scale alternative to the buffet. The Star Gate Express, located onboard the Majestic Star Casino, seats 30 persons and offers a light fare menu. Management believes that by providing variety, excellent quality and well-valued food services it will attract patrons to the Buffington Harbor Facility and the Majestic Star Casino and will promote repeat visits.

          Motor Coach/Group Sales: The Company has established a motor coach/group sales department to implement a regional program to take advantage of the large population within 150 miles of Buffington Harbor. This department intends to focus on maintaining a high volume of customers primarily during non-peak periods.

          Cooperative Programs: The Company intends to build relationships with Chicago area hotels, restaurants, convention centers and entertainment and sports venues to develop tie-in and other cooperative programs.

     Although the Company's marketing efforts will focus on middle market customers, the Company also intends to develop personal relationships with premium players through staff trained to provide customer satisfaction.

COMPETITION

     The Majestic Star Casino is dependent primarily on adults residing within 150 miles of the Buffington Harbor Facility, which includes the Chicago metropolitan area. Currently, four riverboat casinos operate in northern Illinois within 50 miles of the Buffington Harbor Facility. In addition to the riverboat to be operated by the Joint Venture Partner, the Company expects competition in northern Indiana from a riverboat casino in Hammond, Indiana, and the riverboat casinos which have been authorized in each of East Chicago and Michigan City, Indiana. The Company also expects to compete in Indiana, to a lesser extent, with six additional riverboats in southern Indiana. Although the Company believes that there is sufficient demand in the market to sustain the operations of the Majestic Star Casino, there can be no assurance to that effect. See "Risk Factors -- Competition."

     The Company believes that competition in the gaming industry is based on the quality and location of the gaming facilities, the effectiveness of marketing efforts and overall levels of customer service and satisfaction. Although management believes that the location and amenities of the Majestic Star Casino will enable the Company to compete effectively with other casinos in the immediate area, the Company expects intense competition to develop in its market area.

     There can be no assurance that Indiana or Illinois will not authorize additional gaming licenses in the future. Legislation has been introduced on numerous occasions in recent years to provide for land-based casinos in Chicago and to expand riverboat gaming in Illinois, including to authorize additional operators or to authorize existing operators to move to new sites or otherwise to modify existing regulations to decrease or eliminate certain restrictions, such as limitations on the number of gaming positions. To date, no such legislation has been enacted. The Company is unable to predict whether any such legislation, in Illinois, Indiana or elsewhere, will be enacted or whether, if passed, it would have a material adverse impact on the results of operations or financial condition of the Company.

     The Company also expects future competition from a federally recognized Indian tribe which is negotiating with various cities in southwestern Michigan and/or Indiana to develop land-based casinos.

     Many of the Company's competitors, including its Joint Venture Partner and Showboat, the owner of the casino to be opened in East Chicago, Indiana, will have larger and, prior to the delivery of the Permanent Vessel, more modern casino vessels. In addition, many of such competitors will have greater gaming industry management experience and financial resources. The Company believes that its ability to compete successfully in the riverboat gaming industry will be primarily based on the quality and location of its gaming facilities, the effectiveness of its marketing efforts, and overall levels of customer service and satisfaction. These factors will become more important as competition in the casino gaming industry becomes more intense with the opening of additional casino operations.

DESIGN AND CONSTRUCTION

     Planning for the Majestic Star Casino began in 1993 with the study of potential harbors, design concepts, construction costs and schedules, permit requirements, and environmental issues. Landside construction work began in August 1995 after the acquisition of real property interests by the Joint Venture Partner at Buffington Harbor. The Army Corps of Engineers and the Indiana Department of Natural Resources issued the necessary permits for the required harbor modifications in October 1995 and harbor construction commenced shortly thereafter.

     A physical wave study was performed to assist in the design of the harbor specifications, mooring systems and structures and a weather monitoring system. This study, undertaken at the Canadian National Research Center, involved the construction of a scale model of the harbor, including the proposed modifications to test wave and wind conditions on Lake Michigan and the effectiveness of the harbor and proposed modifications in protecting the vessel and providing the Majestic Star Casino's customers with a comfortable ride. The study concluded that the harbor, as modified, would provide a safe and comfortable cruising environment. After conclusion of the study, the Company received Coast Guard approval of the harbor specifications.

     In October 1995, the Company engaged Guido Perla & Associates, naval architects in Seattle, Washington to begin design work on the Permanent Vessel. Guido Perla & Associates has designed several riverboat casinos, including casinos owned by Showboat and Harrah's and the Grand Victoria casino in Elgin, Illinois developed by Hyatt Corporation. Other independent specialists and professional firms have been, or will be, engaged to assist in the design and construction of the Permanent Vessel.

DON H. BARDEN -- DEVELOPMENT AND BUSINESS EXPERIENCE

     The Majestic Star Casino is being developed by Don H. Barden. Mr. Barden's business career spans 25 years and involves the successful establishment, development and operation of several enterprises in the cable, real estate, and media industries. Highlights of Mr. Barden's career include:

          Cable Television: Beginning in the early 1980's, Mr. Barden's companies built and operated cable television systems in Detroit and three of its suburbs: Inkster, Romulus, and Van Buren Township. The Detroit system, of which Mr. Barden owned 51%, was developed through a partnership with MacLean Hunter Cable TV, Inc. and encompassed over 2,000 miles of plant passing 400,000 homes. The construction cost of the Detroit system, which is one of the largest single city urban cable systems in the country, exceeded $100 million. In 1988, Mr. Barden sold the Romulus and Van Buren Township cable systems. In 1995, Mr. Barden sold Barden Communications, Inc., which owned partnership interests in the Detroit and Inkster systems, to Comcast Corporation.

          Real Estate: Mr. Barden's real estate organization, Waycor Development Company, served as the developer for a $61 million, 840 bed detention facility in Wayne County, Michigan. Other completed projects include a Veteran's Administration clinic in Canton, Ohio and a 144-unit apartment complex in Detroit, Michigan. Mr. Barden is currently involved in the development of a 42-unit single family housing subdivision in the City of Detroit.

          Broadcasting: Mr. Barden, through Barden Broadcasting, Inc., owns and operates four FM radio stations and one AM radio station in the State of Illinois. Three of the stations are located in Joliet, Illinois.

          Computer-based Education System and Communications Network: Mr. Barden, through Barden Companies, Inc., is the majority owner of University Communications, Inc. which provides computer-based educational and communications services to approximately five hundred school districts, adult educational programs and corporate users.

BACKGROUND

     The Company was formed, under the name Barden PRC-Gary, LLC, in December 1993 by companies controlled by Don H. Barden and a subsidiary of President Casinos, Inc. ("President Casinos") for the purpose of developing a riverboat casino project in Gary, Indiana. The Company received a Certificate of Suitability from the IGC in December 1994. Pursuant to an agreement between BDI and President Casinos, President Casinos committed to contribute $20.0 million and a vessel to the Company. After President Casinos elected not to fund its $20.0 million commitment, BDI and President Casinos entered into an agreement on June 30, 1995, providing for the Company to redeem President Casinos' membership interest in the Company for a nominal amount and to receive the right to charter the vessel from President Casinos on which the Majestic Star Casino will operate pursuant to the Charter Agreement (as defined herein). See "Material Agreements -- Charter Agreement."

     In July 1995, the Company entered into an agreement with Davis Gaming Co. ("Davis Gaming"), an affiliate of Marvin Davis, whereby Davis Gaming agreed to contribute $25.0 million to the Company and BDI agreed to contribute $10.0 million to the Company. The Company's Certificate of Suitability was extended in June 1995, with the IGC indicating that it would grant a further extension beyond September 30, 1995 provided that (i) the Company and the Joint Venture Partner form the BHR Joint Venture to develop the Buffington Harbor Facility and
(ii) the BHR Joint Venture entered into a ground lease with the City of Gary. In September 1995, Davis Gaming elected not to enter into the BHR Joint Venture and to commit capital to the BHR Joint Venture prior to completing negotiations with the City of Gary and consequently withdrew from the Company. The BHR Joint Venture was then formed between the Company and the Joint Venture Partner and the IGC granted an extension to the Company after agreement was reached with the City of Gary. See "Material Agreements -- Agreement with City of Gary, Indiana."

REGULATION

     The Company is subject to various governmental rules and regulations with respect to the operation of a passenger vessel and gaming casino, including regulation by the IGC, and has recently received a riverboat gaming license from the IGC. See "Risk Factors -- Taxation and Regulation by Gaming and Other Governmental Authorities" and "Regulation."

     Either the Company, the Joint Venture Partner or the BHR Joint Venture has obtained, applied for or will apply for, all requisite permits and approvals for the construction of the Gaming Complex. The Company believes that the BHR Joint Venture will be able to acquire such further permits and approvals in a timely manner and that the Company will be able to obtain all other necessary licenses, permits and approvals in order to construct and operate the Majestic Star Casino and the Gaming Complex. However, no assurances can be given that all of the requisite licenses, permits or approvals will be issued or that all of such licenses, permits or approvals will be issued without certain conditions or restrictions that could adversely affect the construction and operation of the Majestic Star Casino and the Gaming Complex. The failure to maintain any of these licenses, permits or approvals in a timely manner may delay, restrict or prevent the Buffington Harbor Facility from operating as contemplated herein.

LITIGATION

     On May 1, 1996, a class action complaint was filed in the Lake Superior Court in Gary, Indiana against the Joint Venture Partner and certain of its affiliates, the Company and certain of its affiliates, the IGC, the City of Gary and the Mayor of the City of Gary and certain other parties affiliated with the City of Gary. The plaintiffs were comprised of two local contractors, a former city employee, and five persons who claim that they were to be investors in the riverboat casinos to be operated in Gary, Indiana. The complaint alleged, among other things, that the Joint Venture Partner and the Company each have failed to meet certain obligations with respect to minority hiring goals, utilization of minority and/or women contractors, investment in city projects and providing certain residents of the City of Gary with the right to acquire a 15% equity interest in their respective projects. Plaintiffs sought various remedies including damages and injunctive relief in the form of an order to enjoin the IGC from issuing gaming licenses to the Company and the Joint Venture

Partner until they have complied with these conditions. In July 1996, the court granted a motion filed by the defendants and the lawsuit was dismissed with prejudice. The Company believes that the plaintiffs may have filed an appeal of the dismissal. See "Risk Factors -- Taxation and Regulation by Gaming and Other Governmental Authorities."

EMPLOYEES

     The Company employs approximately 1,000 full-time equivalent persons and that the BHR Joint Venture employs approximately 550 full-time equivalent persons. The Company believes that it and the BHR Joint Venture can continue to attract and retain a sufficient number of qualified individuals to operate and maintain the Majestic Star Casino and the Gaming Complex. Recently, the Company has executed a collective bargaining agreement with Local 1 of the Hotel Employees and Restaurant Employees International Union effective as of July 1, 1996. This agreement covers approximately 96 individuals employed in food and beverage service positions and is for a term of five years. The Seafarers International Union has filed a petition with the National Labor Relations Board to represent approximately 170 individuals employed in slot, cage and credit operations positions at the Company. The National Labor Relations Board has scheduled an election for October 25, 1996 among these employees. The Company is also currently engaged in discussions with the Seafarers with respect to approximately 25 employees in the marine operations department.

     In recruiting personnel, the Company is obligated, under the terms of its agreement with the City of Gary, to use its best efforts to have an employee base which is comprised of fifty-two percent women, seventy percent from racial/ethnic minority groups, sixty-seven percent residents of the City of Gary and ninety percent residents of Lake County, Indiana. The Company is working closely with representatives of the City of Gary to comply with these objectives.

     The Company conducts training programs to teach its employees necessary technical skills as well as to instill a commitment to a high level of customer service.

                              MATERIAL AGREEMENTS

     Set forth below are summaries of the material terms of certain material agreements to which the Company is or will be a party. The following summaries do not purport to be complete and are qualified in their entirety by reference to the relevant agreements. Copies of such agreements (whether in preliminary or executed form) are available upon request to the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the agreement being described (unless otherwise indicated).

THE COMPANY'S OPERATING AGREEMENT

     The Company is a limited liability company organized under Indiana law. The members of the Company, BDI and Gary Riverboat Gaming, LLC, an Indiana limited liability company ("GRG"), have entered into an Amended and Restated Operating Agreement dated March 29, 1996 (the "Operating Agreement"). BDI and GRG hold 85% and 15%, respectively, of the membership interests in the Company.

     The Company is currently managed by BDI which is controlled by Don H. Barden. In the event that BDI ceases to be the Manager of the Company, as a result of its removal or resignation, the Operating Agreement specifies that the Company's successor manager shall be Barden Management, Inc., an Indiana corporation ("BMI"), which is wholly owned and controlled by Don H. Barden, and is the current manager of GRG.

     The Company is controlled, and the Company's assets and operations will be directed, by the Manager. Subject to certain exceptions, the Operating Agreement affords the members no right to participate in the management of the Company. The members are unable to remove the Manager, except upon supermajority approval in limited circumstances involving serious misfeasance. BDI may resign from its status as the Company's manager upon 60 days' notice.

     The Manager is not liable to the Company or to any member for any loss or damage arising out of the management of the Company, or any other activities in its capacity as a Manager, unless caused by the Manager's (i) receipt of a financial benefit to which it is not entitled, (ii) assenting to a distribution in violation of the Operating Agreement or the Indiana Limited Liability Act,
(iii) commission of a crime, or (iv) material willful violations of the Operating Agreement. Further, the Operating Agreement generally provides that the Company will indemnify the Manager (and its agents and employees) from all loss or damage incurred by the Manager in connection with management of the Company, unless such loss or damage is caused by such person's gross negligence or bad faith.

     The death, insolvency or dissolution of any member, or any other event resulting in the withdrawal by a member from the Company (whether pursuant to the transfer of his interest or otherwise), will result in the dissolution of the Company, unless the Manager and a majority of the remaining members (based on percentage interests in profits and capital) agree in their discretion to continue the business of the Company. Dissolution of the Company will also occur on the earlier of (i) December 31, 2043, (ii) the disposition of all or substantially all of the Company's assets, (iii) the written consent of the Manager and all members, (iv) the death, retirement, resignation, withdrawal, expulsion, bankruptcy, mental incapacity or dissolution of the incumbent Manager (provided, however, that the Company shall not terminate if within 30 days after such event a new person assumes the role of Manager in accordance with the Operating Agreement), or (v) entry of a decree of judicial dissolution.

JOINT VENTURE AGREEMENT

     The Company and its Joint Venture Partner are each fifty percent members in the BHR Joint Venture. The terms of the Joint Venture Agreement require each member to make capital contributions to the BHR Joint Venture equal to one-half of the amounts required for the BHR Joint Venture to fund the acquisition of property and construct the contemplated common amenities in accordance with an agreed upon budget. As of August 20, 1996, each member has made the required capital contributions in an aggregate amount of $45,146,433. The estimated costs to the BHR Joint Venture to construct the Gaming Complex are as follows: $14 million to acquire the land; $12 million for harbor construction, $68 million for landside development. The

Joint Venture Agreement allows the BHR Joint Venture to borrow funds with the approval of both members, although no significant borrowings are contemplated at the current time.

     The general affairs of the BHR Joint Venture are governed by an Operating Committee. The Operating Committee consists of four representatives, two appointed by each member, and all four representatives must concur in any action. If the Operating Committee is not able to agree upon a matter, the matter is to be referred to a vote of the members. In addition, the members also must decide on certain fundamental matters as specified in the Joint Venture Agreement.

     The Joint Venture Agreement establishes a Construction Committee consisting of two representatives, one appointed by each member. The Construction Committee is authorized to make decisions relating to routine construction matters. The Construction Committee can only act upon the approval of both representatives. If the representatives are not able to agree on a matter, the matter is to be referred to a vote of the Operating Committee.

     The Joint Venture Agreement also establishes a subcommittee to the Operating Committee, consisting of the general managers of each of Majestic Star Casino and the Joint Venture Partner's gaming operation. This subcommittee is authorized to make decisions involving the day-to-day operations of BHR Joint Venture. The subcommittee can act only upon the approval of both general managers. If the general managers are not able to agree on a matter, the matter is to be referred to the Operating Committee.

     A member loses its right to approve (or have its representatives on any of the aforementioned committees or subcommittees approve) actions of the BHR Joint Venture, during any period in which the member suffers an event of default under the Joint Venture Agreement. Furthermore, decisions of the BHR Joint Venture directly involving one member (such as the enforcement of the BHR Joint Venture's rights against the member under the corresponding Berthing Agreement (as defined below)) do not require the approval of both members, but rather may be made solely by the other member.

     Events of default under the Joint Venture Agreement include a failure by a member to make the capital contributions referred to above, bankruptcy, an event of default under the Berthing Agreement, and any other failure of a member to perform its obligations under the Joint Venture Agreement within 30 days after written notice of default from the other member. The remedies for any such event of default include (i) the loss by the member of its voting rights as described above, (ii) if the event of default continues for 270 days, the non-defaulting member may acquire the interest of the defaulting member in the BHR Joint Venture (and its Berthing Agreement) for $1.0 million, and (iii) other remedies available at law or in equity. Furthermore, if the event of default involves a failure to make required capital contributions, the other member may withdraw its capital contribution, or be entitled to receive interest on its incremental capital contribution, or require the defaulting member to pay interest in respect of the capital contributions on which it defaulted.

     Most disputes arising out of the Joint Venture Agreement that are not resolved by the members are subject to resolution by arbitration. Excluded from the arbitration process are decisions relative to changing the common amenities currently under construction, changes in (or decisions involving the enforcement of rights under) the Berthing Agreements, and increases in capital contribution obligations.

BERTHING AGREEMENT

     The Company and the Joint Venture Partner, each an operator, each entered into a berthing agreement on April 23, 1996 (each a "Berthing Agreement") with the BHR Joint Venture. Each Berthing Agreement obligates the BHR Joint Venture to construct the common area improvements (including parking lots, access roads, harbor improvements, other infrastructure improvements and the Pavilion) which are required for each operator's gaming operations. The BHR Joint Venture has made substantial progress in the construction of these common area improvements, with the Gaming Complex commencing operations on June 7, 1996. Each Berthing Agreement also requires the BHR Joint Venture to carry insurance on the common area improvements, at replacement value, and to reconstruct or repair the common area improvements in the event of an insured casualty (subject to certain dollar limitations as to reconstruction or repairs costing more than available insurance proceeds).

     Under its Berthing Agreement, each operator has the right to dock its vessel at the mooring barge and the right to use substantially all of the other common area improvements being constructed by the BHR Joint Venture. Each Berthing Agreement also obligates the BHR Joint Venture to provide specified services to each of the operators in connection with the common area improvements, including valet parking, shuttle buses, security, maintenance and food and beverage services. Each operator is obligated to pay certain of these expenses that are specific to its gaming operations. Furthermore, each operator is obligated to pay a license fee equal to one-half of the amount by which the expenses of the BHR Joint Venture exceed the revenues of the BHR Joint Venture. The expenses of the BHR Joint Venture are expected to significantly exceed its revenues.

     Each Berthing Agreement imposes certain restrictions on the operations of the operator, including a limitation on cruising rights so as to avoid scheduling conflicts between the operators (so long as cruising is required by the IGC). Each Berthing Agreement also provides certain remedies if the operator defaults in its obligations thereunder, including, among other things, a 100% increase in the license fee during any period in which an operator has defaulted in the payment of its license fee for more than 30 days, a suspension of gaming operations and other rights if an event of default continues for more than 120 days, and a buyout of the operator's rights in the BHR Joint Venture and the Berthing Agreement if an event of default continues for more than 270 days.

CHARTER AGREEMENT

     The Company has entered into a Charter Agreement, dated August 17, 1995 (the "Charter Agreement") with New Yorker Acquisition Corporation ("NYAC"), a subsidiary of President Casinos, to charter the Chartered Vessel. The Charter Agreement will terminate on May 3, 2001 unless terminated by the Company upon 180 days' notice of termination. The Charter Agreement provides for a payment of $125,000 per month for the first 24 months of the term, which amount is to be adjusted annually for each year of the term thereafter to a fair market rental, as determined by a nationally recognized appraiser or by agreement of the Company and NYAC. Pursuant to the Charter Agreement, before delivery, certain alterations are to be made by NYAC, at its expense, to the Chartered Vessel, and certain other alterations are to be completed at the Company's expense. These alterations are substantially complete and the Company's cost will be approximately $5 million. The Charter Agreement also requires the Company, any subcharterer or any assignee of the charterer to maintain a net worth of not less than $10.0 million during the term of the Charter Agreement.

HARBOR LEASE AGREEMENT

     On June 29, 1995, the Joint Venture Partner entered into the Harbor Lease with Lehigh Cement. The Harbor Lease was subsequently assigned by the Joint Venture Partner to the BHR Joint Venture. Pursuant to the Harbor Lease, the BHR Joint Venture is leasing certain property which is integral to the Company's gaming operations. The property subject to the Harbor Lease includes certain property abutting Buffington Harbor and on which the docking and other support facilities for the Buffington Harbor Facility are to be located.

     The Harbor Lease authorizes the BHR Joint Venture to construct the harbor improvements, including docking facilities, that are required to open and conduct the contemplated gaming operations. The Harbor Lease also imposes certain limitations on the use of Buffington Harbor and certain of its docks by the Company and the Joint Venture Partner, including limitations on riverboat cruises that would interfere with Lehigh Cement's use of the harbor or with certain rights Lehigh Cement has granted to Marblehead Lime Company to use the harbor. The Harbor Lease also requires the BHR Joint Venture to reimburse Lehigh Cement for certain increases in its operational costs caused by the BHR Joint Venture's use of Buffington Harbor. The Company does not believe that any of these limitations or requirements would have a material adverse effect on its operations in light of the current and anticipated uses of the docks and Buffington Harbor by Lehigh Cement and Marblehead Lime Company, although no assurance can be given with respect thereto because neither the Company nor the BHR Joint Venture has control over these factors.

     The initial term of the Harbor Lease expires on December 29, 1997. The Harbor Lease requires the BHR Joint Venture or its members to apply for the governmental permits necessary for construction of, and to construct, a permanent harbor on the shoreline of Lake Michigan lying immediately to the west of the existing harbor. Construction of a new harbor will require the BHR Joint Venture to acquire permits from the U.S. Army Corps of Engineers, the Coast Guard and the Indiana Department of Natural Resources, among others. The term of the Harbor Lease may be extended, if prior to the expiration of the initial term, the BHR Joint Venture procures, or employs due diligence in seeking to procure, certain governmental permits necessary to construct a new harbor on a part of the shoreline of Lake Michigan lying to the west of Buffington Harbor. If the permits are procured prior to the expiration of the initial term, Lehigh Cement is obligated to extend the term for the period of time reasonably necessary, as determined by Lehigh Cement, to permit the BHR Joint Venture to complete construction of the new harbor improvements. If the permits are not procured, prior to the expiration of the initial term, and the BHR Joint Venture has exercised due diligence (as determined in the opinion of Lehigh Cement) in attempting to obtain the permits, Lehigh Cement is obligated to extend the term until the earlier of (i) December 31, 2005, and
(ii) the date the BHR Joint Venture acquires the permits and completes the new harbor improvements. See "Risk Factors -- Risk Associated with Harbor Lease."

     The Harbor Lease is rent free through December 31, 1997. If the term of the Harbor Lease is extended beyond its initial thirty month period in accordance with the terms thereof, rent becomes payable commencing January 1, 1998 at the rate of $125,000 per month.

AGREEMENT WITH CITY OF GARY, INDIANA

     Prior to receiving the riverboat gaming license, the Company was authorized to develop the Majestic Star Casino pursuant to a certificate of suitability granted to the Company by the IGC (the "Certificate of Suitability"). In accordance with the Certificate of Suitability, the City of Gary and the Company entered into a Development Agreement dated as of March 26, 1996 (the "Development Agreement"). The Development Agreement requires the Company, among other things, to (i) invest $116.0 million in various on-site and off-site improvements, of which at least $87 million are expected to be satisfied at or prior to commencement of operations, (ii) pay the City of Gary an amount equal to 3% of the Majestic Star Casino's adjusted gross receipts, as defined in the Indiana Riverboat Gambling Act (the "Riverboat Gambling Act"), (iii) obtain the insurance, bonds and/or letters of credit required by the Riverboat Gambling Act, (iv) endeavor to meet certain minority and local employment, union and vendor goals and (v) pay a default payment in the amount of damages for failure to complete certain on-site developments, the maximum amount of which is $12.0 million. The balance of the $116.0 million commitment is required to be expended over a five year period.

     On September 29, 1995, the Company entered into an agreement with the City of Gary, whereby certain obligations of the Company and the BHR Joint Venture were terminated in consideration for the payment of $5.0 million. One half of this amount was paid by the Company to the City of Gary in October 1995 and the balance of such amount is due by September 5, 1996. The aggregate of these payments satisfies $5.0 million of the Company's $116.0 million investment commitment under the Development Agreement.

                                   REGULATION

STATE OF INDIANA

     The following is a summary of the applicable provisions of the Riverboat Gambling Act of the State of Indiana and certain other laws and regulations. It does not purport to be a full description thereof and is qualified in its entirety by reference to the Riverboat Gambling Act and such other laws and regulations.

     In 1993, the State of Indiana passed the Riverboat Gambling Act which created the IGC. The IGC is given extensive powers and duties for the purposes of administering, regulating and enforcing riverboat gaming in Indiana and has been authorized to award up to eleven gaming licenses to operate riverboat casinos in the State of Indiana, including five to counties contiguous to Lake Michigan in northern Indiana, five to counties contiguous to the Ohio River and one to a county contiguous to Patola Lake in southern Indiana.

     The Riverboat Gambling Act requires that referenda be approved by municipal and county residents to authorize gaming for cities on Lake Michigan. Since the City of Gary conducted a successful referendum in 1989, the Act exempts the City of Gary from the referendum requirement. At the present time, the required referenda have been conducted and gaming has been authorized for the cities of Hammond and East Chicago (in addition to Gary) in Lake County, Indiana, and for Michigan City in LaPorte County, to the east of Lake County.

     The IGC has jurisdiction and supervision over all riverboat gaming operations in Indiana and all persons on riverboats where gaming operations are conducted. These powers and duties include authority to (i) investigate all applicants for riverboat gaming licenses, (ii) select among competing applicants those that promote the most economic development in a home dock area and that best serve the interests of the citizens of Indiana, (iii) establish fees for licenses and (iv) prescribe all forms used by applicants. The IGC is authorized to adopt rules for administering the gaming statute and the conditions under which riverboat gaming in Indiana may be conducted. The IGC has promulgated certain formal rules and has proposed additional rules governing the application procedure. The IGC may suspend or revoke the license of a licensee or impose civil penalties, in some cases without notice or hearing, for any act in violation of the Riverboat Gambling Act or for any other fraudulent act. In addition, the IGC may revoke an owner's license if the licensee has not begun regular excursions prior to the end of the twelve month period following receipt of a license or if it is determined by the IGC that revocation is in the best interests of the State of Indiana. The IGC will (i) authorize the route of the riverboat and the stops that the riverboat may make, (ii) establish minimum amounts of insurance and (iii) after consulting with the United States Army Corps of Engineers, determine which waterways are navigable waterways for purposes of the Riverboat Gambling Act and determine which navigable waterways are suitable for the operation of riverboats. Additionally, the IGC may adopt emergency orders concerning navigability of waters for extreme weather conditions or other extreme circumstances.

     The Riverboat Gambling Act requires an extensive disclosure of records and other information concerning an applicant, including disclosure of all directors, officers and persons holding a five percent or more direct or indirect beneficial interest in an applicant.

     In determining whether to grant an owner's license to an applicant, the IGC shall consider (i) the character, reputation, experience and financial integrity of the applicant and any person who (a) directly or indirectly controls the applicant, or (b) is directly or indirectly controlled by either the applicant or a person who directly or indirectly controls the applicant, (ii) the facilities or proposed facilities for the conduct of riverboat gaming, (iii) the highest total prospective revenue to be collected by the state from the conduct of riverboat gaming, (iv) the good faith affirmative action plan to recruit, train and upgrade minorities in all employment classifications, (v) the financial ability of the applicant to purchase and maintain adequate liability and casualty insurance, (vi) whether the applicant has adequate capitalization to provide and maintain the riverboat for the duration of the license and (vii) the extent to which the applicant meets or exceeds other standards adopted by the IGC. The IGC may also give favorable consideration to applicants for economically depressed areas and applicants who provide for significant development of a large geographic area. A person holding an owner's gaming license issued by the IGC may not own more than a ten percent interest in another such license. An owner's license expires five years after the effective date of the license.

Unless the license has expired or has been terminated or revoked, the gaming license may be renewed, for one year periods if the IGC determines that the licensee has satisfied all statutory and regulatory requirements. A gaming license is a revocable privilege and is not a property right pursuant to the Riverboat Gambling Act. On June 3, 1996 the Majestic Star Casino obtained a gaming license from the IGC.

     Minimum and maximum wagers on games are left to the discretion of the licensee and are not established by regulation. Wagering is required to be conducted with tokens, chips or electronic cards instead of cash or coins. Each riverboat gaming excursion is limited to a duration of four hours unless a longer excursion is expressly approved by the IGC. No gaming may be conducted while the boat is docked except (i) for 30-minute time periods at the beginning and end of a cruise while the passengers are embarking and disembarking, (ii) if the master of the riverboat reasonably determines that specific weather or water conditions present a danger to the riverboat, its passengers or crew, (iii) if either the vessel or the docking facility is undergoing mechanical or structural repair, (iv) if water traffic conditions present a danger to (a) the riverboat, its passengers or crew or (b) other vessels on the water, or (v) if the master has been notified that a condition exists that would cause a violation of federal law if the riverboat were to cruise. In June 1996, the IGC received such notification from the Department of Justice. See "Regulation -- Federal Law."

     An admission tax of $3.00 for each person admitted to the gaming excursion is imposed upon each license owner. An additional twenty percent tax is imposed on the "adjusted gross receipts" received from gaming operations, which is defined under the Riverboat Gambling Act as the total of all cash and property (including checks received by the licensee whether or not collected) received, less the total of all cash paid out as winnings to patrons and uncollected gaming receivables (not to exceed two percent). The gaming license owner shall remit the admission and wagering taxes before the close of business on the day following the day on which the taxes were incurred. Legislation was recently enacted in Indiana permitting the imposition of property taxes on Indiana riverboats at rates to be determined by local taxing authorities of the jurisdiction in which a riverboat operates.

     The IGC is authorized to license suppliers and certain occupations related to riverboat gaming. Gaming equipment and supplies customarily used in conducting riverboat gaming may be purchased or leased only from licensed suppliers.

     The Riverboat Gambling Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a gaming owners' license must establish goals of expending at least ten percent of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and five percent of the total dollar value of the licensee's contracts for goods and services with women's business enterprises. The IGC may suspend, limit or revoke a gaming owner's license or impose a fine for failure to comply with these statutory requirements.

FEDERAL LAW

     In October 1994, the U.S. Attorney for the Northern District of Indiana notified the IGC that federal law, U.S.C. 15 sec. 1171 to 1178, commonly known as the Johnson Act, prohibits gaming vessels from cruising on waters within federal maritime jurisdiction and prohibits gaming on such vessels. A member of the U.S. House of Representatives has notified the Department of Justice that the Johnson Act may prohibit gaming on vessels on the Great Lakes because the Great Lakes are within federal maritime jurisdiction. The U.S. Attorney for the Northern District of Indiana asked the Justice Department for an opinion with respect to the applicability of the Johnson Act to casino boats on Lake Michigan. In June 1996, the Department of Justice informed the State of Indiana that federal law prohibits all gaming vessels from cruising on Lake Michigan. Currently, Congress has legislation pending that contains an amendment to the Johnson Act which would specifically allow gaming on vessels in the Indiana waters of Lake Michigan. The Johnson Act contains an exception to such prohibitions if a state adopts a law that provides an exemption for the state from the provisions of the Johnson Act or if the state adopts a law providing for the transportation of specifically enumerated gambling devices in such state. The Riverboat Gambling Act specifically provides that Indiana is exempt from the provisions of the Johnson Act and that all shipments of gambling devices which have been registered, recorded and labelled in accordance with the Johnson Act would be legal shipments into the State of Indiana under the Johnson Act. Notwithstanding such statutes, there can be no assurance that gaming operations by the Company would not be challenged as a violation of Indiana law or federal law.

                                   MANAGEMENT

MANAGEMENT

     The Company is managed by the Manager. The management team assembled by the Manager to oversee the development and operation of the Company and the Majestic Star Casino include:

     Don H. Barden, age 52. Mr. Barden is Chairman and President of the Manager and the Company and is employed by the Company, with responsibility for key policy making functions. Since 1981, Mr. Barden has also been the President and Chief Executive Officer of a group of companies which are wholly-owned by Mr. Barden and which operate in the real estate development, broadcast, and entertainment industries. Over the past 25 years, Mr. Barden has successfully established and developed a number of enterprises in the real estate, cable television and media industries. See "Business -- Don H. Barden Development and Business Experience".

     Thomas C. Bonner, age 43. Mr. Bonner has been the Executive Vice President of the Manager and the Company and has been employed by the Company since December 1995, with primary responsibility for the overall operations of the Company. From March 1995 to December 1995, he was President and Chief Executive Officer of Showboat Indiana, Inc. with overall responsibility for the development, licensing, construction and operation of Showboat's riverboat project in East Chicago, Indiana. From November 1993 to March 1995, he was Vice President of Project Development for Showboat Development Company and, from October 1984 to November 1993, he was Vice President and General Counsel to Atlantic City Showboat, Inc.

     Paul W. Sykes, age 44. Mr. Sykes has been Vice President of the Manager, General Manager and Chief Operating Officer of the Company since December 1995 and is employed by the Company. He has responsibility for management of gaming operations and related activities of the Company. From February 1995 to December 1995, Mr. Sykes was Vice President-Operations of Showboat Indiana, Inc. with primary responsibility for pre-opening activities relating to casino gambling, credit, food and beverage, property and security operations. From December 1993 to January 1995, Mr. Sykes was Vice President - Project Development where he was responsible for identification and evaluation of new markets and related legislative matters. From November 1991 to November 1993, Mr. Sykes was Vice President of Showboat Atlantic City, where he was responsible for the direct mail, player development, special events and complimentary services. Prior to 1991, Mr. Sykes served as Vice President of Customer Development for Trump's Taj Mahal.

     Michael E. Kelly, age 34. Mr. Kelly joined the management team in April 1996 as Vice President and Chief Financial Officer of the Manager, with overall responsibility for the Company's investor relations and financial reporting. Mr. Kelly is also employed by the Company. From June 1994 to April 1996, Mr. Kelly held various positions with Fitzgeralds Gaming Corporation including Vice President of Finance. Mr. Kelly also was the Senior Director of Operations and Chief Financial Officer of Fitzgeralds Tunica where he was responsible for operations, finance, regulatory affairs, legal and strategic planning and involved in the design and development of a new dockside gaming facility in Robinsonville, Mississippi. From September 1991 to June 1994, Mr. Kelly was Vice President and Chief Financial Officer of Empress River Casino Corporation and its affiliates, with responsibility for finance, regulatory affairs and administration. Mr. Kelly also participated in the design and development of riverboat casino operations at Joliet, Illinois and Hammond, Indiana while employed by the Empress River Casino Corporation. From 1982 to 1991, Mr. Kelly was employed in various senior finance and administrative functions by Harrah's Hotels & Casino in New Jersey and Nevada, and the Fitzgeralds Group in Reno and Las Vegas, Nevada.

     Thomas P. Burke, age 40. Mr. Burke is the Assistant General Manager in charge of the Company's casino finance (cage cashiers and casino credit), security, surveillance and naval operations. Prior to joining the Company in April 1996, Mr. Burke was Director of Casino Administration at American Gaming & Entertainment since June 1993, where he coordinated and supervised casino development efforts in new jurisdictions, evaluated potential gaming sites and coordinated licensing, permitting and pre-opening activities. During that time, he headed a group which developed and opened the Crown Casino in Melbourne, Australia. From April 1990 to June 1993, Mr. Burke was Vice President, Casino Finance for Trump's Taj Mahal and was responsible for the redesign of the casino floor and development of internal controls. Prior to 1990,

Mr. Burke held various casino controller and operating finance functions for more than 10 years at Trump Castle Casino, Tropicana Hotel Casino, Marriott Hotel Corporation and Resorts International Casino Hotel.

     Barry J. Elmore, age 41. Mr. Elmore was appointed Controller of the Company in March 1996 with responsibilities for the financial, planning, accounting and budgeting functions. From 1994 to March 1996, Mr. Elmore was an accounting systems specialist with Remington Hotel Corporation, a 72 hotel chain based in Dallas, Texas. Prior to 1994, Mr. Elmore's experience included controller and accounting services at Rank Hotels North America and Registry Hotel Corporation.

EMPLOYMENT AGREEMENTS

     Mr. Barden serves as Chairman and President of the Manager and will receive annual compensation of $275,000 as an employee of the Company, pursuant to a letter agreement dated as of April 25, 1996.

     Mr. Bonner serves as Executive Vice President of Gaming Operations pursuant to an employment agreement with the Company, effective as of December 4, 1995. Under the terms of his employment agreement, Mr. Bonner will receive base compensation of $348,700 per year and housing, car and meal allowances aggregating $19,300 per year. Mr. Bonner can also earn incentive compensation based on his performance and the performance of the Company. The employment agreement is for a term of three years unless earlier terminated because of Mr. Bonner's death, permanent disability, inability to obtain or maintain the licenses required for the performance of his duties, or "for cause" (as defined therein). The employment agreement also includes a non-competition provision which generally provides that during the term of the employment agreement and for 18 months thereafter, Mr. Bonner cannot directly or indirectly recruit or solicit the Company's employees to work for another company or to compete with the Company in specified portions of Illinois and Indiana (the "Non-Competition Provision").

     Mr. Sykes has entered into an employment agreement with the Company, effective as of December 4, 1995, pursuant to which he has agreed to serve as Vice President and General Manager of Operations for a three year term. Mr. Sykes will receive base compensation of $247,000 per year and can also earn incentive compensation based upon his performance and the performance of the Company. Mr. Sykes' employment agreement contains terms substantially similar to that of Mr. Bonner's, including the Non-Competition Provision.

     Mr. Kelly serves as Vice President and Chief Financial Officer pursuant to a two-year employment agreement with the Company, effective as of April 22, 1996. Mr. Kelly will receive base compensation of $225,000 per year and can also earn annual incentive compensation based on his performance and the performance of the Company. Mr. Kelly's employment agreement contains other terms substantially similar to that of Mr. Bonner's, including a Non-Competition Provision with a duration of 12 months.

                              CERTAIN TRANSACTIONS

NOTE TO AND ADVANCES FROM PRINCIPAL MEMBER

     By December 31, 1995, the Company had been capitalized by its members with $35.0 million, including interest earned thereon, of capital contributions. Effective March 31, 1996, $10.8 million of the contributions of BDI was reclassified as indebtedness payable to BDI, evidenced by the Note to Principal Member. The Note to Principal Member is a non-transferable and subordinated note which bears interest at a rate equal to the applicable short-term federal rate, as set forth in Section 1274(d) of the Internal Revenue Code, adjusted on the first day of each month that the Note to Principal Member is outstanding.

     The net proceeds from the Senior Note Offering to be designated to repay the Note to Principal Member will be deposited in the Completion Reserve Account and $5.0 million will be released upon satisfaction of certain conditions. Any funds remaining in the Completion Reserve Account will be disbursed to repay the Note to Principal Member upon delivery of the Permanent Vessel to the Company. See "Use of Proceeds" and "Description of Senior Notes -- Cash Collateral and Disbursement Agreement."

     BDI loaned the Company additional amounts required to fund the ongoing costs of completing the Majestic Star Casino and the Gaming Complex pursuant to an additional promissory note. Such note aggregating $18,097,299 in principal amount, was repaid with interest at 5% per annum at the Closing from the proceeds of the offering of the Senior Notes on May 22, 1996.

IGC BOND

     On April 8, 1996, NBD Bank, N.A. (Indiana) (the "Bank") issued a $12.5 million letter of credit for the Company to benefit the IGC (the "L/C"). The L/C was furnished as the IGC Bond, required under the Certificate of Suitability primarily to secure the Company's off-site development obligations under the Development Agreement. Don H. Barden guaranteed the Company's obligations to the Bank to support the L/C and pledged approximately $12.9 million of cash equivalents to secure the guaranty. If Don H. Barden is required to make payments to the Bank as a result of the guaranty, the Company will be obligated to reimburse Don H. Barden for any such payments. Mr. Barden is a director of one of the Bank's affiliates.

     On May 20, 1996, the IGC agreed to accept a $12.5 million surety bond (the "Bond") issued by United States Fidelity and Guaranty Company ("USF&G") in place of the L/C, which was canceled on May 21, 1996 by the Bank, thereby releasing Don H. Barden's pledge of $12.9 million of cash equivalents. However, to support the Company's obligations to USF&G should there be a draft against the Bond, the Company obtained on May 15, 1996 a $3.5 million letter of credit from the Bank to benefit USF&G. Don H. Barden guaranteed the Company's obligations to USF&G under the Bond and to the Bank under the $3.5 million letter of credit. To secure the guaranty to the Bank, Mr. Barden pledged $3.6 million of cash equivalents.

     The Company is attempting to reduce or eliminate the need for the guaranty and pledge made by Mr. Barden.

REIMBURSEMENT OF EXPENSES TO MANAGER

     Pursuant to the terms of the Operating Agreement, the Manager receives no compensation for its management of the Company, but is reimbursed for all reasonable out-of-pocket expenses related therewith.

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the beneficial ownership of the membership interests in the Company as of May 31, 1996 by (i) each person known by the Company to beneficially own 5% or more of the outstanding membership interests of the Company and (ii) each executive officer and director of the Company or the Manager.

          NAME AND ADDRESS OF
           BENEFICIAL OWNER                                                        % OWNERSHIP
          -------------------                                                      -----------
Don H. Barden, 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243......      100.0%(1)
All other executive officers as a group (3 persons).............................        0.0%

-------------------------

(1) Includes the membership interests in the Company beneficially owned directly by BDI and indirectly by BDI and BMI through GRG. See ownership structure set forth below.



                                                               Don H. Barden
                                                                     |
                                                                     |
                                        _____________________________|______________________________
                                        | 100%                                                100% |
                                        |                                                          |
                           Barden Development, Inc.*                                     Barden Management, Inc.
                                             Indiana Corp.                                                Indiana Corp.
                                     |  |                                                          |
                                     |  |                                                          |
                                     |  |                                                          |
Trump Indiana, Inc.                  |  | 50%           Gary Riverboat Gaming, LLC**           50% |
            Delaware Corp.           |  |______________                      Indiana LLC __________|
       |                             |                               |
       | 50%                         | 85%                           |    15%
Buffington Harbor                    |_________________ The Majestic Star Casino, LLC
Riverboats, L.L.C.      _______________________________                      Indiana LLC
            Delaware LLC              50%



_____________

*  90.1% owned by Don H. Barden and 9.9% by two Grantor Annuity Trusts.
** A portion of the membership interests in Gary Riverboat Gaming, LLC may be sold to up to ten residents of the City of Gary, Indiana.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

     The Senior Notes (as defined on page 84 of this Prospectus) are issued pursuant to the Indenture between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), dated as of May 22, 1996. The terms of the Senior Notes include those stated in the Indenture and the Collateral Documents and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of the Senior Notes are referred to the Indenture, the Collateral Documents and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Collateral Documents does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Collateral Documents, including the definitions therein of certain terms used below. A copy of the form of Indenture and of each of the Collateral Documents is available from the Company as described under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Capitalized terms that are used but not otherwise defined in this Prospectus have the meanings assigned them in the Indenture.

RANKING AND SECURITY

     The Senior Notes rank senior in right of payment to all Subordinated Indebtedness of the Company and rank pari passu in right of payment to all other Senior Indebtedness.

     The Senior Notes are secured by (i) a pledge of the Company's 50% membership interest in the BHR Joint Venture pursuant to the BHR Pledge Agreement, (ii) a pledge of BDI's 85% direct membership interest in the Company pursuant to the BDI Pledge Agreement, (iii) a collateral assignment of the Company's interest in the Berthing Agreement pursuant to the Security Agreement,
(iv) a pledge of all funds in the Cash Collateral Accounts into which the proceeds from the Offering will be placed pending their use pursuant to the Cash Collateral and Disbursement Agreement, (v) a first lien on certain other assets now owned or hereafter acquired by the Company after the Issuance Date pursuant to the Security Agreement (other than any assets which if pledged, hypothecated or given as collateral security would require the Trustee or a holder or beneficial holder of the Senior Notes to be licensed, qualified or found suitable and other than certain assets to the extent such assets are permitted to be financed by Indebtedness permitted to be incurred pursuant to the covenant entitled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" and such Indebtedness is permitted to be secured pursuant to the covenant entitled "Liens" pursuant to the definition of "Permitted Liens") and
(vi) a collateral assignment of the Company's rights to the service mark "Majestic Star Casino" pursuant to the Trademark Security Agreement (collectively, the "Note Collateral").

     At such time that the Company elects to construct a new vessel to serve as the Permanent Vessel, (i) pending construction of such Permanent Vessel, the Senior Notes will be secured by a collateral assignment of the Company's entire interest in and to any material construction contracts relating to such construction and a duly perfected security interest in all property comprising such Permanent Vessel while under construction and (ii) upon Delivery of such Permanent Vessel, the Senior Notes will be secured by a duly perfected First Preferred Ship Mortgage in such Permanent Vessel.

     The Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Trustee under the Collateral Documents or which are specified in any Collateral Documents.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are senior secured obligations of the Company, limited in aggregate principal amount to $105.0 million and will mature on May 15, 2003.

     Each Senior Note bears interest at the rate of 12 3/4% per annum of the principal amount then outstanding (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of such Senior Note. Installments of Fixed Interest become due and payable semi-annually in arrears on each May 15 and

November 15 of each year to the Holders of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest become due and payable with respect to any principal amount of the Senior Notes that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Notes. Fixed Interest on the Senior Notes will be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest is or will be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, the Senior Notes will bear Contingent Interest, calculated as described below, from the Commencement Date to the date of payment of the Senior Notes. Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the Holders of record at the close of business on the preceding May 1 or November 1; provided that no Contingent Interest is payable with respect to any period prior to the Commencement Date and that such installment of Contingent Interest is not permitted to be deferred on such date. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Senior Notes that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Notes.

     The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (b) the principal amount of the Senior Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Senior Notes (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus one percent (1%) per annum.

     Each installment of Contingent Interest is calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been paid or provided for or through which Contingent Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semiannual Period if the corresponding principal amount of the Senior Notes has not become due and payable or (b) the date of payment if the corresponding principal amount of the Senior Notes has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, interest will accrue daily on the principal amount of each Senior Note outstanding during such period as follows: (i) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the Commencement Date.

     Any reference in this Prospectus to "accrued and unpaid interest" on the Senior Notes includes the amount of Fixed Interest, unpaid Contingent Interest and Liquidated Damages, if any, due and payable thereon.

     "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person at any time the Fixed Charge Coverage Ratio of such Person on such date adjusted as follows: (a) for purposes of the calculation of the Fixed Charge Coverage Ratio, Fixed Charges shall be adjusted to include (rather than exclude) Contingent Interest, whether paid or accrued, and (b) the amount of Contingent Interest on a pro forma basis shall equal the Contingent Interest accrued and reflected in the financial statements for the last two Semiannual Periods with respect to which Contingent Interest was accruable or payable or, if two such Semiannual Periods have not occurred, then the amount accrued and reflected in the financial statements with respect to the previous Semiannual Period multiplied by 2.0.

     "Base Contingent Interest" means with respect to any principal amount of Senior Notes as of any date after the Commencement Date, an amount equal to the product of (i) 5.0% of the Company's Consolidated Cash Flow for the Semiannual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million; provided however that additional Contingent Interest will cease accruing on any outstanding principal amount of the Senior Notes if the aggregate amount of such Base Contingent Interest in respect of any two consecutive Semiannual Periods (and excluding any deferred Contingent Interest from prior periods) exceeds the Maximum Contingent Interest.

     "Commencement Date" means the first day that the Majestic Star Casino becomes Operating.

     "Contingent Interest" means Base Contingent Interest on the Senior Notes then accrued and any Base Contingent Interest previously accrued and the payment of which has been permitted to be deferred.

     "Maximum Contingent Interest" means with respect to any amount of principal of Senior Notes, an amount equal to the product of (i) 5.0% of $60.0 million and
(ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million.

     "Semiannual Period" means each period that begins on October 1 and ends on the next succeeding March 31 or each period that begins on April 1 and ends on the next succeeding September 30.

     The Senior Notes are payable as to principal, premium, if any, and interest (including Contingent Interest and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest (including Contingent Interest and Liquidated Damages, if any) may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes. Until otherwise designated by the Company, its office or agency in New York is the office of the Trustee maintained for such purpose. The Senior Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Senior Notes.

OPTIONAL REDEMPTION

     Except as described below, the Senior Notes are not redeemable at the Company's option prior to May 15, 2000. From and after May 15, 2000, the Company has the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Contingent

Interest and Liquidated Damages, if any) thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                                       YEAR                                  %
            -----------------------------------------------------------   -------
            2000.......................................................   106.375
            2001.......................................................   104.250
            2002.......................................................   102.125
            2003.......................................................   100.000

     The Company also has the option on and after May 15, 1997 and prior to May 15, 1998, to redeem up to $12.0 million principal amount of the Senior Notes solely out of any amounts remaining in the Interest Reserve Account, upon not less than 30 nor more than 60 days' notice, at the redemption price of 112.75% of the principal amount thereof plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon to the applicable redemption date.

     Notwithstanding any other provision of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Senior Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

          (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Notes within 30 days of receipt by such Holder of such finding of unsuitability by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or

          (2) to call for redemption of the Senior Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Senior Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority.

     In connection with any such redemption, and except as may be required by a Gaming Regulatory Authority, the Company shall comply with the procedures contained in the Indenture for redemption of the Senior Notes. Under the Indenture, the Company is not required to pay or reimburse any Holder or beneficial owner of Senior Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such Holder or beneficial owner.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will promptly make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the date of purchase. The Company shall not be required to make such an offer to purchase if the Change of Control event ceases prior to the Change of Control Payment Date (as defined below). To effect any Change of Control Offer, the Company will mail a notice to each Holder which states:

          (1) a Change of Control Offer is being made pursuant to the covenant entitled "Offer to Repurchase Upon Change of Control" in the Indenture, the length of time the offer will remain open and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment unless the Change of Control event ceases prior to the Change of Control Payment Date;

          (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");

          (3) any Senior Note not properly tendered or accepted for payment will remain outstanding and continue to accrue interest (including Contingent Interest, if any);

          (4) unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Company to purchase the Senior Notes, provided, however, that the Company, the depositary or the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Senior Notes and his election to have such Senior Notes purchased; and

          (7) Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to a Repurchase Offer.

     On the Change of Control Payment Date, the Company will, to the extent permitted by law:

     (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officers' Certificate stating that such Senior Notes or portions thereof have been tendered to and purchased by the Company.

     The paying agent will promptly mail to each Holder of Senior Notes the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any, provided, however, that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Any failure by the Company to repurchase Senior Notes tendered pursuant to a Change of Control Offer will be deemed an Event of Default unless the Change of Control event ceases prior to the Change of Control Payment Date.

ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

     (a) No Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale;

     (b) the Company, or its Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Managers and set forth in the Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

     (c) at least 80% of such consideration is in the form of cash or Cash Equivalents; provided, however, that the amount of any liabilities (as shown on the Company's, or such Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Company, or any Subsidiary, as the case may be (other than any liabilities that are by their terms expressly subordinated to the Senior Notes), that are assumed by the transferee of any such assets and any notes or other obligations received by the Company, or any Subsidiary, as the case may be, from such transferee that are converted by the Company, or such Subsidiary, as the case may be, into cash (to the extent of the cash received) within 10 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying this clause (c).

     Within 180 days after the Company's receipt of the Net Proceeds of any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to either:

     (1) an investment in the Principal Business or in tangible long-term assets used or useful in the Principal Business; or

     (2) to permanently reduce Indebtedness that is not Subordinated
Indebtedness.

Pending the final application of any such Net Proceeds, such Net Proceeds shall be pledged to the Trustee as security for the Senior Notes until applied or redeemed as set forth below. Any Net Proceeds from the Asset Sale that are not invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $3.0 million, the Company shall make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $3.0 million by mailing the notice required pursuant to the terms of the Indenture. To the extent that the aggregate amount of Senior Notes properly tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, such remaining Excess Proceeds shall be released to the Company and the Company may use any such remaining Excess Proceeds for any lawful purpose permitted under the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Net Proceeds of all Asset Sales of assets constituting Note Collateral (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without commingling deposited with the Trustee subject to a Lien in favor of the Trustee for the benefit of the Holders unless and until applied as permitted pursuant to this paragraph. The Indenture will also require the Company to grant to the Trustee, on behalf of the Holders of the Senior Notes, a first priority lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale on the terms set forth in the Indenture and the Collateral Documents.

  EVENT OF LOSS

     The Indenture provides that within 360 days after any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to any property now owned or hereafter acquired by the Company relating to the Majestic Star Casino, with no concurrent obligation to make any purchase of any Senior Notes, provided that:

          (1) the Company delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable architect that the Majestic Star Casino with at least the Minimum Facilities can be rebuilt, repaired, replaced, or constructed and Operating within 360 days of such Event of Loss;

          (2) an Officer's Certificate certifying that the Company has available from Net Loss Proceeds or cash, sufficient funds on hand to complete such rebuilding, repair, replacement or construction; and

          (3) the Net Loss Proceeds are less than $15.0 million.

     Any BHR Loss Proceeds and any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided above will be deemed "Excess Loss Proceeds." When the aggregate amount of "Excess Loss Proceeds" exceeds $3.0 million, the Company shall promptly make an offer to all Holders of Senior Notes (an "Event of Loss Offer") to purchase the maximum principal amount of Senior Notes that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, such remaining Excess Loss Proceeds shall be released to the Company and the Company may use any such remaining Excess Loss Proceeds so released for any lawful purpose permitted under the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Senior Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair or construction or the completion of any Excess Loss Offer, the Company shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair or construction pursuant to the terms of the Cash Collateral and Disbursement Agreement. Such pledged funds will be released to the Company to pay for such permitted rebuilding, repair or construction or such Event of Loss Offer pursuant to the terms of the Cash Collateral and Disbursement Agreement. The BHR Loss Proceeds and the Net Loss Proceeds of all Events of Loss with respect to assets constituting Note Collateral (other than Permitted Investments), as well as Excess Loss Proceeds, shall be promptly and without commingling deposited with the Trustee in an Event of Loss Account pursuant to the terms of the Cash Collateral and Disbursement Agreement until applied as permitted pursuant to this paragraph. The Indenture also requires the Company to grant to the Trustee, on behalf of the Holders of the Senior Notes, a first priority lien on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

     The Indenture also provides that with respect to any Event of Loss pursuant to clause (iv) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $2.0 million, the Company will be required to receive consideration at least:

          (1) equal to the fair market value (as determined by an Independent Financial Advisor) of the assets subject to an Event of Loss; and

          (2) 90% of which is in the form of cash or Cash Equivalents; provided, however, that the amount of:

             (a) any liabilities (as shown on the Company's most recent balance sheet or in the notes thereto) of the Company (other than liabilities that are by their terms expressly subordinated to the Senior Notes), that are assumed by the transferee of any such assets; and

             (b) any notes or other obligations received by the Company from such transferee that are converted by the Company into cash (to the extent of the cash received) within 10 Business Days following the closing of such sale of the assets subject to such Event of Loss;

shall be deemed to be cash only for purposes of satisfying this item 2 and for no other purpose.

     The Indenture also provides that with respect to any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) of $1.0 million or less, the Net Loss Proceeds therefrom shall be released to the Company.

  UNCOMPLETED PROJECT OFFER

     If the Majestic Star Casino is not Operating by December 31, 1996 (the "Uncompleted Project"), then the Company will be required (a) within 30 days of such date to offer to purchase Senior Notes up to an amount equal to funds remaining in the Cash Collateral Accounts, provided that such funds exceed $5.0 million (the "Initial Uncompleted Project Offer") and (b) within one year after such date (but no later than 30 days after receipt of the proceeds from the Project Liquidation), to offer to purchase Senior Notes up to an amount equal to the net proceeds from the liquidation of the remaining assets of the Uncompleted Project ("Project Liquidation"), plus any funds remaining in the Cash Collateral Accounts (a "Final Uncompleted Project Offer"; and, together with the Initial Uncompleted Project Offer, an "Uncompleted Project Offer"), in each case at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

     The Company will also be required to proceed promptly after December 31, 1996 with an orderly liquidation of the remaining assets related to the Uncompleted Project. Failure to complete such liquidation and commence the Final Uncompleted Project Offer within one year shall be an Event of Default.

     Within 30 days after December 31, 1996, the Company will mail to all Holders of Senior Notes a notice apprising such Holders of the Initial Uncompleted Project Offer and of the Holders' rights arising as a result thereof. Within 30 days after the completion of the Project Liquidation, the Company will mail to all Holders of Senior Notes a notice apprising such Holders of the Final Uncompleted Project Offer and of the Holders' rights arising as a result thereof. The procedures governing all Uncompleted Project Offers will be set forth in full in the Indenture.

     There can be no assurance that the balance of funds in the Cash Collateral Accounts and the proceeds from any Project Liquidation will equal the proceeds of the Senior Notes originally deposited in the Cash Collateral Accounts for such Uncompleted Project. If the aggregate principal amount of Senior Notes surrendered pursuant to any such Uncompleted Project Offer exceeds the amount of funds available to repurchase such Senior Notes, the Trustee shall select the Senior Notes to be purchased in the manner described under the caption "Selection and Notice" below.

     It shall constitute an Event of Default under the Senior Notes if the Majestic Star Casino is not Operating by December 31, 1996 and continues to be not Operating.

  UNCOMPLETED VESSEL OFFER

     If Delivery of the Permanent Vessel has not occurred by June 30, 1998, then the Company will be required within 30 days of such date to offer to purchase Senior Notes up to an amount equal to funds remaining in the Cash Collateral Accounts (the "Uncompleted Vessel Offer") at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any.

     Within 30 days after June 30, 1998, the Company will mail to all Holders of Senior Notes a notice apprising such Holders of the Uncompleted Vessel Offer and of the Holders' rights arising as a result thereof. The procedures governing an Uncompleted Vessel Offer will be set forth in full in the Indenture.

     There can be no assurance that the balance of funds in the Cash Collateral Accounts will equal the proceeds of the Senior Notes originally deposited in the Cash Collateral Accounts for such Permanent Vessel. If the aggregate principal amount of Senior Notes surrendered pursuant to any such Uncompleted Vessel

Offer exceeds the amount of funds available to repurchase such Senior Notes, the Trustee shall select the Senior Notes to be purchased in the manner described under the caption "Selection and Notice" below.

     It shall constitute an Event of Default under the Senior Notes if the Permanent Vessel is not Delivered by June 30, 1998.

     The source of funds for any repurchase of Senior Notes in the event of an occurrence of one of the items described under this subcaption "Repurchase at the Option of Holder" will be the Company's cash or cash generated from operations or other sources, including borrowings, sales of assets or contributions. However, there can be no assurance that the Company will have sufficient funds available at the time of the occurrence of any such events to make any required repurchases. Further, the Company's obligation to make a repurchase offer could have the effect of deterring potential mergers and other acquisitions of the Company, hindering the Company's ability to obtain additional financing, as well as adversely affecting the market price of the Senior Notes.

     The Company may not amend, alter or waive the provisions described under the caption "Repurchase at the Option of Holder -- Change of Control" without the consent of Holders of at least 66 2/3% of the outstanding principal amount of Senior Notes.

  SELECTION AND NOTICE

     If less than all of the Senior Notes are to be purchased in an Asset Sale Offer, Event of Loss Offer, Uncompleted Project Offer or Uncompleted Vessel Offer or redeemed at any time, selection of Senior Notes for purchase or redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate (and in such manner as complies with applicable legal requirements), provided, that no Senior Notes of $1,000 or less shall be purchased or redeemed in part unless all of the Notes of a Holder are to be purchased or redeemed, then the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed.

     The Company shall mail, by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date, a notice of purchase or redemption to each Holder of Senior Notes to be purchased or redeemed at such Holder's registered address. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Senior Note in principal amount equal to the unpurchased or unredeemed portion of any Senior Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Senior Notes or portions thereof purchased or called for redemption.

CERTAIN COVENANTS

  USE OF PROCEEDS

     The Indenture provides that the Company use the net proceeds from the sale of the Senior Notes (to the extent provided in the Indenture) only for Permitted Proceed Uses. The Company deposited the net proceeds from the sale of the Senior Notes on May 22, 1996 into the Cash Collateral Accounts and such net proceeds will be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

  CONSTRUCTION

     The Indenture provides that the Company will cause the equipping and refitting of the Chartered Vessel for gaming, and will use its best efforts to cause the construction by the BHR Joint Venture of the Gaming Complex, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications and within the Construction Budget. The Indenture also provides that at such time as the Company elects to construct the Permanent Vessel, such construction will be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications for such construction and within the construction budget therefor and that the Company shall use its best efforts to cause the Permanent Vessel to be Delivered no later than June 30, 1998.

  GAMING LICENSES

     The Indenture provides that the Company will use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Majestic Star Casino.

  CORPORATE EXISTENCE

     The Indenture provides that the Company will, and will cause each of its Subsidiaries to, preserve and maintain its existence as a limited liability company, corporation, partnership or other entity, and its rights (charter and statutory) and authority.

  RESTRICTED PAYMENTS

     (a) Except as set forth in paragraph (b) below, the Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution in either case on account of the Company's or any of its Subsidiaries' Equity Interests (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) or (B) dividends or distributions by a Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder other than the Company or a Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate equity interest in such Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary); (iii) purchase, redeem or otherwise acquire or retire any Subordinated Indebtedness of the Company or any of its Subsidiaries; or (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or Investments being collectively referred to as "Restricted Payments"); if, at the time of such actions, or after giving effect thereto: (1) an Event of Default or Default shall have occurred and be continuing or would occur as a consequence thereof; (2) at the time of such Restricted Payment and upon giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could not incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under the caption entitled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock"; and (3) the aggregate amount of Restricted Payments made by the Company and its Subsidiaries, including Restricted Payments permitted by the following paragraph, will be no greater than the sum of (x) 50% of cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day that the Majestic Star Casino is Operating to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available, less all distributions in respect of any such period under clause (i) of paragraph
(b) below, (or, in the event that such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests or debt securities of the Company that have been converted into such Equity Interests of the Company (other than Equity Interests or convertible debt securities of the Company sold to a Subsidiary of the Company and other than Disqualified Capital Stock or debt securities that have been converted into Disqualified Capital Stock) or capital contributions to the Company subsequent to the issuance of the Senior Notes.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Capital Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness of the Company or Equity Interests of the Company (other than Disqualified Capital Stock), provided, however, that (x) the principal amount of such Subordinated Indebtedness shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (y) the Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, and (z) such Subordinated Indebtedness is subordinate in right of payment to the Senior Notes and on terms at least as favorable to the holders of the Senior Notes as the terms set forth in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired; and (iv) any redemption or purchase by the Company or any Subsidiary of Equity Interests of the Company required by a Gaming Regulatory Authority in order to preserve a material Gaming License, provided, that so long as such efforts do not jeopardize any material Gaming License, the Company or such Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests and no third-party purchaser acceptable to the applicable Gaming Regulatory Authority was willing to purchase such Equity Interests within a time period acceptable to such Gaming Regulatory Authority; provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) and (iii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     (b) Notwithstanding anything in paragraph (a) to the contrary, from and after the Issue Date (and for so long as no Event of Default described in the Indenture shall have occurred and be continuing), the Company will be permitted to (i) make quarterly distributions to the members of the Company in an amount not to exceed, with respect to any fiscal year, an amount equal to the good faith estimate of maximum federal and state income tax liability of the Company in such period if it were a taxable Person at the highest effective federal and state income tax rate of any member of the Company; provided, that each such quarterly distribution shall not exceed the estimated federal and state tax liability calculated on such basis; provided further that the Company may make one annual tax distribution in respect of any difference between the annual tax liability so calculated and the estimated quarterly distributions made and that any distribution of estimated tax payments that exceeds the annual tax liability so calculated will be applied to reduce the distributions in the following year,
(ii) make capital contributions to the BHR Joint Venture to the extent required by the BHR Operating Agreement in an aggregate amount not to exceed $56.1 million; (iii) make capital contributions to the BHR Joint Venture to pay for harbor improvements required by the Harbor Lease and other improvements ancillary to such harbor improvements; (iv) make capital contributions, loans or advances to the BHR Joint Venture for additional development or expansion costs in an aggregate amount not exceeding $5.0 million; (v) from and after the Commencement Date and so long as clause (a)(2) of this covenant shall be satisfied, make capital contributions, loans or advances to the BHR Joint Venture for additional development or expansion costs in an aggregate amount not exceeding $50.0 million less any capital contributions, loans or advances made by the Company pursuant to clause (b)(iii) or clause (b)(iv) hereof; (vi) repay the Note to Principal Member and (vii) make payments to the City of Gary or any other person in accordance with the Development Agreement.

  LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries, to directly or indirectly, create, incur, issue, assume, guaranty, or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Capital Stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of Disqualified Capital Stock if (i) the Majestic Star Casino is Operating, (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.5 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Capital Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period and (iii) such Indebtedness or Disqualified Capital Stock, as the case may be, does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Senior Notes.

     The foregoing limitations do not apply to:

          (a) the incurrence by the Company or any of its Subsidiaries of Indebtedness in an aggregate principal amount not to exceed at any one time $6.0 million for working capital purposes;

          (b) the incurrence by the Company or any of its Subsidiaries of any Existing Indebtedness;

          (c) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by the Senior Notes;

          (d) the incurrence by the Company or any of its Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (a), (b), (c) or this clause (d), provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) the Refinancing Indebtedness shall, if applicable, be subordinate in right and priority of payment to the Senior Notes to the same extent such Indebtedness being refinanced is, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

          (e) intercompany Indebtedness between or among the Company and any Wholly Owned Subsidiary; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Senior Notes;

          (f) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase or lease of personal property or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount pursuant to this clause (f) not to exceed (i) $8.0 million outstanding at any time prior to Delivery of the Permanent Vessel and (ii) $12.0 million outstanding at any time in connection with the equipping of the Permanent Vessel; and

          (g) to the extent that such incurrence does not result in the incurrence by the Company or any Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptance, provided, that such Indebtedness was incurred (i) to comply with a requirement of a Gaming Regulatory Authority or (ii) in the ordinary course of business, in amounts and for purposes customary for gaming operations similar to the Company's or such Subsidiary's, and in an aggregate principal amount outstanding under this clause (g) (ii) at any one time of less than $2.0 million.

  LIENS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Company or such Subsidiary or any income or profits therefrom, or assign or convey any right to receive income therefrom.

  RESTRICTIONS ON BHR JOINT VENTURE

     The Indenture provides that the Company will not consent to the issuance of Indebtedness by the BHR Joint Venture except (a) Indebtedness incurred pursuant to Section 4.3(c) of the BHR Operating Agreement; (b) Indebtedness incurred for the purpose of acquiring, constructing or improving property owned by the BHR Joint Venture in an aggregate principal amount not to exceed $4.0 million; and
(c) the refinancing of any such Indebtedness. The Indenture will provide that the Company will not consent to the creation, incurrence, assumption or existence of any Lien by the BHR Joint Venture, except Permitted Liens.

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, properties or securities to, or purchase any asset, property or security from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

          (ii) (A) the Company delivers to the Trustee with respect to any Affiliate Transaction involving aggregate payments in any twelve month period in excess of $350,000, a resolution adopted by the Board of Managers of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (B) the Company delivers to the Trustee with respect to any Affiliate Transaction involving aggregate payments in any twelve month period in excess of $4.0 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an Independent Financial Advisor.

     The foregoing provisions do not apply to the following: (1) Restricted Payments permitted by the covenant of the Indenture entitled "Restricted Payments", (2) capital contributions required to be made by the Company pursuant to the BHR Operating Agreement, (3) the Berthing Agreement, (4) the provision of certain services to the City of Gary or to any other Person in the State of Indiana on behalf of the City of Gary by an Affiliate or Affiliates of the Company to satisfy certain obligations of the Company under the Development Agreement, (5) the licensing of any service mark of the Company to an Affiliate or Affiliates of the Company and (6) the extension or renewal of any terms of any Affiliate Transaction in effect on the Issuance Date so long as such extension or renewal is accompanied by an Officers' Certificate stating that such extension or renewal complies with clause (i) above.

     Notwithstanding the foregoing, the Company shall not enter into an employment or consulting agreement with any individual who directly or indirectly controls the Company, which agreement provides for annual compensation to such individual in excess of $350,000.

  LINE OF BUSINESS

     The Indenture provides that for so long as any Senior Notes are outstanding, the Company (i) shall not, and shall not permit any of its Subsidiaries to, engage in any business or activity other than the Principal Business and (ii) shall not permit the BHR Joint Venture to engage in any business or activity other than businesses or activities that relate to the Principal Business.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) sell, lease, or transfer any of its properties or assets to the Company or any of its Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Issuance Date, (2) the Indenture, the Senior Notes and the Collateral Documents, (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (4) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Regulatory Authority, or (7) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (6) above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Managers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY

     The Indenture provides that the Company shall not, and shall not permit any Subsidiary to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any Note Collateral owned or leased by the Company (each, a "Lease Transaction"), other than the following Lease Transactions; provided that (1) no Default or Event of Default has occurred or is continuing immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Company or any Subsidiary) and (2) no gaming or casino operations may be conducted on any Note Collateral that is the subject of such Lease Transaction other than by the Company or any Subsidiary:

          (a) the Company may enter into a Lease Transaction with respect to any space on or within the Majestic Star Casino with any Person, provided that:

             (i) such Lease Transaction will not interfere with, impair or detract from the operations of the Majestic Star Casino and will, in the opinion of the Company, enhance the value and operations of the Majestic Star Casino;

             (ii) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Company in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues; and

             (iii) such Lease Transaction complies with all applicable laws, including obtaining any consent or license of the IGC, if required; and

          (b) the Company may enter into a management or operating agreement with respect to any Note Collateral (other than any Note Collateral or space used for any casino or gaming operations) with any Person; provided that;

             (i) the manager or operator has experience in managing or operating similar operations;

             (ii) such management or operating agreement is on commercially reasonable and fair terms to the Company; and

             (iii) such management or operating agreement is terminable without penalty to the Company upon no more than 90 days written notice.

     The Trustee shall enter into a leasehold non-disturbance agreement with respect to any Lease Transaction permitted under clause (a) above, in the event that the Trustee, on behalf of the Holders of Senior Notes, forecloses or take possession of any Note Collateral. Such an agreement shall provide, among other things, that any action taken with respect to any Note Collateral, including any sale of Note Collateral, will be subject to the terms of the Lease Transaction and will permit the lessee to cure certain defaults under such Lease Transaction. No Lease Transaction may provide that the Company may subordinate its leasehold or fee interest to any lessee or any financing party of any lessee.

  LIMITATIONS ON MERGERS AND CERTAIN OTHER TRANSACTIONS

     The Indenture provides that the Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets unless (1) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person hereinafter referred to as the "Surviving Person") shall be a corporation or limited liability company organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Senior Notes, the Indenture and the Collateral Documents; (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) the Surviving Person could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio; (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (4) such transactions would not require any Holder of Senior Notes to obtain a Gaming License or be qualified under the laws of any gaming jurisdiction, provided that such Holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions.

  MAINTENANCE OF INSURANCE

     The Indenture provides that, until the Senior Notes have been paid in full, the Company shall, and shall cause its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as are customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date and shall hereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. The Company shall furnish or cause to be furnished certified copies of the policies to the Trustee.

     Customary insurance coverage shall be deemed to include the following:

          (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

          (ii) comprehensive general liability insurance with minimum limits of $1.0 million;

          (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million; and

          (iv) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of the Senior Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than 2% of the insured value of the Majestic Star Casino or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

     All insurance required under the Indenture (except workers' compensation) shall name the Company as insured and the Trustee as an additional insured, with losses in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such losses in excess of $1.0 million shall be deposited in the Event of Loss Account to be established pursuant to Section 10.12 of the Indenture and the Cash Collateral and Disbursement Agreement and shall be pledged to the Trustee until released in accordance with the terms of the applicable Collateral Document. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of "A" or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Issuance Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company comply with this covenant and the related applicable provisions of the Collateral Documents.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

  COLLATERAL DOCUMENTS

     The Indenture provides that neither the Company nor any of its Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action could have an adverse effect in any material respect on the rights of the Trustee or the Holders; provided, that:

          (i) the Note Collateral may be released or modified as expressly provided in the Indenture and in the Collateral Documents;

          (ii) the Construction Budget may be amended as expressly provided in the Cash Collateral and Disbursement Agreement; and

          (iii) the Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under the caption "Amendment, Supplement and Waiver" in the Indenture.

  FURTHER ASSURANCES

     The Indenture provides that the Company will (and will cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interest required to be encumbered thereby, (iii) to perfect and maintain the enforceability, validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, (iv) to enter into the First Preferred Ship Mortgage upon Delivery of the Permanent Vessel, and (v) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee, the Holders of the Senior Notes or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

  REPORTS

     Under the terms of the Indenture, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC all information, documents and reports specified in Section 13 or 15(d) of the Exchange Act.

     Under the terms of the Indenture, the Company has agreed to file with the Trustee and provide Holders of Senior Notes, within 15 days after the Company files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Company would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to continue to file with the SEC (unless the SEC will not accept such reports) and, at the Company's expense, provide the Trustee, Holders of Senior Notes, securities analysts and prospective investors (upon request) with copies of such reports:

          (i) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); and

          (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filings.

     The Company has also agreed to include in such reports the anticipated initial completion date of the Majestic Star Casino and the anticipated date of Delivery of the Permanent Vessel and, in the case of quarterly reports, the Contingent Interest paid, the Contingent Interest Accrual amount and Consolidated Cash Flow with respect to the most recently ended fiscal quarter of the Company, and in the case of annual reports, the audited Contingent Interest paid, the Contingent Interest Accrual amount and audited Consolidated Cash Flow for the most recently ended fiscal year and for each of the Semiannual Periods ending in such fiscal year.

     Within 15 days after receiving notice that the IGC has commenced any proceeding seeking the suspension or revocation of the Company's owner's license or seeking the imposition of a civil penalty against the Company exceeding $100,000, the Company has agreed to file with the Trustee and provide to Holders of Senior Notes copies of any such notice unless such proceeding against the Company is terminated by the IGC without imposition of any material sanction within such 15-day period.

     Not later than the date of filing any quarterly or annual report, the Company has agreed to deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by the covenant in the Indenture relating to "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

RATING

     The Indenture requires the Company to make presentations to Moody's Investors Service and Standard & Poor's Ratings Group, within 90 days of the date of the Indenture, for the purpose of obtaining a rating for the Senior Notes.

SECURITY

     The Senior Notes are secured by (i) a pledge of the Company's 50% membership interest in the BHR Joint Venture pursuant to the BHR Pledge Agreement, (ii) a pledge of BDI's 85% direct membership interest in the Company pursuant to the BDI Pledge Agreement, (iii) a collateral assignment of the Company's interest in the Berthing Agreement pursuant to the Security Agreement,
(iv) a pledge of all funds in the Cash Collateral Accounts into which the proceeds from the Offering will be placed pending their use pursuant to the Cash Collateral and Disbursement Agreement, (v) certain other assets now owned or hereafter acquired by the Company after the Issuance Date pursuant to the Security Agreement (other than any assets which if pledged, hypothecated or given as collateral security would require the Trustee or a holder or beneficial holder of the Senior Notes to be licensed, qualified or found suitable and other than certain assets to the extent such assets are permitted to be financed by Indebtedness permitted to be incurred pursuant to the covenant in the Indenture entitled "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" and such Indebtedness is permitted to be secured pursuant to the covenant entitled "Liens" pursuant to the definition of "Permitted Liens") and
(vi) a collateral assignment of the Company's rights to the service mark "Majestic Star Casino" pursuant to the Trademark Security Agreement.

     At such time as the Company elects to construct a new vessel to serve as the Permanent Vessel, (i) pending construction of such Permanent Vessel, the Senior Notes will be secured by a collateral assignment of the Company's interest in any material construction contracts relating to such construction and a duly perfected security interest in all property comprising such Permanent Vessel while under construction and (ii) upon Delivery of such Permanent Vessel, the Senior Notes will be secured by a duly perfected First Preferred Ship Mortgage in such Permanent Vessel.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, the Company is entitled to use the Note Collateral in a manner consistent with normal business practices. Upon the occurrence and during the continuance of an Event of Default, the Trustee may sell the Note Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Trustee for the benefit of the Holders of the Senior Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture.

     Under the terms of the Collateral Documents, the Trustee may determine the circumstances and manner in which the Note Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Note Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Note Collateral following an Event of Default. Subject to certain additional provisions set forth in the Indenture, the Note Collateral may be released from the Lien and security interest created by the Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent under the Indenture and under any applicable Collateral Document have been met and specifying

          (i) the identity of the Note Collateral to be released and

          (ii) the provision of the Indenture or Collateral Document which authorizes such release.

     The Trustee shall release (at the sole cost and expense of the Company):

          (i) Note Collateral that is the subject of an Asset Sale or that is sold, transferred or otherwise disposed of; provided, such transaction is or will be in accordance with provisions of the Indenture or the applicable Collateral Document, including, without limitation, the requirement that the net proceeds from such transaction or Asset Sale are or will be applied in accordance with the Indenture;

          (ii) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with the covenant described above under "Event of Loss";

          (iii) Note Collateral which may be released with the consent of Holders of Senior Notes pursuant to the amendment provisions of the Indenture;

          (iv) all Note Collateral (except as provided in the discharge and defeasance provisions of the Indenture and, in particular, the funds in the trust fund described in such provisions) upon discharge or defeasance of the Indenture in accordance with the discharge and defeasance provisions thereof; and

          (v) all Note Collateral upon the payment in full of all obligations of the Company with respect to the Senior Notes.

     The Indenture provides that the Net Proceeds of all Asset Sales and the Net Loss Proceeds of all Events of Loss of assets constituting Note Collateral (other than Permitted Investments), as well as Excess Proceeds, be promptly and without any commingling deposited with the Trustee in a Collateral Account subject to a lien in favor of the Trustee for the benefit of the Holders of the Senior Notes unless and until applied as permitted under the covenant described under "Asset Sales" or "Events of Loss," as the case may be. The Trustee shall release to the Company any Excess Proceeds or Excess Loss Proceeds, as the case may be, that remain after making an offer to purchase the Senior Notes in compliance with the covenant described under "Asset Sales" or "Events of Loss," as the case may be. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of the Indenture and the Cash Collateral and Disbursement Agreement.

CASH COLLATERAL AND DISBURSEMENT AGREEMENT

     Pursuant to the Cash Collateral and Disbursement Agreement, the Company placed all of the net proceeds from the Offering into the Cash Collateral Accounts, to be held in escrow and invested in Cash Equivalents by the Disbursement Agent (at the direction of the Company) until needed from time to time to fund (i) the equipping of the Chartered Vessel, (ii) the Company's obligations with respect to the construction of the Gaming Complex, (iii) the construction of the Permanent Vessel, (iv) the repayment of the Note to Principal Member, (v) the first two scheduled payments of Fixed Interest with respect to the Senior Notes, and (vi) certain other disbursements as permitted by the Cash Collateral and Disbursement Agreement, each pursuant to the terms of the Cash Collateral and Disbursement Agreement. Subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement, the Disbursement Agent will authorize the disbursement of funds from the Cash Collateral Accounts only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions include, with respect to the Completion Reserve Account, that $5.0 million of the funds in such account shall be released to BDI as partial repayment of the Note to Principal Member if
(i) the Majestic Star Casino has been Operating for 90 days, (ii) the Company's Fixed Charge Coverage Ratio as calculated on the last day of such 90-day period or on the last day of any fiscal quarter thereafter is greater than 2.5 to 1, provided that Cash Equivalents (other than any Cash Equivalents then remaining in the Cash Collateral Accounts) available to the Company on any such date of calculation exceed $5.0 million, (iii) guaranteed maximum price construction contracts to construct and deliver the Permanent Vessel to the Company in Gary, Indiana by September 30, 1997 have been entered into, and (iv) no Event of Default exists or is continuing under the Indenture at any such date of calculation. Any funds remaining in the Completion Reserve Account shall be released upon Delivery of the Permanent Vessel.

     All funds in the Cash Collateral Accounts are pledged as security for the repayment of the Senior Notes and, under certain circumstances, the funds in the Cash Collateral Accounts will be used to offer to redeem a portion of the Senior Notes.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default:

          (i) the Company defaults in payment when due and payable, upon maturity, redemption or otherwise, of principal or premium, if any, on the Senior Notes;

          (ii) the Company defaults for 30 days or more in the payment when due of interest (including Contingent Interest and Liquidated Damages, if any), on the Senior Notes; provided, that payments of

     Contingent Interest that are permitted to be deferred as provided in the Senior Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Senior Notes;

          (iii) failure by the Company to comply, within the applicable cure periods, with the covenants and provisions described under the captions "Restricted Payments," "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock," "Asset Sales," "Events of Loss," "Corporate Existence," "Offer to Repurchase Upon Change of Control," "Use of Proceeds," "Uncompleted Project Offer" or "Uncompleted Vessel Offer";

          (iv) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Senior Notes or the Collateral Documents for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Senior Notes then outstanding;

          (v) for any reason, other than due to the act of the Trustee, the Disbursement Agent or the Holders and other than the satisfaction in full and discharge of all obligations secured thereby, to the extent permitted by the Indenture or any Collateral Document, any Collateral Document ceases to be in full force and effect or any Lien intended to be operated thereby ceases to be or is not a valid and perfected Lien having the ranking or priority contemplated thereby, except for Permitted Liens, and such condition continues for 30 days after the Company receives notice of such condition;

          (vi) prior to the Delivery of the Permanent Vessel, the Charter ceases to be in full force and effect or the Company defaults in the performance of any covenant set forth in the Charter or any of the Collateral Documents (which default is not waived or cured);

          (vii) a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries, or the payment of which is guaranteed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default:

             (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Cross-Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Cross-Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $1.0 million or more;

          (viii) the entry of final judgments against the Company aggregating in excess of $1.0 million, which final judgments remain unpaid, undischarged, unbonded or unstayed for a period of more than 60 days;

          (ix) any material breach by the Company of any representation or warranty set forth in the Charter, the Berthing Agreement or any of the Collateral Documents, or the repudiation by the Company of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, the Charter, the Berthing Agreement or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the Senior Notes thereunder;

          (x) certain events of bankruptcy or insolvency with respect to the Company;

          (xi) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino;

          (xii) cessation of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino (other than as a result of a casualty loss) after the Majestic Star Casino becomes Operating;

          (xiii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss after the Majestic Star Casino becomes Operating except if the Company is diligently pursuing reconstruction and opening of the Majestic Star Casino;

          (xiv) the Majestic Star Casino is not Operating by December 31, 1996 and continues to be not Operating; or

          (xv) the Permanent Vessel has not been Delivered by June 30, 1998.

     If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal, premium, if any, interest (including Contingent Interest and Liquidated Damages, if any) and any other monetary obligations on all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all the principal, premium, if any, interest (including Contingent Interest and Liquidated Damages, if any) and other monetary obligations on all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power, including the exercise of any remedy under the Collateral Documents. The Trustee may withhold from Holders of Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Notes.

     In the case of any Event of Default occurring on or after May 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Indenture, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to May 15, 2000, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

                                         YEAR                                 %
            --------------------------------------------------------------   ---
            1996..........................................................   112.750
            1997..........................................................   112.750
            1998..........................................................   110.625
            1999..........................................................   108.500
            2000..........................................................   106.375

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Contingent Interest and Liquidated Damages, if any) on, premium, if any, or the principal of the Senior Notes.

     Specific rights and remedies of the Trustee under the Collateral Documents include the right of the Trustee or the appropriate Person under federal or state law to sell the Note Collateral and to apply the net proceeds to the Indebtedness evidenced by the Senior Notes in accordance with the terms of the Indenture and the Collateral Documents. The Collateral Documents generally provide for the application of the internal laws of the State of Indiana, while the Indenture and the Senior Notes provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Indiana law would be applied by any court with respect to the enforcement of remedies under the Senior Notes, the Indenture or the Collateral Documents.

     The right of the Trustee to realize upon and sell the Note Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were commenced in respect of the Company. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time.

     The Indenture provides that, following an Event of Default that permits the taking of possession of the Majestic Star Casino by the Trustee, the Trustee shall be authorized to recommend that the Company retain one or more experienced operators of casinos to manage the casino located at the Majestic Star Casino on behalf of the Holders of the Senior Notes; provided, however, that any such operator shall have all necessary legal qualifications (including without limitation all material Gaming Licenses and approvals of the IGC to manage the casino located at the Majestic Star Casino).

     Due to restrictions upon gaming activities in Indiana, however, the Trustee may incur delays or possibly frustration in its effort to operate or to sell all or a portion of the Note Collateral. Operators of gaming facilities in Indiana are required to be licensed and are required by applicable Gaming Regulatory Authorities to file applications, be investigated and be found suitable. Such requirements for governmental approval may delay or preclude a sale of the Note Collateral to a potential buyer at a foreclosure sale or sales. This may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Note Collateral. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Senior Notes, which could further adversely affect the practical rights and remedies that the Trustee would have upon the occurrence of an Event of Default.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND MEMBERS

     No director, officer or office holder, employee, agent, representative, or member of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The obligations of the Company under the Indenture (other than certain obligations) will terminate and the Note Collateral will be released upon payment in full of all of the Senior Notes. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") and cure all then existing Events of Default except for:

          (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest (including Contingent Interest, if any) on such Senior Notes when such payments are due;

          (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (iv) the Legal and Covenant Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to Senior Notes. In addition, the Note Collateral will be released upon Covenant Defeasance or Legal Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest (including the maximum amount payable as Contingent Interest and Liquidated Damages, if any) due on the outstanding Senior Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest (including Contingent Interest and Liquidated Damages, if any) on the outstanding Senior Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

          (a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

          (b) since the Issuance Date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

          (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, after the 91st day following the deposit and as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States law;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture, the Senior Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), provided that any required governmental approval is obtained, including that of the IGC and subject to certain provisions in the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Contingent Interest and Liquidated Damages, if any) on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each holder of Senior Notes affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder of Senior Notes):

          (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive the provisions with respect to the redemption of the Senior Notes (provided, however, that the term "redemption" as used in this clause (ii) does not apply to any provision with respect to any Repurchase Offer);

          (iii) reduce the rate of or change the time for payment of interest (including Contingent Interest) on any Senior Note;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest (including Contingent Interest) on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and waiver of the payment default that resulted from such acceleration);

          (v) make any Senior Note payable in money other than that stated in the Senior Notes;

          (vi) make any change in the provisions of the Indenture relating to waivers of the past monetary Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest (including Contingent Interest) on the Senior Notes:

          (vii) release all or substantially all of the Note Collateral from the Lien of the Indenture or the Collateral Documents; or

          (viii) make any change in the provisions with respect to "Waiver of Past Defaults" or "Rights of Holders of Senior Notes to Receive Payment" or the foregoing amendment and waiver provisions.

     Without the consent of Holders of at least 66- 2/3% of the outstanding principal amount of the Senior Notes, the Company may not amend, alter or waive the provisions with respect to "Offer to Repurchase Upon Change of Control."

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, and provided that any required governmental approval, including that of the IGC, is obtained, the Company and the Trustee together may amend or supplement the Indenture, the Senior Notes or the Collateral Documents to:

          (i) cure any ambiguity, defect or inconsistency;

          (ii) provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

          (iii) comply with the covenants of the Company in the Indenture;

          (iv) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes, or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (vi) enter into additional or supplemental Collateral Documents including, without limitation, the First Preferred Ship Mortgage on the Permanent Vessel; or

          (vii) secure the Senior Notes with additional collateral.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain leased property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Senior Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture and the Senior Notes are subject to certain exceptions, governed by and construed in accordance with internal laws of the State of New York, without regard to the choice of law rules thereof. The Collateral Documents are governed, subject to certain exceptions, by the laws of the State of Indiana.

ADDITIONAL INFORMATION

     Any holder of the Senior Notes may obtain a copy of the Indenture and the Collateral Documents without charge by writing to the Company at One Buffington Harbor, Gary, Indiana, 46406-3000, Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into such specified Person, including

Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of the definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that for purposes of the covenant entitled "Transactions with Affiliates," beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company (each referred to in this definition as a "disposition") other than (i) a disposition of inventory or other goods held for sale or disposition in the ordinary course of business, (ii) any disposition that is a Restricted Payment permitted under the covenant entitled "Restricted Payments" or that is a dividend or distribution permitted under the covenant entitled "Restricted Payments" or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (iii) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000, (iv) any Event of Loss, (v) any lease or sublease permitted as described under the covenant entitled "Restrictions on Leasing and Dedication of Property", and (vi) any sale of all or substantially all of the assets of the Company which constitutes a Change of Control pursuant to clause (iii) of the definition thereof.

     "BDI" means Barden Development, Inc., an Indiana corporation.

     "BDI Pledge Agreement" means that certain Pledge Agreement executed by BDI, providing for a pledge of BDI's entire membership interest in the Company in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Berthing Agreement" means the Majestic Berthing Agreement dated as of April 23, 1996 between the Company and the BHR Joint Venture.

     "BHR Joint Venture" means Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company, in which the Company owns a 50% membership interest.

     "BHR Loss Proceeds" means any proceeds distributed to the Company from the BHR Joint Venture which arise out of an Event of Loss with respect to the BHR Joint Venture.

     "BHR Operating Agreement" means the First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C. made as of October 31, 1995, as amended, by and between Trump Indiana, Inc., a Delaware corporation, and the Company.

     "BHR Pledge Agreement" means that certain Pledge Agreement executed by the Company, providing for a pledge of the Company's entire membership interest in the BHR Joint Venture in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Board of Managers" means, with respect to any Person that is a limited liability company, either the sole manager of such Person or, if there is more than one manager, the managers of such Person, acting as a group, or any committee of the managers of such Person authorized, with respect to any particular matter, to exercise the power of the managers, or, if such Person is managed by its members, the members of such Person, or any committee of the members of such Person authorized, with respect to any particular matter, to exercise the power of the members, or any successor to any such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) with respect to any corporation, any and all shares of stock issued by that corporation and (ii) with respect to any other Person, any partnership interest, joint venture interest, limited liability company member interest or other form of equity sharing or participation interest, as applicable.

     "Cash Collateral Accounts" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Company, the Trustee, and NBD Bank, a Michigan banking association, as Disbursement Agent, substantially in the form delivered to the Trustee on the Issuance Date.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types describes in clauses (ii) and (iii) entered into with any financial institution meeting the qualification specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's Investors Service or A-1 or the equivalent thereof by Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) - (v) above.

     "Change of Control" means the occurrence of any of the following: (i) prior to the completion of a bona fide underwritten initial public offering by the Company, the failure at any time of Excluded Persons as a group to own and control at least 40% of the voting power of the Capital Stock of the Company;
(ii) after the completion of a bona fide underwritten initial public offering by the Company, the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (A) any person or entity (other than an Excluded Person) or (B) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of Capital Stock of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of the Capital Stock of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if (A) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of total voting power of the Capital Stock of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company than such other person, entity or group or (B) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Managers; (iii) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (other than Excluded Persons or groups including Excluded Persons to the extent contemplated by clause (i) or (ii) above, whichever is then applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than the percentage of the Capital Stock of the Company contemplated by clause (i) or (ii) above, whichever is then applicable; or (iv) during any period of 12 consecutive months after the Issuance Date, individuals who at the beginning of any such 12-month period constituted the Board of Managers of the Company (together with any new managers whose election by such Board or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the managers of the Company then in office.

     "Charter" means the Charter Agreement dated August 17, 1995 by and among New Yorker Acquisition Corporation, the Company and President Casinos, Inc., providing for the leasing by the Company of the Chartered Vessel, as amended.

     "Chartered Vessel" means the riverboat casino gaming vessel, U.S.O.C. No. 538911, to be chartered by the Company pursuant to the Charter.

     "Collateral Documents" means, collectively, the BDI Pledge Agreement, the BHR Pledge Agreement, the Cash Collateral and Disbursement Agreement, the Security Agreement, the Trademark Security Agreement, and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

     "Commencement Date" means the first day that the Majestic Star Casino becomes Operating.

     "Completion Reserve Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with any Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a combined basis for such Person and its Subsidiaries and determined in accordance with GAAP.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of consolidated depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period) of such Person for such period as defined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees), (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, (c) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, (d) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon and (e) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a combined basis, determined in accordance with GAAP, provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, and (iii) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any time, the sum of the following items, as shown on the consolidated balance sheet of such Person and its Subsidiaries as of such date (i) the common equity or members capital of such Person and its Subsidiaries, (ii) (without duplication), (a) the aggregate liquidation preference of Preferred Stock of such Person and its Subsidiaries (other than Disqualified Capital Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing, (iii) less any goodwill incurred subsequent to the Issuance Date, and (iv) less any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a consolidated basis for such Person and its Subsidiaries, determined in accordance with GAAP, provided, that in calculating Consolidated Net Worth any gain or loss from any Asset Sale shall be excluded.

     "Construction Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with improvements to the Chartered Vessel and the financing, design, development, construction, equipping and opening of the Gaming Complex and the Permanent Vessel, as the case may be, by the Company, as such schedules are delivered to the Disbursement Agent as of the Issuance Date and as amended from time to time in accordance with the Cash Collateral and Disbursement Agreement.

     "Construction Supervisor" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Contingent Interest" means as of any payment date, Contingent Interest on the Senior Notes accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Contingent Interest previously accrued and the payment of which has been permitted to be deferred.

     "Contingent Interest Accrual" means, at any time, the total amount of Contingent Interest accrued and unpaid through and as of such time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Delivery" means, with respect to the Permanent Vessel, the first time that
(i) all Liens (other than Permitted Liens) relating to the construction of the Permanent Vessel have been paid and released, (ii) the Permanent Vessel is in a condition (including installation of furnishings, fixtures and equipment) so that the Permanent Vessel is fit to receive guests in the ordinary course of business and (iii) the construction supervisor for the Permanent Vessel or an independent construction expert appointed by the Company and acceptable to the Trustee shall have delivered a certificate to the Trustee certifying that the Permanent Vessel is complete in all material respects in accordance with the Plans and Specifications therefor and in compliance with all applicable laws, ordinances and regulations (including gaming laws and ordinances) with respect to the physical structure, health and safety, environmental and hazardous materials, fire, equipment, security and physical operating (gaming and other) requirements of the Permanent Vessel.

     "Development Agreement" means the Development Agreement dated March 26, 1996 between the Company and the City of Gary.

     "Disbursement Agent" means NBD Bank, a Michigan banking association, as the Disbursement Agent under the Cash Collateral and Disbursement Agreement.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to May 15, 2003.

     "Dollars" and "$" mean lawful money of the United States of America.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clause (ii) or (iii) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the registration by the Company under the Securities Act of the Senior Notes pursuant to a registration statement pursuant to which the Company is obligated to offer the holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such holders for Senior Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such holders.

     "Excluded Persons" means (a) the Company or any Subsidiary of the Company,
(b) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (c) BDI, (d) Barden Management, Inc., (e) Don H. Barden or his spouse, (f) the estate of Don H. Barden, (g) any descendant of Don H. Barden or the spouse of any such descendant, (h) the estate of any such descendant or the spouse of any such descendant, (i) any trust or other arrangement for the benefit of the spouse of Don H. Barden or any such descendant or the spouse of any such descendant and (j) any charitable organization or trust established by Don H. Barden.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company or its Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of sale of the Senior Notes as described in this Offering Memorandum, until such amounts are repaid.

     "First Preferred Ship Mortgage" means the first preferred ship mortgage on the Permanent Vessel, to be dated as of the date of Delivery of the Permanent Vessel, between the Company and the Trustee.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than working capital financing) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated given pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means with respect to any Person for any period, the sum of
(a) the Consolidated Interest Expense (excluding, solely for purposes of this definition, Contingent Interest paid or accrued) and (b) the product of (i) all dividend payments on any series of Preferred Stock of such Person, and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Interest" means, interest at the rate of 12 3/4% per annum of the principal amount of the Senior Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Gaming Complex" means the facilities to be constructed, owned and operated by the BHR Joint Venture including, without limitation, all related berthing and parking facilities, as well as any hotel or other ancillary structures and facilities and all furniture, fixtures and equipment at any time contained therein.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including, without limitation, all such licenses by the granted under the Indiana Riverboat Gambling Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the IGC or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

     "Government Securities" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Harbor Lease" means the Harbor Lease Agreement dated as of June 29, 1995 by and between Trump Indiana, Inc. and Lehigh Portland Cement Company as assigned by Trump Indiana, Inc. to the BHR Joint Venture pursuant to the Assignment of Harbor Lease Agreement dated as of October 31, 1995 by and between Trump Indiana, Inc. and the BHR Joint Venture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a Person in whose name a Senior Note is registered.

     "IGC" means the Indiana Gaming Commission, or any successor Gaming Regulatory Authority thereto.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money, including accrued and unpaid Contingent Interest, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or
(d) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset of the referent Person (whether or not such Indebtedness is assumed by such referent Person).

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Managers, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company and each Affiliate of the Company.

     "Interest Reserve Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions by such Person of Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the closing date for the sale and original issuance of the Senior Notes.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment on the Senior Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on the interest that was due for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Majestic Star Casino" means, prior to Delivery of the Permanent Vessel, the Chartered Vessel and the Gaming Complex proposed to be constructed at Buffington Harbor in Gary, Indiana with respect to which the Company has applied for a Gaming License, and after Delivery of the Permanent Vessel, the Permanent Vessel and such Gaming Complex.

     "Manager of the Company" means BDI.

     "Minimum Facilities" means, with respect to the Majestic Star Casino at least 800 operating slot machines, 40 operating table games, 2,300 usable parking spaces, adequate access to the local highway system and all banking, coin, token, security and other ancillary equipment and facilities necessary to operate the Majestic Star Casino on a 20 hour per day, seven days a week basis.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Company in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking or brokerage fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Senior Notes) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Note to Principal Member" means the outstanding Indebtedness of the Company due and owing to BDI pursuant to the promissory note dated March 31, 1996 in the aggregate principal amount of $10,759,355, plus any interest accrued thereon.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the Offering of the Senior Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Manager of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Manager of the Company that meets the requirements of Section 11.05 of the Indenture.

     "Operating" means, with respect to the Majestic Star Casino, the first time that (i) all material Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the construction of the Majestic Star Casino have been paid or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Cash Collateral Accounts to discharge such Liens, (iii) the Construction Supervisor of the Majestic Star Casino shall have delivered a certificate to the Trustee certifying that the Majestic Star Casino is complete in all material respects in accordance with the Plans and Specifications therefor and all applicable building laws, ordinances and regulations, (iv) the Majestic Star Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business and (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Majestic Star Casino with respect to at least the Minimum Facilities for such Majestic Star Casino.

     "Operating Expenses" means all operating expenses of the Company with respect to any commercial enterprise, determined in accordance with GAAP consistently applied. Operating Expenses shall include, without limitations: (i) all accrued interest expense (whether or not distributed and whether or not deposited) with respect to the Senior Notes; (ii) depreciation and amortization; and (iii) any bond premium under the Indenture.

     "Payment Default" means any failure to pay when due, any principal, premium or interest on the Senior Notes, whether at stated maturity, upon acceleration, upon redemption or in connection with a Repurchase Offer, in each case, without giving effect to any grace period.

     "Permanent Vessel" means the riverboat gaming vessel to be constructed by the Company subsequent to the Offering and containing at least 36,000 square feet of gaming space.

     "Permitted Investments" means (a) any Investments in Cash Equivalents, (b) other Investments in any Person that do not exceed in the aggregate $50,000 at any time outstanding and (c) any Investments in a tax-exempt money market mutual fund meeting the requirements of 17 C.F.R. sec.270.2a-7.

     "Permitted Liens" means: (a) existing Liens; (b) Liens created by the Senior Notes, the Indenture and the Collateral Documents; (c) Liens incurred in the ordinary course of business including Liens incurred pursuant to clause (d) of the covenant entitled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock"; (d) Liens securing Acquired Indebtedness; provided that such Liens (i) are not incurred in connection with, or in contemplation of the acquisition of the property or assets acquired and (ii) do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets so acquired; (e) Liens to secure certain Indebtedness that is otherwise permitted under the Indenture and that are used to finance the cost of the property subject thereto; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the property subject thereto, (ii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; (f) additional Liens on assets and properties of the Company securing indebtedness permitted to be incurred pursuant to the Indenture in an amount not to exceed $6.0 million; (g) Liens in favor of the Trustee; (h) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens; (i) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Majestic Star Casino and which obligations are not expressly prohibited by the Indenture; (j)(1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, crew wages, maritime or other similar Liens arising in the ordinary course of business or in the construction of the Majestic Star Casino, in the case of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; and (k) easements, rights of way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries.

     "Permitted Proceed Uses" means (i) to fund improvements to the Majestic Star Casino in accordance with the Construction Budget, (ii) to fund capital contributions to the BHR Joint Venture in accordance with the BHR Operating Agreement, (iii) to fund the construction of the Permanent Vessel, (iv) repayment of the Note to Principal Member, (v) to fund the Interest Reserve Account in an amount equal to the first two scheduled Fixed Interest payments with respect to the Senior Notes, and (vi) to fund certain other disbursements as permitted by the Cash Collateral and Disbursement Agreement, each to be disbursed in accordance with the Cash Collateral and Disbursement Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Plans and Specifications" means all drawings, plans and specifications prepared by or on behalf of the Company, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Regulatory Authorities, which describe and show the Majestic Star Casino and the labor and materials necessary for construction or purchase thereof.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

     "Principal Business" means the casino gaming business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming business operated by the Company and any business or activity that is required to meet the commitments of the Company pursuant to the Development Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the other party or parties named on the signature pages thereof, substantially in the form delivered to the Trustee on the Issuance Date.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means that certain Security Agreement to encumber certain assets of the Company in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Semiannual Period" means each period that begins on October 1 and ends on the next succeeding March 31 or each period that begins on April 1 and ends on the next succeeding September 30.

     "Senior Exchange Notes" means Indebtedness of the Company identical in all material respects to the Senior Notes that are issued by the Company in exchange for the Senior Notes pursuant to the Exchange Offer.

     "Senior Notes" means, prior to the consummation of the Exchange Offer, the Company's 12 3/4% Senior Secured Notes Due 2003 issued in accordance with the Indenture, and after the consummation of the Exchange Offer, the Senior Notes (if any) and the Senior Exchange Notes, in each case as amended or modified from time to time in accordance with the terms thereof and the Indenture, issued under the Indenture.

     "Subordinated Indebtedness" means any other Indebtedness of the Company which is expressly by its terms subordinated in right of payment of the Senior Notes.

     "Subsidiary" means (i) any instrumentality or subdivision or subunit of the Company that has a separate legal existence or status or whose property and assets would not be bound by the terms of the Indenture or the Collateral Documents or (ii) with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

     "Trademark Security Agreement" means that certain Trademark Security Agreement executed by the Company to encumber the "Majestic Star Casino" service mark in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 of the Indenture.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Capital Stock, as the case may be.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

FORM, DENOMINATION AND BOOK-ENTRY PROCEDURES

     The Senior Notes issued to "qualified institutional buyers" were initially represented by a single global note in fully registered form (the "Global Senior Note"). The Senior Exchange Notes exchanged for Senior Notes represented by the Global Senior Note will be represented by a single global note in fully registered form (the "Global Senior Exchange Note"), unless the beneficial holders thereof request otherwise. The Global Senior Exchange Note will be deposited upon issuance with DTC and registered in the name of DTC or a nominee of DTC (the "Global Note Registered Owner"). Except as set forth below, the Global Senior Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Senior Exchange Note, DTC will credit the accounts of Participants designated by the beneficial holders thereof with portions of the principal amount of the Global Senior Exchange Note and (ii) ownership of such interests in the Global Senior Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Senior Exchange Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Global Senior Exchange Note will be limited to that extent.

     Except as described below, owners of interests in the Global Senior Exchange Note will not have Senior Exchange Notes registered in their names, will not receive physical delivery of Senior Exchange Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Payments in respect of the principal of and premium, if any, and interest on any Senior Exchange Notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global

Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Senior Exchange Notes, including the Global Senior Exchange Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Senior Exchange Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's records relating to the beneficial ownership interests in the Global Senior Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Senior Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Note Registered Owner for all purposes.

     The Global Senior Exchange Note is exchangeable for definitive Senior Exchange Notes (i) if DTC notifies the Company that it is unwilling or unable to continue as depository of the Global Senior Exchange Note and the Company thereupon fails to appoint a successor depository, (ii) if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Senior Exchange Notes in definitive registered form, (iii) if there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Senior Exchange Notes or (iv) as provided in the following paragraph. Such definitive Senior Exchange Notes shall be registered in the names of the owners of the beneficial interests in the Global Senior Exchange Note as provided by the Participants. Senior Exchange Notes issued in definitive form will be in fully registered form, without coupons, in integral multiples of $1,000. Upon issuance of Senior Exchange Notes in definitive form, the Trustee is required to register the Senior Exchange Notes in the name of, and cause the Senior Exchange Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners as DTC shall direct.

     A Senior Exchange Note in definitive form may be issued upon the request of any Person having a beneficial interest in the Global Senior Exchange Note, or upon the resale, pledge or other transfer of any Senior Exchange Note or interest therein to any person or entity that is not a "qualified institutional buyer" or that does not participate in DTC.

                      SENIOR NOTES -- REGISTRATION RIGHTS

     The Company and the Initial Purchaser entered into a registration rights agreement on May 22, 1996 (the "Registration Rights Agreement") pursuant to which the Company agreed, for the benefit of the holders of the Senior Notes, that the Company would, at its cost, (i) within 45 days after the date of original issue of the Senior Notes file a registration statement in accordance with the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Senior Notes for the Senior Exchange Notes, which would have terms substantially identical in all material respects to the Senior Notes and (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act at the earliest possible time, but in no event later than 120 days after filing with the Commission. Upon such Exchange Offer Registration Statement being declared effective, the Company will offer to holders of Senior Notes who are able to make certain representations an opportunity to exchange properly tendered Senior Notes for Senior Exchange Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the holders of the Senior Notes. For each Senior Note surrendered to the Company, pursuant to such Exchange Offer, a holder of the Senior Note will receive a Senior Exchange Note having a principal amount at maturity equal to that of the surrendered Senior Note. Under existing Commission interpretations, the Senior Exchange Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act must be delivered as required. The Company has agreed for a period of at least 365 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Senior Exchange Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

     Each holder of Senior Notes who wishes to exchange such Senior Notes for Senior Exchange Notes in the Exchange Offer is required to make certain representations including representations that (i) any Senior Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not engaged in, and does not intend to engage in and has no arrangement with any person to participate in the distribution of the Senior Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated because the Exchange Offer is not permitted by applicable law or Commission policy or any holder of Senior Notes of $500,000 or more notifies the Company within 20 business days following the consummation of the Exchange Offer that such holder is prohibited by law or Commission policy from participating in the Exchange Offer or subject to certain other restrictions, the Company will, at its own expense, use its reasonable best efforts to (i) as promptly as practicable, file a shelf registration statement covering resales of the Senior Notes (a "Shelf Registration Statement"), (ii) cause such Shelf Registration Statement to be declared effective under the Securities Act and (iii) keep effective such Shelf Registration Statement until the earlier of three years following the date of original issue and such time as all of the Senior Notes have been sold thereunder or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Company will, in the event a Shelf Registration Statement is required to be filed by it, provide to each holder of a Senior Note copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder of Senior Notes when such Shelf Registration Statement for the Senior Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Senior Notes. A holder of Senior Notes who sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification and contribution rights and obligations).

     Although the Company has filed this registration statement to satisfy the obligations described above, there can be no assurance that such registration statement will become effective. If (i) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing in the Registration Rights Agreement,
(ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company fails to consummate the Exchange Offer within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Senior Notes during the periods specified in the Registration Rights Agreement without being succeeded immediately by a post effective amendment to such Registration Statement that cures such failure and that is itself declared effective within a five business day period (each such event referred to in clauses (i) through (ii) above, a "Registration Default"), the Company will pay Liquidated Damages to each holder of Senior Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Senior Notes held by such holder. Upon a Registration Default, Liquidated Damages will accrue at the rate specified above until such Registration Default is cured and the amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Senior Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.35 per $1,000 principal amount of Senior Notes (regardless of whether one or more than one Registration Default is outstanding). All accrued Liquidated Damages will be paid by the Company on each interest payment date to the holders of the Senior Notes by wire transfer of immediately available funds or by mailing checks to their registered addresses if no such accounts have been specified.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the material Federal income tax consequences expected to result to holders whose Senior Notes are exchanged for Senior Exchange Notes in the Exchange Offer is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may occur that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the Senior Note holders participating in the Exchange Offer.

     This summary is for general information only and does not purport to address all of the possible Federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Senior Notes or the Senior Exchange Notes or the Exchange Offer. It is limited to investors who will hold the Senior Notes and the Senior Exchange Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities; insurance companies; financial institutions; foreign corporations, partnerships, trusts, nonresident individuals; and tax-exempt entities) who may be subject to special treatment under Federal income tax laws.

EXCHANGE OF SENIOR NOTES FOR SENIOR EXCHANGE NOTES

     The exchange of Senior Exchange Notes for Senior Notes pursuant to the Exchange Offer should not be treated as a taxable event for Federal income tax purposes because the Senior Exchange Notes should not be considered to differ materially in kind or extent from the Senior Notes. Rather, the Senior Exchange Notes received by a holder of the Senior Notes should be treated as a continuation of the Senior Notes in the hands of such holder. As a result, no Federal income tax consequences should result to holders exchanging Senior Notes for Senior Exchange Notes.

PURCHASERS OF SENIOR NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE

     The foregoing does not address special rules which may affect the treatment of purchasers that acquired Senior Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount," and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership, and disposition of Senior Notes.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE SENIOR NOTES AND EACH PROSPECTIVE HOLDER OF THE SENIOR EXCHANGE NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO HOW ITS OWN PARTICULAR TAX SITUATION MIGHT BE AFFECTED BY THE EXCHANGE OF THE SENIOR NOTES FOR THE SENIOR EXCHANGE NOTES AND THE POTENTIAL TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES AND THE SENIOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that Senior Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Company or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Senior Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Senior Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Senior Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Senior Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Senior Notes to the Initial Purchaser) with the Prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Senior Exchange Notes. The Company has agreed that, for a period of 365 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each holder of the Senior Notes who wishes to exchange its Senior Notes for Senior Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Senior Exchange Notes for its own account in exchange for Senior Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Senior Exchange Notes.

     The Company will not receive any proceeds from any sale of Senior Exchange Notes by broker-dealers. Senior Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Senior Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or a negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Senior Exchange Notes. Any broker-dealer that resells Senior Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Senior Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Senior Exchange Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concession of any brokers or dealers and will indemnify holders of the Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

     Certain legal matters relating to this Exchange Offer will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan.

                                    EXPERTS

     The financial statements of the Company included in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The audited financial statements of Buffington Harbor Riverboats, L.L.C. included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         THE MAJESTIC STAR CASINO, LLC

                      (A COMPANY IN THE DEVELOPMENT STAGE)
                    REPORT ON AUDIT OF FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1995 AND FOR THE PERIOD
           DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                     INDEX TO AUDITED FINANCIAL STATEMENTS

CONTENTS                                                                                PAGES
Report of Independent Accountants....................................................    F-3
Financial Statements:
  Balance Sheet as of December 31, 1995..............................................    F-4
  Statement of Operations for the period December 8, 1993 (date of inception) to
     December 31, 1995...............................................................    F-4
  Statement of Changes in Members' Equity for the period December 8, 1993 (date of
     inception) to December 31, 1995.................................................    F-4
  Statement of Cash Flows for the period December 8, 1993 (date of inception) to
     December 31, 1995...............................................................    F-5
  Notes to Financial Statements for the period December 8, 1993 (date of inception)
     to December 31, 1995............................................................    F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
The Majestic Star Casino, LLC:

     We have audited the accompanying balance sheet of The Majestic Star Casino, LLC (a company in the development stage) as of December 31, 1995 and the related statements of operations, changes in members' equity, and cash flows for the period December 8, 1993 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Majestic Star Casino, LLC as of December 31, 1995, and the results of its operations and its cash flows for the period December 8, 1993 (date of inception) to December 31, 1995 in conformity with generally accepted accounting principles.

/c/o/Coopers & Lybrand, L.L.P.

Detroit, Michigan
January 31, 1996

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                     BALANCE SHEET AS OF DECEMBER 31, 1995

ASSETS
Cash and cash equivalents......................................................   $ 8,446,389
Investment in Buffington Harbor Riverboats, L.L.C. ............................    21,823,018
Property and equipment.........................................................        74,846
Organization costs.............................................................       141,241
Deposits.......................................................................       250,000
Deferred expenses..............................................................     4,392,729
                                                                                  -----------
  Total assets.................................................................   $35,128,223
                                                                                  ===========
LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Accounts payable...............................................................   $   119,573
                                                                                  -----------
Members' Equity:
Capital contributions..........................................................    34,759,355
Retained earnings..............................................................       249,295
                                                                                  -----------
  Total members' equity........................................................    35,008,650
                                                                                  -----------
  Total liabilities and members' equity........................................   $35,128,223
                                                                                  ===========

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                            STATEMENT OF OPERATIONS
    FOR THE PERIOD DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

Revenues:
  Interest income, net.........................................................   $   249,295
                                                                                  -----------
     Net income................................................................   $   249,295
                                                                                  ===========

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY
    FOR THE PERIOD DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                           TOTAL
                                                              CAPITAL       RETAINED     MEMBERS'
                                                            CONTRIBUTIONS   EARNINGS      EQUITY
                                                            ------------    --------    -----------
Balance, December 8, 1993................................   $         --    $     --    $        --
  Capital contributions in 1995..........................     32,547,090          --     32,547,090
  Noncash contributions..................................      2,212,265          --      2,212,265
  Net income.............................................             --     249,295        249,295
                                                             -----------    --------    -----------
Balance, December 31, 1995...............................   $ 34,759,355    $249,295    $35,008,650
                                                             ===========    ========    ===========

    The accompanying notes are an integral part of the financial statements.

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                            STATEMENT OF CASH FLOWS
    FOR THE PERIOD DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

Cash flows from operating activities:
  Net income..................................................................   $    249,295
  Adjustments to reconcile net income to net cash used in operating activities:
     Changes in assets and liabilities:
       Increase in assets:
          Deposits............................................................       (250,000)
          Organization costs..................................................       (141,241)
          Deferred expenses...................................................     (2,585,863)
       Increase in liabilities:
          Accounts payable....................................................        119,573
                                                                                 ------------
     Net cash used in operating activities....................................     (2,608,236)
                                                                                 ------------
Cash flows from investing activities:
  Purchase of property and equipment..........................................        (74,846)
  Investment in Buffington Harbor Riverboats, L.L.C...........................    (21,417,619)
                                                                                 ------------
     Net cash used in investing activities....................................    (21,492,465)
                                                                                 ------------
Cash flows from financing activities:
  Contributions made in 1995..................................................     32,547,090
                                                                                 ------------
     Net cash provided by financing activities................................     32,547,090
                                                                                 ------------
Net increase in cash..........................................................      8,446,389
Cash, beginning of period.....................................................             --
                                                                                 ------------
Cash, end of period...........................................................   $  8,446,389
                                                                                 ============
Supplemental noncash operating and financing activities of the Company include the following:
  Deferred expenses of $918,286 were paid by a former member on behalf of the
     Company and $888,580 were contributed to the Company by a current member.
  Investment in Buffington Harbor Riverboats, L.L.C. of $87,167 was paid by a former member on behalf of the Company and $318,232 was contributed to the Company by a current member.

    The accompanying notes are an integral part of the financial statements.

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                         NOTES TO FINANCIAL STATEMENTS
    FOR THE PERIOD DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

1. ORGANIZATION:

     The Majestic Star Casino, LLC (formerly Barden-Davis Casino, LLC and formerly Barden PRC-Gary, LLC), (the "Company") was formed on December 8, 1993 as an Indiana limited liability company. The purpose of the Company is to establish, develop and operate a riverboat casino gaming operation and other ancillary activities in the City of Gary, Indiana (the "City"), in accordance with the terms and conditions of a certificate of suitability (the "Certificate") obtained from the Indiana Gaming Commission (the "Commission").

     The Company is currently in the planning and evaluation phases of building a riverboat casino.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. Cash and Cash Equivalents: The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

     b. Property and Equipment: Property and equipment are stated at cost. Depreciation has been deferred until the assets are placed in service. Depreciation will be computed on the straight-line method and charged to operations over the estimated useful lives of the related assets.

     c. Organization Costs: Organization costs incurred in connection with the formation of the limited liability company have been deferred until operations commence and will be amortized over a period of five years.

     d. Investment in Buffington Harbor Riverboats, L.L.C.: The Company accounts for its 50 percent interest in Buffington Harbor Riverboats L.L.C. ("BHR") under the equity method, whereby the initial investments are recorded at cost and then adjusted for the Company's share of BHR's net income or loss or distributions. The Company's investment will not be reduced below zero as a result of such adjustments.

     e. Deferred Expenses: Deferred expenses incurred in connection with the development and opening of the riverboat casino have been deferred until operations commence. As of December 31, 1995, deferred expenses consist primarily of a development obligation ($2,750,000) paid to the City and $1,642,729 for preopening and licensing costs. Preopening costs will be charged to operations upon opening. Other deferred expenses will be amortized over five years, the life of the license.

     f. Federal Income Taxes: The Company has elected status as an LLC under the Internal Revenue Code. Under this election, income of the Company is taxed directly to the members and accordingly, there is no provision for federal income taxes.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

        Furniture and equipment.............................................   $ 5,459
        Computer equipment..................................................    10,559
        Construction in progress............................................    58,828
                                                                                ------
                                                                               $74,846
                                                                                ======

4. CERTIFICATE OF SUITABILITY:

     On December 9, 1994, the Commission awarded the Company one of two Certificates for a riverboat owner's license for a riverboat casino to be docked in Gary, Indiana. The Certificate was valid for 180 days with renewal options. The Certificate has been consistently renewed by the Commission and currently expires on June 28, 1996. In accordance with the terms of the Certificate and as determined by the Commission, the Company must comply with certain statutory and regulatory requirements and other conditions. Upon

                         THE MAJESTIC STAR CASINO, LLC
                      (a company in the development stage)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED
    FOR THE PERIOD DECEMBER 8, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

4. CERTIFICATE OF SUITABILITY -- CONTINUED satisfactory fulfillment of such requirements and conditions outlined by the Commission, the Company will receive a permanent riverboat owner's license.

     The second Certificate was issued to Trump Indiana, Inc. ("Trump"). The Company and Trump have committed to a joint development and operation of a docking location for which the entities will conduct separate but coordinated riverboat gaming operations in the City.

5. CITY OF GARY INDIANA DEVELOPMENT OBLIGATION:

     On September 7, 1995, the Company and the City entered into a Binding Memorandum of Understanding for the purpose of summarizing procedures regarding the acquisition and development of a certain parcel of land in accordance with the Certificate. A similar memorandum was entered into between Trump and the City. The Company paid the City $250,000 under the terms of this memorandum.

     On September 29, 1995, the Company, Trump and the City entered into an agreement which modified certain terms and conditions of each individual entity's Memorandum of Understanding with the City. In accordance with this agreement, the Company paid the City $2,500,000 and agreed to pay an additional $2,500,000 on or before the ninetieth day following commencement of gaming operations by the Company.

6. BUFFINGTON HARBOR RIVERBOATS, L.L.C.:

     On October 31, 1995, the Company and Trump entered into the First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C. ("BHR") for the purpose of acquiring and developing certain facilities for the gaming operations on 88 acres of land in the City ("BHR property"). The BHR is responsible for the management, development and operation of the BHR property, the joint docking location for each entity's gaming vessel.

     As outlined in the agreement, each member is required to make certain capital contributions. The Company's total capital contribution to the BHR as of December 31, 1995 was $21,823,018. The total investment in the BHR is estimated to be approximately $40 million.

     As of December 31, 1995, BHR (a company in the development stage) had total assets of $47,231,902 which included cash and cash equivalents of $14,056,869, land and construction in progress of $32,603,593 and deferred preopening costs of $571,880. BHR had liabilities of $3,512,085 and members' equity totaling $43,719,817. Members' equity represents contributions of $21,823,018, each from the Company and Trump, and net income (all interest income) of $73,781.

7. CHARTER AGREEMENT:

     On August 17, 1995, the Company entered into a Charter Agreement ("Agreement") with New Yorker Acquisition Corporation ("Owner") and President Casinos, Inc. for the purpose of leasing the Owner's casino gaming vessel together with all improvements, furniture, fixtures and equipment. The Agreement is effective upon the completion of certain renovations to the vessel and expires on the fifth anniversary from the date of commencement, with early termination options. Under the terms of the Agreement, the Company will pay the Owner monthly, $125,000, subject to adjustments after the first 24 months. The monthly rate for the final three years will be negotiated based on market rates. The Company will be responsible for certain refurbishing and other expenses to operate the vessel during the Agreement period as defined in the Agreement.

     As defined by the Agreement, the Company has placed a security deposit in escrow with a financial institution. As of December 31, 1995, the amount in escrow was $250,000 plus accrued interest. The security deposit is refundable pursuant to the terms of the Escrow Agreement.

                      (This page intentionally left blank)

                         THE MAJESTIC STAR CASINO, LLC

                              FINANCIAL STATEMENTS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995
                  AND FOR THE QUARTER AND THE SIX MONTHS ENDED
                          JUNE 30, 1996 AND THE PERIOD
                            ENDED DECEMBER 31, 1995

                         INDEX TO FINANCIAL STATEMENTS

CONTENTS                                                                                PAGES
Financial Statements:
  Balance Sheets as of June 30, 1996 and December 31, 1995...........................   F-11
  Statements of Income for the quarter and six months ended June 30, 1996............   F-12
  Statements of Changes in Members' Equity for the six months ended June 30, 1996 and
     for the period ended December 31, 1995..........................................   F-13
  Statements of Cash Flows for the six months ended June 30, 1996....................   F-14
  Notes to Financial Statements for the six months ended June 30, 1996...............   F-15

                         THE MAJESTIC STAR CASINO, LLC

                                 BALANCE SHEETS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                       JUNE 30,      DECEMBER 31,
                                                                         1996            1995
                                                                     (unaudited)      (audited)
                                                                     ------------    ------------
ASSETS
  Current Assets
     Cash and cash equivalents....................................   $  8,091,788    $  8,446,389
     Accounts receivable, less allowance for doubtful accounts of
      $20,000.....................................................        526,548         --
     Inventories..................................................         85,761         --
     Prepaid expenses.............................................      1,728,539         --
                                                                     ------------     -----------
     Total current assets.........................................     10,432,636       8,446,389
  Property, equipment, and leasehold interests, net...............     16,119,925          74,846
  Organizational costs, less accumulated amortization of $1,648
     and $-0-, respectively.......................................        139,593         141,241
  Deferred financing costs, less accumulated amortization of
     $58,892......................................................      3,746,460         --
  Deferred costs, less accumulated amortization of $60,971 and
     $-0-, respectively...........................................      5,344,108       4,392,729
  Investment in Buffington Harbor Riverboats, L.L.C...............     40,233,573      21,823,018
  Other assets and deposits.......................................      1,853,587         250,000
  Restricted cash.................................................     70,765,322         --
                                                                     ------------     -----------
     Total Assets.................................................   $148,635,204    $ 35,128,223
                                                                     ============     ===========
LIABILITIES AND MEMBERS' EQUITY
  Current Liabilities
     Current maturities of long-term debt.........................   $  2,103,530    $    --
     Accounts payable.............................................        972,513         119,573
     Accrued liabilities
       Payroll and related........................................        792,178         --
       Interest...................................................      1,739,291         --
       Other accrued liabilities..................................      4,431,972         --
                                                                     ------------     -----------
       Total current liabilities..................................      9,739,484         119,573
  Long-term debt, net of current maturities.......................    119,635,770         --
                                                                     ------------     -----------
  Commitments
       Total Liabilities..........................................    129,375,254         119,573
                                                                     ------------     -----------
  Members' Equity
     Capital contributions........................................     24,000,000      34,759,355
     Retained earnings (deficit)..................................     (4,740,050)        249,295
                                                                     ------------     -----------
       Total members' equity......................................     19,259,950      35,008,650
                                                                     ------------     -----------
       Total Liabilities and Members' Equity......................   $148,635,204    $ 35,128,223
                                                                     ============     ===========

   The accompanying notes are an integral part of these financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                              STATEMENTS OF INCOME
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 1996

                                                                    QUARTER ENDED    SIX MONTHS ENDED
                                                                    JUNE 30, 1996     JUNE 30, 1996
                                                                     (unaudited)       (unaudited)
                                                                    -------------    ----------------
REVENUES
  Casino.........................................................    $  5,478,869      $  5,478,869
  Food and beverage..............................................          90,520            90,520
  Other..........................................................          17,540            17,540
                                                                      -----------       -----------
Gross Revenues...................................................       5,586,929         5,586,929
                                                                      -----------       -----------
COSTS AND EXPENSES
  Casino.........................................................         985,105           985,105
  Gaming and admission taxes.....................................       1,638,756         1,638,756
  Food and beverage..............................................         105,557           105,557
  Advertising and promotion......................................         580,514           580,514
  General and administrative.....................................         456,228           456,228
  Security and surveillance......................................          88,287            88,287
  Marine operations..............................................         348,659           348,659
  Economic incentive -- City of Gary.............................         165,907           165,907
  Depreciation and amortization..................................         339,943           339,943
  Pre-opening costs..............................................       4,586,879         4,586,879
                                                                      -----------       -----------
     Total costs and expenses....................................       9,295,835         9,295,835
                                                                      -----------       -----------
  Operating loss.................................................      (3,708,906)       (3,708,906)
                                                                      -----------       -----------
  Other income (expense)
     Loss on investment in Buffington Harbor Riverboats,
       L.L.C. ...................................................        (582,860)         (582,860)
     Interest income.............................................         231,390           231,390
     Interest expense............................................        (928,969)         (928,969)
                                                                      -----------       -----------
     Total other income (expense)................................      (1,280,439)       (1,280,439)
                                                                      -----------       -----------
NET LOSS.........................................................    $ (4,989,345)     $ (4,989,345)
                                                                      ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND FOR THE PERIOD ENDED DECEMBER 31,
                                      1995

                                                                        RETAINED         TOTAL
                                                         CAPITAL        EARNINGS/       MEMBERS'
                                                       CONTRIBUTIONS    (DEFICIT)        EQUITY
                                                       ------------    -----------    ------------
Balance, December 8, 1993...........................   $         --    $        --    $         --
Capital contributions in 1995.......................     32,547,090             --      32,547,090
Noncash contributions...............................      2,212,265             --       2,212,265
Net income..........................................             --        249,295         249,295
                                                       ------------    -----------    ------------
Balance, December 31, 1995 (audited)................     34,759,355        249,295      35,008,650
Reclassification of capital contribution............    (10,759,355)            --     (10,759,355)
Net loss............................................             --     (4,989,345)     (4,989,345)
                                                       ------------    -----------    ------------
Balance, June 30, 1996 (unaudited)..................   $ 24,000,000    $(4,740,050)   $ 19,259,950
                                                       ============    ===========    ============

   The accompanying notes are an integral part of these financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                            STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                                SIX MONTHS ENDED
                                                                                 JUNE 30, 1996
                                                                                  (unaudited)
                                                                                ----------------
Cash flows from operating activities:
Net loss.....................................................................     $ (4,989,345)
Adjustments to reconcile net income to net cash from operating activities:
  Depreciation and amortization..............................................          339,943
  Loss on investment in Buffington Harbor Riverboats, L.L.C. ................          582,860
  (Increase) decrease in accounts receivable, net............................         (526,548)
  (Increase) decrease in inventories.........................................          (85,761)
  (Increase) decrease in prepaid expenses....................................       (1,728,539)
  (Increase) decrease in other assets........................................       (1,171,720)
  (Increase) decrease in accrued liabilities.................................        6,963,441
  (Increase) decrease in accounts payable....................................          552,940
                                                                                  ------------
Net cash provided by (used in) operating activities..........................          (62,729)
                                                                                  ------------
Cash flows from investing activities:
  Acquisition of property, equipment and deposits............................      (16,290,692)
  (Increase) decrease in long-term deposits..................................       (1,417,035)
  Investment in Buffington Harbor Riverboats, L.L.C..........................      (18,993,415)
                                                                                  ------------
Net cash provided by (used in) financing activities..........................      (36,701,142)
                                                                                  ------------
Cash flows from financing activities:
  Proceeds from issuance of 12.75% Senior Secured Notes......................      105,000,000
  Proceeds from issuance of long-term debt...................................        6,310,590
  Repayment of debt..........................................................         (330,646)
  Payment of senior secured notes issuance costs.............................       (3,805,352)
  Increase in restricted cash................................................      (70,765,322)
                                                                                  ------------
Net cash provided by (used in) financing activities..........................       36,409,270
                                                                                  ------------
Net increase (decrease) in cash and cash equivalents.........................         (354,601)
Cash and cash equivalents, beginning of year.................................        8,446,389
                                                                                  ------------
Cash and cash equivalents, end of year.......................................     $  8,091,788
                                                                                  ============

     Supplemental noncash financing activities include the following:
      On March 31, 1996, contributions totaling $10,759,355 were reclassified from Members' Equity to Long-term debt.

    The accompanying notes are an integral part of the financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

1. BASIS OF PRESENTATION:

     The accompanying unaudited interim financial statements of The Majestic Star Casino, LLC (the "Company") have been prepared in accordance with generally accepted accounting principles, except that certain information and footnote disclosures normally included in financial statements have been condensed or omitted. In the opinion of management, the accompanying unaudited interim financial statements contain all of the adjustments (consisting of normal recurring adjustments) which are necessary for the fair presentation of the results of the interim period. The results of operations for any interim period are not necessarily indicative of results of operations for a full year. The Company was formed on December 8, 1993, as an Indiana limited liability company, to provide gaming and related entertainment to the public. The Company commenced gaming operations in the City of Gary (the "City") at Buffington Harbor, located in Lake County, in the State of Indiana in June 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accounting policies of the Company conform to generally accepted accounting principles. The following is a summary of the more significant of such policies:

     Cash and Cash Equivalents -- Cash includes cash required for gaming operations. The Company considers cash equivalents to include short-term investments with original maturities of ninety days or less.

     Inventories -- are stated at the lower of cost or market, cost being determined principally on a first in, first out basis.

     Property and Equipment -- are stated at cost. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposals are recognized when incurred.

     Capitalized Interest -- Statements No. 34 and 62 of the Financial Accounting Standards Board require that interest costs be capitalized for those assets that are constructed or acquired for the Company's own use and that interest earned on investments acquired with the proceeds of the $105 million 12.75% senior secured notes due 2003 with contingent interest (the "Senior Secured Notes") be offset against related construction assets until completed for use. For the six months ended June 30, 1996, net interest expense capitalized for the construction of a riverboat casino amounted to $554,232.

     Deferred Financing Costs -- represent agent's commission, closing costs and professional fees incurred in connection with the Senior Secured Notes. Such costs are being amortized as additional interest expense over the seven year term of the notes.

     Organizational Costs -- are costs incurred in connection with the formation of the limited liability company. These costs have been capitalized and are being amortized over a period of five years.

     Investment in Buffington Harbor Riverboats, L.L.C. -- the Company accounts for its 50 percent interest in Buffington Harbor Riverboats L.L.C. ("BHR") under the equity method, whereby the initial investments are recorded at cost and then adjusted for the Company's share of BHR's net income or loss or distributions. The Company's investment will not be reduced below zero as a result of such adjustments.

     Deferred Costs -- includes development obligation payments to the City and licensing costs. Such payments and costs, which represent direct costs associated with the development of the riverboat casino, were deferred until operations commenced in June 1996 and are currently being amortized over five years, the life of the gaming license. At December 31, 1995, deferred costs also included pre-opening costs which were charged to operations in June 1996.

                         THE MAJESTIC STAR CASINO, LLC

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Restricted Cash -- represents cash and investments held in escrow in association with the Senior Secured Notes, and are invested primarily in securities of the U.S. government and its agencies, with original maturities less than 180 days.

     Casino Revenue -- is the net win from gaming activities, which is the difference between gaming wins and losses.

     Indirect Expenses -- certain indirect expenses of operating departments, such as depreciation and amortization, are shown separately in the accompanying statements of income and are not allocated to departmental operating costs and expenses.

     Federal Income Taxes -- the Company has elected status as a partnership under the Internal Revenue Code. Under this election, income of the Company is taxed directly to the members and, accordingly, there is no provision for federal income taxes.

     Long-Lived Assets -- During 1995, the Company adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS No. 121"). SFAS No. 121 requires, among other things, that an entity review its long-lived and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists, if, at a minimum the future expected cash flows (undiscounted and without interest charges) from an entity's operations are less than the carrying value of these assets. As a result of its review, the Company does not believe that any impairment exists in the recoverability of its long-lived assets.

3. CERTIFICATE OF SUITABILITY:

     On December 9, 1994, the Commission awarded the Company one of two certificates for a riverboat owner's license for a riverboat casino to be docked in the City. Having complied with certain statutory and regulatory requirements and other conditions of the Indiana Gaming Commission, the Company received a five year riverboat owner's license on June 3, 1996.

     The second Certificate was issued to Trump Indiana, Inc. ("Trump"). The Company and Trump have committed to a joint development and operation of a docking location from which the entities are conducting their respective riverboat gaming operations in the City.

4. CITY OF GARY, INDIANA DEVELOPMENT OBLIGATION:

     On September 7, 1995, the Company and the City entered into an agreement for the purpose of summarizing procedures regarding the acquisition of a certain parcel of land in accordance with the Certificate. The Company paid the City $250,000 under the terms of this agreement.

     On September 29, 1995, the Company, Trump and the City entered into an agreement. In accordance with this agreement, the Company paid the City $2,500,000 and agreed to pay an additional $2,500,000 on or before the ninetieth day following commencement of gaming operations by the Company. As of June 30, 1996, $5,250,000 of deferred costs represent the Company's development obligation to the City including the second payment of $2,500,000 which is accrued and included in other accrued liabilities.

     As of March 26, 1996, the City and the Company entered into a development agreement which supersedes the September 7, 1995 agreement between the City and the Company. The development agreement ("Development Agreement") requires the Company, among other things, (1) to invest $116 million in various on-site and off-site improvements over the next five years, (2) pay the City an economic

                         THE MAJESTIC STAR CASINO, LLC

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

4. CITY OF GARY, INDIANA DEVELOPMENT OBLIGATION -- CONTINUED incentive equal to 3% of the Company's adjusted gross receipts, as defined by the Riverboat Gaming Act and (3) pay a default payment in the amount of damages for failure to complete certain on-site developments, which amount is capped at $12 million.

5. INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, L.L.C.:

     On October 31, 1995, the Company and Trump entered into the First Amended and Restated Operating Agreement of Buffington Harbor Riverboat, L.L.C. ("BHR") for the purpose of acquiring and developing certain facilities for the gaming operations on 88 acres of land in the City ("BHR Property"). BHR is responsible for the management, development and operation of the BHR Property. The Company and Trump have each entered into an agreement with BHR (the "Berthing Agreement") to use BHR Property for their respective gaming operations.

     The following represents selected financial information of BHR:

                                                                   JUNE 30, 1996    DECEMBER 31, 1995
                                                                   -------------    -----------------
BALANCE SHEET
Cash and cash equivalents.......................................      4,359,833         14,056,869
Property, equipment and construction in progress, net...........     76,673,514         32,603,593
Deferred pre-opening costs......................................             --            571,440
Total assets....................................................     82,672,643         47,231,902
Total liabilities...............................................      2,176,716          3,512,085
Capital contributions-The Majestic Star Casino, LLC.............     40,816,433         21,823,018
Total members' equity...........................................     80,495,927         43,719,817
INCOME STATEMENT
Gross revenue...................................................        959,140                 --
Gross profit....................................................        748,025                 --
Net income (loss)...............................................     (1,165,720)            73,781

6. CHARTER AGREEMENT:

     On August 17, 1995, the Company entered into a Charter Agreement ("Agreement") with New Yorker Acquisition Corporation ("Owner") and President Casino, Inc. for the purpose of leasing the Owner's casino gaming vessel together, with all improvements, furniture, fixtures and equipment.

     The charter became effective on May 3, 1996, and expires on May 3, 2001, subject to early termination options. Under the terms of the Agreement, the Company will pay the Owner $125,000 monthly for the first 24 months. The monthly rate for the final three years will be negotiated based on market rates. The Company is responsible for certain refurbishing and expenses to operate the vessel during the charter.

     As required by the Agreement, the Company has placed a security deposit in escrow with a financial institution. As of June 30, 1996 and December 31, 1995, the amount in escrow including accrued interest was $1,667,035 and $250,000. The security deposit is refundable pursuant to the terms of the escrow agreement.

7. LONG TERM DEBT:

Senior Secured Notes

     On May 22, 1996, the Company completed a private offering of $105,000,000 of Senior Secured Notes due May 15, 2003.

                         THE MAJESTIC STAR CASINO, LLC

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

7. LONG TERM DEBT -- CONTINUED
     The Senior Secured Notes bear interest at a fixed rate of 12.75% per annum payable May 15 and November 15 of each year commencing November 15, 1996. Contingent interest is payable on the Senior Secured Notes, on each such interest payment date, in an aggregate amount equal to 5.0% of the Company's Consolidated Cash Flow, as defined in the Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee, dated May 22, 1996 (the "Indenture"), for the six month period ending on March 31 or September 30 (each, a "Semiannual Period") most recently completed prior to such interest payment date, based on a maximum of $60.0 million of the Company's Consolidated Cash Flow during any two consecutive Semiannual Periods; provided that no Contingent interest shall be payable with respect to any period prior to the first day of the operation of the Majestic Star Casino. Under certain circumstances, the Company, at its option, may defer payment of all or a portion of any installment of contingent interest.

     A portion of the proceeds from the Senior Secured Notes will be used to construct a new casino vessel ("Permanent Vessel") to replace the Chartered Vessel.

     The Senior Secured Notes are secured by, among other things (i) a pledge of the Company's 50% membership interest in BHR, (ii) a collateral assignment of the Company's interest in the Berthing Agreement, (iii) a pledge of all funds in the collateral accounts into which the proceeds from the Senior Secured Notes were deposited pending their use and (iv) upon delivery of the Permanent Vessel to the Company, a duly perfected first preferred ship mortgage on such Permanent Vessel.

     The Indenture contains covenants, which among other things, restrict the Company's ability to (i) make certain distributions and payments, (ii) incur additional indebtedness, (iii) enter into transactions with affiliates, (iv) sell assets or stock, and (v) merge, consolidate or transfer substantially all of its assets.

     Holders of Senior Secured Notes are entitled to certain exchange rights under the terms of the Registration Rights Agreements (the "Agreement"). Pursuant to the Agreement, the Company has filed with the Securities and Exchange Commission a registration statement with respect to an issue of Senior Secured Notes of the Company registered under the Securities Act that are identical in all material respects to the Senior Secured Notes (the "Senior Exchange Notes") and, upon becoming effective, to offer the holders of the Senior Secured Notes the opportunity to exchange their Senior Secured Notes for a like principal amount of Senior Exchange Notes. The Company may be obligated to pay liquidated damages to holders of the Senior Secured Notes under certain circumstances if the Company is not in compliance with its registration obligations.

Equipment Financing

     At June 30, 1996, approximately $5.9 million of equipment financing was outstanding of which $2.1 represents current maturities of long-term debt. This debt, which carries an interest rate of 3% over prime, floating (prime was 8.25% at June 30, 1996), is secured by certain gaming equipment and the remaining balance will be repaid in equal monthly principal payments of approximately $175,000.

Note to Member

     At June 30, 1996, approximately $10.8 million was owed to a member of the Company. This note carries a floating interest rate (5.73% at June 30, 1996) and cannot be repaid, under the Indenture, until the completion of the Permanent Vessel. This note resulted from the conversion of capital contributions into debt on March 31, 1996.

                         THE MAJESTIC STAR CASINO, LLC

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

8. LETTER OF CREDIT/SURETY BOND:

     In May, 1996, the Company arranged for a $12.5 million five year surety bond (the "Bond") to be issued to the Commission. The Bond's primary purpose is to secure completion of the Company's off-site development obligations under the Development Agreement. To support the Company's obligations to the bonding company, the Company obtained a $3.5 million letter of credit from a bank to benefit the bonding company. The beneficial owner of the Company (the "Owner") guaranteed the Company's obligations to the bonding company under the Bond and to the bank under the $3.5 million letter of credit.

     If the Owner is required to make payments to the bank or the bonding company as a result of the guaranty, the Company will be obligated to reimburse the Owner for any such payments.

                      (This page intentionally left blank)

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                              FINANCIAL STATEMENTS
                     FOR THE PERIOD FROM SEPTEMBER 27, 1995
                           THROUGH DECEMBER 31, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
Buffington Harbor Riverboats, L.L.C.:

     We have audited the accompanying balance sheet of Buffington Harbor Riverboats, L.L.C. (a Delaware limited liability company) as of December 31, 1995, and the related statements of operations, members' capital and cash flows for the period from September 27, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buffington Harbor Riverboats, L.L.C. as of December 31, 1995, and the results of its operations and its cash flows for the period from September 27, 1995 through December 31, 1995 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Roseland, New Jersey
March 29, 1996

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                                 BALANCE SHEET
                               DECEMBER 31, 1995

ASSETS
Current Assets:
  Cash and cash equivalents (Note 2)...........................................   $14,056,869
Property, Plant and Equipment (Notes 2 and 3)..................................    32,603,593
Deferred Preopening Costs (Note 4).............................................       571,440
                                                                                  -----------
     Total assets..............................................................   $47,231,902
                                                                                  ===========
LIABILITIES AND MEMBERS' CAPITAL
Current Liabilities:
  Accounts payable.............................................................   $ 2,940,645
Deferred Rent Expense (Note 4).................................................       571,440
Commitments and Contingencies (Note 4)
Members' Capital...............................................................    43,719,817
                                                                                  -----------
     Total liabilities and members' capital....................................   $47,231,902
                                                                                  ===========

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                            STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM SEPTEMBER 27, 1995 THROUGH DECEMBER 31, 1995

Income:
  Interest income..............................................................   $    73,781
                                                                                  -----------
     Net income................................................................   $    73,781
                                                                                  ===========

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                         STATEMENT OF MEMBERS' CAPITAL
        FOR THE PERIOD FROM SEPTEMBER 27, 1995 THROUGH DECEMBER 31, 1995

                                                                MEMBER          NET
                                                             CONTRIBUTIONS    INCOME        TOTAL
                                                             -------------    -------    -----------
Balance, September 27, 1995...............................    $          0    $     0    $         0
  Capital contribution made by Trump Indiana, Inc.........      21,823,018          0     21,823,018
  Capital contribution made by The Majestic Star Casino,
     LLC..................................................      21,823,018          0     21,823,018
  Net income..............................................               0     73,781         73,781
                                                               -----------    -------    -----------
Balance, December 31, 1995................................    $ 43,646,036    $73,781    $43,719,817
                                                               ===========    =======    ===========

  The accompanying notes to financial statements are an integral part of these financial statement.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM SEPTEMBER 27, 1995 THROUGH DECEMBER 31, 1995

Cash flows from operating activities:
  Net income..................................................................   $     73,781
Cash flows from investing activities:
  Purchases of property, plant and equipment..................................    (29,662,948)
                                                                                 ------------
Cash flows from financing activities:
  Contributed capital --
     Trump Indiana, Inc. .....................................................     21,823,018
     The Majestic Star Casino, LLC............................................     21,823,018
                                                                                 ------------
       Net cash flow provided by financing activities.........................     43,646,036
                                                                                 ------------
       Net increase in cash and cash equivalents..............................     14,056,869
Cash and cash equivalents at September 27, 1995...............................              0
                                                                                 ------------
Cash and cash equivalents at December 31, 1995................................   $ 14,056,869
                                                                                 ============
Supplemental disclosure of noncash investing activities:
  Purchase of property, plant and equipment...................................   $  2,940,645
                                                                                 ============

  The accompanying notes to financial statements are an integral part of this statement.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND OPERATIONS:

     Trump Indiana, Inc. ("Trump Indiana") and The Majestic Star Casino, LLC ("Barden"), the two holders of certificates of suitability for the Gary, Indiana riverboat casinos formed Buffington Harbor Riverboats, L.L.C. ("BHR") on September 27, 1995 and have entered into an agreement (the "BHR Agreement") relative to the joint ownership, development and operation of all common land based and waterside operations in support of the Trump Indiana and Barden riverboat casinos. Under the BHR Agreement, BHR acquired property and is constructing common roadways, utilities and other infrastructure improvements on BHR's property. Trump and Barden shall contribute one-half of the costs required pursuant to the BHR Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property, Plant and Equipment -- Property, plant and equipment is carried at cost. Substantially all of the property and equipment represent construction in progress; accordingly no depreciation has been recorded for the period from September 27, 1995 through December 31, 1995.

     Income Taxes -- BHR makes no provision for income taxes since taxable income is allocated to the members for inclusion in their respective income tax returns.

     Long-Lived Assets -- During 1995, BHR adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS No. 121"). SFAS No. 121 requires, among other things, that an entity review its long-lived and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists, if, at a minimum the future expected cash flows (undiscounted and without interest charges) from an entity's operations are less than the carrying value of these assets. As a result of its review, BHR does not believe that any impairment exists in the recoverability of its long-lived assets.

     Statement of Cash Flows -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less at the time of acquisition to be cash equivalents.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment is comprised of the following as of December 31, 1995 --

        Land and land improvements.......................................   $22,988,872
        Building.........................................................     1,435,684
        Harbor improvements..............................................     8,179,037
                                                                            -----------
             Total property, plant and equipment.........................   $32,603,593
                                                                            ===========

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                               DECEMBER 31, 1995

4. COMMITMENTS AND CONTINGENCIES

     Indiana Gaming Regulations -- The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act ("Act") and the administrative rules promulgated thereunder. The Indiana Gaming Commission ("IGC") is empowered to administer, regulate and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming and nongaming related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations and to approve the form of ownership and financial structure of not only riverboat owner and supplier licensees, but also their entity qualifiers and intermediary and holding companies. Indiana is a new jurisdiction and the emerging regulatory framework is not yet complete. The IGC has adopted certain final rules and has published others in proposed or draft form which are proceeding through the review and final adoption process. The IGC also has indicated its intent to publish additional proposed rules in the future. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of currently new rules might have on the operations of BHR, Trump Indiana and Barden.

     Leases -- BHR has entered into, or has been assigned, a number of agreements with Lehigh Portland Cement Co. ("Lehigh Cement"), whereby BHR, among other things, has leased certain property which is integral to the gaming operations of Trump Indiana and Barden. The lease places certain restrictions on the use of the harbor by the riverboats of Barden and Trump Indiana and requires the reimbursement of certain costs which may be incurred by Lehigh Cement. The lease is rent free through December 29, 1997 and subject to obtaining the necessary regulatory permits, the lease will be extended beyond December 29, 1997 until December 31, 2005. BHR will be required to pay $125,000 per month beginning in January, 1998. Minimum rental commitments under noncancelable operating leases are as follows --

        YEARS ENDED DECEMBER 31 --
        ---------------------------
             1996........................................................   $         0
             1997........................................................             0
             1998........................................................     1,500,000
             1999........................................................     1,500,000
             2000........................................................     1,500,000
             Thereafter..................................................     7,500,000
                                                                            -----------
                                                                            $12,000,000
                                                                            ===========

     BHR has entered into a number of contracts for improvements to be made to its property at Buffington Harbor.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                              FINANCIAL STATEMENTS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995
                  AND FOR THE QUARTER AND THE SIX MONTHS ENDED
                          JUNE 30, 1996 AND THE PERIOD
                            ENDED DECEMBER 31, 1995

                         INDEX TO FINANCIAL STATEMENTS

CONTENTS                                                                                PAGES
Financial Statements:
  Balance Sheets as of June 30, 1996 and December 31, 1995...........................   F-28
  Statements of Income for the quarter and six months ended June 30, 1996............   F-29
  Statements of Changes in Members' Equity for the six months ended June 30, 1996 and
     for the period ended December 31, 1995..........................................   F-30
  Statement of Cash Flows for the six months ended June 30, 1996.....................   F-31
  Notes to Financial Statements for the six months ended June 30, 1996...............   F-32

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                                 BALANCE SHEETS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995

                                                                   JUNE 30, 1996    DECEMBER 31, 1995
                                                                    (unaudited)         (audited)
                                                                   -------------    -----------------
ASSETS
Current assets
  Cash and cash equivalents.....................................    $  4,359,833       $14,056,869
  Accounts receivable...........................................         407,803                --
  Inventory.....................................................         263,139                --
  Prepaids......................................................          30,277                --
                                                                     -----------       -----------
       Total current assets.....................................       5,061,052        14,056,869
                                                                     -----------       -----------
Property and equipment, net.....................................      76,673,514        32,603,593
Deferred assets.................................................              --           571,440
Other assets....................................................         938,077                --
                                                                     -----------       -----------
       Total assets.............................................    $ 82,672,643       $47,231,902
                                                                     ===========       ===========
LIABILITIES
Current liabilities
  Accounts payable..............................................    $    430,170       $ 2,940,645
  Accrued liabilities...........................................         395,460                --
                                                                     -----------       -----------
       Total current liabilities................................         825,630         2,940,645
                                                                     -----------       -----------
Deferred rent expense...........................................       1,142,880           571,440
Deferred income.................................................         208,206                --
                                                                     -----------       -----------
       Total liabilities........................................       2,176,716         3,512,085
                                                                     -----------       -----------
MEMBERS' EQUITY
Capital contributions...........................................      81,587,866        43,646,036
Retained earnings (Deficit).....................................      (1,091,939)           73,781
                                                                     -----------       -----------
       Total members' equity....................................      80,495,927        43,719,817
                                                                     -----------       -----------
  Total liabilities and members' equity.........................    $ 82,672,643       $47,231,902
                                                                     ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                              STATEMENTS OF INCOME
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 1996

                                                                         FOR THE        FOR THE SIX
                                                                      QUARTER ENDED    MONTHS ENDED
                                                                      JUNE 30, 1996    JUNE 30, 1996
                                                                       (unaudited)      (unaudited)
                                                                      -------------    -------------
REVENUE
Food revenue.......................................................    $    267,546     $    267,546
Beverage revenue...................................................          32,583           32,583
Valet revenue......................................................          25,056           25,056
Berthing income....................................................         600,000          600,000
Other income.......................................................          33,955               --
                                                                        -----------      -----------
     Total revenue.................................................         959,140          959,140
                                                                        -----------      -----------
COST OF GOODS SOLD
Cost of goods sold -- food.........................................         202,970          202,970
Cost of goods sold -- beverage.....................................           8,145            8,145
                                                                        -----------      -----------
     Total cost of goods sold......................................         211,115          211,115
                                                                        -----------      -----------
Gross profit.......................................................         748,025          748,025
                                                                        -----------      -----------
OPERATING EXPENSES
Salaries and wages.................................................         491,655          491,655
Preopening expenses and other expenses.............................       1,345,086        1,345,086
                                                                        -----------      -----------
     Total operating expenses......................................       1,836,741        1,836,741
                                                                        -----------      -----------
Operating loss.....................................................      (1,088,716)      (1,088,716)
DEPRECIATION AND AMORTIZATION......................................         261,030          261,030
                                                                        -----------      -----------
Net operating loss, before interest and taxes......................      (1,349,746)      (1,349,746)
OTHER INCOME
Interest Income....................................................          95,600          184,026
                                                                        -----------      -----------
Net loss...........................................................    $ (1,254,146)    $ (1,165,720)
                                                                        ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND FOR THE PERIOD ENDED DECEMBER 31,
                                      1995

                                                        CAPITAL            RETAINED              TOTAL
                                                     CONTRIBUTIONS    EARNINGS/(DEFICIT)    MEMBERS' EQUITY
                                                     -------------    ------------------    ---------------
Balance, September 27, 1995.......................    $         --       $         --         $        --
  Capital contributions made by Trump Indiana,
     Inc. ........................................      21,823,018                             21,823,018
  Capital contributions made by The Majestic Star
     Casino, LLC..................................      21,823,018                             21,823,018
  Net Income......................................                             73,781              73,781
                                                       -----------        -----------         -----------
Balance, December 31, 1995 (audited)..............      43,646,036             73,781          43,719,817
  Capital contributions made by Trump Indiana,
     Inc. ........................................      18,993,415                             18,993,415
  Capital contributions made by The Majestic Star
     Casino, LLC..................................      18,948,415                             18,948,415
  Net Loss........................................                         (1,165,720)         (1,165,720)
                                                       -----------        -----------         -----------
Balance, June 30, 1996 (unaudited)................    $ 81,587,866       $ (1,091,939)        $80,495,927
                                                       ===========        ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                            STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                                  FOR THE SIX
                                                                                 MONTHS ENDED
                                                                                 JUNE 30, 1996
                                                                                  (unaudited)
                                                                                 -------------
NET LOSS......................................................................   $  (1,165,720)
Depreciation and amortization.................................................         261,030
Change in --
  Accounts receivable.........................................................        (407,803)
  Inventory...................................................................        (263,139)
  Prepaids....................................................................         (30,277)
  Deferred Preopening.........................................................         571,440
  Other assets................................................................        (938,077)
  Accounts payables...........................................................      (2,510,475)
  Accrued Liabilities.........................................................         395,460
  Other Liabilities...........................................................         779,646
                                                                                  ------------
       Cash flows provided by (used in) operating activities..................      (3,307,915)
                                                                                  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment............................................     (44,330,952)
                                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital --
  Trump Indiana, Inc. ........................................................      18,948,415
  Majestic Star Casino, LLC...................................................      18,993,415
                                                                                  ------------
       Cash flows provided by financing activities............................      37,941,831
                                                                                  ------------
       Net increase in cash and cash equivalents..............................      (9,697,036)
                                                                                  ------------
Cash and cash equivalents, beginning of period................................      14,056,869
                                                                                  ------------
Cash and cash equivalents, end of period......................................   $   4,359,833
                                                                                  ============

   The accompanying notes are an integral part of these financial statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

1. ORGANIZATION AND OPERATIONS:

     The accompanying unaudited interim financial statements of Buffington Harbor Riverboats, L.L.C. ("BHR") have been prepared in accordance with generally accepted accounting principles, except that certain information and footnote disclosures normally included in financial statements have been condensed or omitted. In the opinion of management, the accompanying unaudited interim financial statements contain all of the adjustments (consisting of normal recurring adjustments) which are necessary for the fair presentation of the results of the interim period. The results of operations for any interim period are not necessarily indicative of results of operations for a full year.

     Trump Indiana, Inc. ("Trump Indiana") and The Majestic Star Casino, LLC ("Barden"), the two license holders for the Gary, Indiana riverboat casinos formed Buffington Harbor Riverboats, L.L.C. ("BHR") on September 27, 1995 and have entered into an agreement (the "BHR Agreement") relative to the joint ownership, development and operation of all common land based and waterside operations in support of the Trump Indiana and Barden riverboat casinos. Under the BHR Agreement, BHR acquired property and is constructing common roadways, utilities and other infrastructure improvements on BHR's property. Trump and Barden shall contribute one-half of the costs required pursuant to the BHR Agreement. BHR commenced operations in June 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- The Company considers cash equivalents to include short-term investments with original maturities of ninety days or less.

     Inventories -- are stated at the lower of cost or market, cost being determined principally on a first in, first out basis.

     Property, Plant and Equipment -- Property, plant and equipment is carried at cost. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposals are recognized when incurred.

     Income Taxes -- BHR makes no provision for income taxes since taxable income is allocated to the members for inclusion in their respective income tax returns.

     Long-Lived Assets -- During 1995, BHR adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS No. 121"). SFAS No. 121 requires, among other things, that an entity review its long-lived and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment of long-lived assets exists, if, at a minimum the future expected cash flows (undiscounted and without interest charges) from an entity's operations are less than the carrying value of these assets. As a result of its review, BHR does not believe that any impairment exists in the recoverability of its long-lived assets.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     Statement of Cash Flows -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less at the time of acquisition to be cash equivalents.

3. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment is comprised of the following as of June 30, 1996:

        Land and land improvements.......................................   $22,988,872
        Building.........................................................    14,427,693
        Harbor Improvements..............................................    12,146,389
        Barge............................................................     2,385,358
        Furniture and Equipment..........................................     4,917,815
        Other Improvements...............................................    20,068,417
        Accumulated Depreciation.........................................      (261,030)
                                                                            -----------
                                                                            $76,673,514
                                                                            ===========

4. COMMITMENTS AND CONTINGENCIES:

     Indiana Gaming Regulations -- The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act ("Act") and the administrative rules promulgated thereunder. The Indiana Gaming Commission ("IGC") is empowered to administer, regulate and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming and nongaming related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations and to approve the form of ownership and financial structure of not only riverboat owner and supplier licensees, but also their entity qualifiers and intermediary and holding companies. Indiana is a new jurisdiction and the emerging regulatory framework is not yet complete. The IGC has adopted certain final rules and has published others in proposed or draft form which are proceeding through the review and final adoption process. The IGC also has indicated its intent to publish additional proposed rules in the future. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of currently new rules might have on the operations of BHR, Trump Indiana and Barden.

     Leases -- BHR has entered into, or has been assigned, a number of agreements with Lehigh Portland Cement Co. ("Lehigh Cement"), whereby BHR, among other things, has leased certain property which is integral to the gaming operations of Trump Indiana and Barden. The lease places certain restrictions on the use of the harbor by the riverboats of Barden and Trump Indiana and requires the reimbursement of certain costs which may be incurred by Lehigh Cement. The lease is rent free through December 29, 1997 and subject to obtaining the necessary regulatory permits, the lease will be extended beyond December 29, 1997 until

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

4. COMMITMENTS AND CONTINGENCIES -- CONTINUED
December 31, 2005. BHR will be required to pay $125,000 per month beginning in January, 1998. Minimum rental commitments under noncancelable operating leases are as follows --

        PERIOD ENDED JUNE 30, 1996 --
        -----------------------------
             1996........................................................   $         0
             1997........................................................             0
             1998........................................................     1,500,000
             1999........................................................     1,500,000
             2000........................................................     1,500,000
             Thereafter..................................................     7,500,000
                                                                            -----------
                                                                            $12,000,000
                                                                            ===========

     BHR has entered into a number of contracts for improvements to be made to its property at Buffington Harbor.

                      (This page intentionally left blank)

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                             PAGE
Prospectus Summary........................     4
Risk Factors..............................    12
The Exchange Offer........................    20
Use of Proceeds...........................    28
Capitalization............................    29
Selected Financial Data...................    30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................    31
Business..................................    35
Material Agreements.......................    42
Regulation................................    46
Management................................    48
Certain Transactions......................    50
Principal Security Holders................    51
Description of Senior Notes...............    52
Senior Notes -- Registration Rights.......    89
Material Federal Income Tax
  Considerations..........................    91
Plan of Distribution......................    92
Legal Matters.............................    93
Experts...................................    93
Index to Audited Financial Statements.....   F-2
Index to Financial Statements.............   F-10
Audited Financial Statements of Buffington
  Harbor Riverboats, L.L.C. ..............   F-21
Unaudited Financial Statements of
  Buffington Harbor Riverboats, L.L.C. ...   F-27

                               ------------------

    UNTIL JANUARY 2, 1997 (90 CALENDAR DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SENIOR EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               THE MAJESTIC STAR
                                  CASINO, LLC

                                  $105,000,000

                     12 3/4% SENIOR EXCHANGE SECURED NOTES
                                    DUE 2003
                            WITH CONTINGENT INTEREST
                                   PROSPECTUS
                                October 4, 1996